Exhibit 10.54

SALE, PURCHASE AND ESCROW AGREEMENT

BETWEEN

BROOKFIELD DB INC. (Seller)

AND

KBS CAPITAL ADVISORS LLC (Purchaser)

AND

COMMONWEALTH LAND TITLE INSURANCE COMPANY (Escrow Agent)

THE SUBMISSION OF THIS DOCUMENT FOR EXAMINATION, NEGOTIATION AND SIGNATURE DOES NOT CONSTITUTE AN OFFER TO SELL, OR A RESERVATION OF, OR AN OPTION FOR THE PROPERTY. THIS DOCUMENT SHALL NOT BE BINDING OR IN EFFECT UNTIL AT LEAST ONE COUNTERPART, DULY EXECUTED BY ALL PARTIES, HAS BEEN DELIVERED TO PURCHASER AND SELLER.

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8.3	Recorded Documents	15
8.4	All Other Documents	15

ARTICLE IX RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION		15

9.1	Return of Seller’s Documents	15
9.2	Return of Purchaser’s Documents	16
9.3	Deposit	16
9.4	Disbursement of Deposit	16
9.5	No Effect on Rights of Parties; Survival	16

ARTICLE X DEFAULT		17

10.1	Seller’s Remedies	17
10.2	Purchaser’s Remedies	18

ARTICLE XI REPRESENTATIONS AND WARRANTIES		18

11.1	Seller’s Warranties and Representations	18
11.2	Purchaser’s Warranties and Representations	20
11.3	No Other Warranties and Representations	21

ARTICLE XII CASUALTY AND CONDEMNATION		23

ARTICLE XIII CONDUCT PRIOR TO CLOSING		23

13.1	Conduct	23
13.2	Actions Prohibited	23
13.3	Modification of Existing Leases and Contracts	24
13.4	New Leases and Contracts	24
13.5	Confidentiality	25
13.6	Right to Cure	25

ARTICLE XIV NOTICES		26

ARTICLE XV TRANSFER OF POSSESSION		28

15.1	Transfer of Possession	28
15.2	Delivery of Documents at Closing	28

ARTICLE XVI GENERAL PROVISIONS		28

16.1	Captions	28
16.2	Exhibits	28
16.3	Entire Agreement	28
16.4	Modification	28
16.5	Attorneys’ Fees	28

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16.6	Governing Law	28
16.7	Time of Essence	29
16.8	Survival of Warranties	29
16.9	Assignment by Purchaser	29
16.10	Severability	29
16.11	Successors and Assigns	29
16.12	Interpretation	29
16.13	Counterparts	30
16.14	Recordation	30
16.15	Limitation on Liability	30
16.16	Business Day; Time	30
16.17	Waiver of Jury Trial	30
16.18	Disclosures	31
16.19	Removal of Certain Signage	31

ARTICLE XVII ESCROW AGENT DUTIES AND DISPUTES		31

17.1	Other Duties of Escrow Agent	31
17.2	Disputes	31
17.3	Reports	32

EXHIBITS AND SCHEDULES

EXHIBIT A	--	Description of Land
EXHIBIT B	--	Form of Tenant Estoppel Certificate
EXHIBIT C	--	Assignment and Assumption of Leases, Contracts and Other Property Interests
EXHIBIT D	--	Form of Bill of Sale
EXHIBIT E	--	Leases
EXHIBIT F	--	Contracts
EXHIBIT G	--	Form of Notice to Tenants
EXHIBIT H	--	FIRPTA Affidavit
EXHIBIT I	--	Form of Deed
EXHIBIT J	--	Declaration of Easements and Covenants
EXHIBIT K	--	Form of Title Affidavit
EXHIBIT L	--	Personal Property
EXHIBIT M	--	Skyway Agreements
EXHIBIT N	--	Form of Skyway/Easement Estoppel
EXHIBIT O	--	Tenant Improvement Costs, Rent Abatements after Closing, and Other Charges
SCHEDULE 5.1 --		Due Diligence Materials

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INDEX OF DEFINED TERMS

Term	Section

Assignment of Leases and Contracts	4.1.2
Bill of Sale	4.1.3
Broker	11.1.1
Building	1.1
Closing	6.1
Contracts	4.2.2
Deed	4.2.1
Deposit	2.1.1
Escrow Agent	Introduction
Final Closing Date	6.1
Investigation Period	5.3.2
Land	1.1
Leases	1.1
Office Improvements	1.1
Office Parcel	1.1
Permitted Encumbrances	4.2.1
Personal Property	1.1
Project	1.1
Property	1.1
Proprietary Information	13.5
Purchase Price	2.1
Purchaser	Introduction
Real Property	1.1
Seller	Introduction
Survey	1.1
Tenant Payments	7.1.1
Title Company	3.1.3
Title Objections	5.3.1
Title Policy	3.1.3
Title Report	1.1

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SALE, PURCHASE AND ESCROW AGREEMENT

This Agreement, dated as of December 20, 2012 (the “Effective Date”), is made by and between BROOKFIELD DB INC., a Minnesota corporation (“Seller”), and KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (“Purchaser”) and constitutes (i) a contract of sale and purchase between the parties and (ii) an escrow agreement among Seller, Purchaser and COMMONWEALTH LAND TITLE INSURANCE COMPANY (“Escrow Agent”), the consent of which appears at the end hereof.

RECITALS

Seller desires to sell and Purchaser now desires to purchase all of Seller’s right, title and interest in and to the Property, upon the terms and covenants and subject to the conditions set forth below.

NOW, THEREFORE, Seller and Purchaser hereby agree as follows:

ARTICLE I

1.1        Certain Definitions.  The following terms have the following meanings in this Agreement:

(a)	“Building” means the improvements currently located on the Land. For the avoidance of doubt, the Building does not include the North Parcel Improvements.

(b)	“Contracts” has the meaning set forth in Section 4.2.2.

(c)	“Land” means the real property described on Exhibit A attached hereto, located at 60 South Sixth Street, Minneapolis, Minnesota 55402, together with all rights, privileges, easements, rights of way, appurtenances benefiting such Land and/or the Building, used or connected with the beneficial use or enjoyment of such Land and/or the Building. For the avoidance of doubt, the Land does not include the North Parcel.

(d)	“Leases” means all (i) leases, licenses, occupancy agreements and amendments and guarantees thereof covering all or a portion of the Land or the Building enumerated in Exhibit E, and (ii) leases, licenses, occupancy agreements and amendments and guarantees thereof executed in accordance with this Agreement after the date hereof.

(e)	“North Parcel” means Tracts E and F of Registered Land Survey No. 1797, Hennepin County, Minnesota.

(f)	“North Parcel Improvements” means all improvements located on the North Parcel.

(g)	“Office Improvements” means all improvements located on the Office Parcel.

(h)	“Office Parcel” means Tracts C, G, H, I and J of Registered Land Survey No. 1797, Hennepin County, Minnesota.

(i)	“Parking Improvements” means all improvements located on the Parking Parcel.

(j)	“Parking Parcel” means Tracts A and B of Registered Land Survey No. 1797, Hennepin County, Minnesota.

(k)	“Personal Property” means any of the following related exclusively to the Real Property: (i) governmental permits and approvals, (ii) contractual rights and other intangible assets, (iii) all furniture, fixtures, equipment, appliances, and personal property now located in or on the Real Property and used in connection with the management and operation of Real Property, and (iv) other items of tangible personal property which are located on the Real Property and used by Seller in connection with the operation and maintenance thereof, including without limitation the items identified on Exhibit L attached hereto. Notwithstanding the foregoing, and subject to the provisions of Section 16.19 below, Personal Property shall not include any of Seller’s right, title and interest in and to the names “Gaviidae”, “Gaviidae Common”, “Gaviidae II” or similar names, all of which are specifically reserved by Seller.

(l)	“Project” means the Land and the Building collectively.

(m)	“Property” means the Real Property and the Personal Property.

(n)	“Real Property” means the Office Parcel, Office Improvements, Parking Parcel, Parking Improvements, Retail Parcel and Retail Improvements.

(o)	“Retail Improvements” means all improvements located on the Retail Parcel, and specifically excluding the North Parcel Improvements.

(p)	“Retail Parcel” means Tract D of Registered Land Survey No. 1797, Hennepin County, Minnesota, and specifically excluding the North Parcel.

(q)	“Skyway Agreements” means the agreements described on Exhibit M attached hereto.

(r)	“Survey” means the most recent survey of the Project prepared by a licensed surveyor, to the extent in Seller’s possession.

(s)	“Title Report” means collectively, the current title insurance commitment (No. 233842) issued by the Title Company with a Commitment Effective Date of November 15, 2012 at 7:00 A.M., covering the Real Property, together with copies of all documents referred to as exceptions therein.

ARTICLE II

PURCHASE PRICE

2.1        Price.  In consideration of the covenants herein contained, Seller hereby agrees to sell and Purchaser hereby agrees to purchase the Property for a total purchase price of One Hundred Twenty-Seven Million, Seven Hundred Fifty Thousand Dollars ($127,750,000) (the “Purchase Price”), which shall be paid by Purchaser as follows:

2.1.1    Deposit.  Purchaser has delivered concurrently with its execution of this Agreement, or will deliver within three (3) business days following the Effective Date, to Escrow Agent by bank wire of immediately available funds the sum of One Million and No/100 Dollars ($1,000,000.00) (the “Deposit”).

2.1.2    Supplemental Deposit.  Unless Purchaser gives written notice on or before January 11, 2013, terminating this Agreement in accordance with Section 5.3.2 of this Agreement, Purchaser will, on or before January 14, 2013, deliver to Escrow Agent by bank wire of immediately available funds the sum of Four Million and No/100 Dollars ($4,000,000.00) (together with any interest earned thereon, the “Supplemental Deposit”). The Supplemental Deposit shall be added to and be treated as part of the Deposit for all purposes of this Agreement; for the avoidance of doubt, once the Supplemental Deposit has been paid as aforesaid, each reference in this Agreement to the “Deposit” shall mean and include the Deposit described in Section 2.1.1, as increased by the Supplemental Deposit.

2.1.3    Balance of Purchase Price.  Purchaser shall, on or prior to 12:01 p.m. on the date of Closing (as defined in Section 6.1), deliver to Escrow Agent, by bank wire transfer of immediately available funds, a sum equal to the balance of the Purchase Price, subject to all the terms and conditions of this Agreement. The balance of the Purchase Price received by Seller at Closing shall be adjusted to reflect prorations and other adjustments pursuant to Section 7.1 and Section 2.3.

Seller and Purchaser agree that no portion of the Purchase Price shall be allocated to the Personal Property.

2.2        Investments.  Following the collection of the Deposit, Escrow Agent shall, at the direction of Purchaser, invest the Deposit in:

(i)         obligations of the United States government, its agencies or independent departments;

(ii)        certificates of deposit issued by a banking institution with assets in excess of $1 billion and with which Escrow Agent has a substantial banking relationship; or

(iii)       an interest-bearing account of a banking institution with assets in excess of $1 billion and with which Escrow Agent has a substantial banking relationship.

No investment of the Deposit shall have a maturity date beyond the Final Closing Date (as defined in Section 6.1).

2.3        Interest on the Deposit.  Any interest earned on the Deposit shall be credited and delivered to the party receiving the Deposit, provided, however, that if the transaction closes, at Closing any interest earned on the Deposit shall be credited to Purchaser by applying the same against the Purchase Price.

ARTICLE III

CONDITIONS TO THE PARTIES’ OBLIGATIONS

3.1        Conditions to Purchaser’s Obligation to Purchase.  Purchaser’s obligation to purchase the Property is expressly conditioned upon the satisfaction of each of the following conditions:

3.1.1    Performance by Seller.  Performance in all material respects of the obligations and covenants of, and deliveries required of, Seller hereunder.

3.1.2    Delivery of Title and Possession.  Delivery at the Closing of (i) the Deed (as defined in Section 4.2.1) and (ii) possession as provided in Section 15.1.

3.1.3    Title Insurance.  Delivery at the Closing of the standard current form of American Land Title Association (ALTA) owner’s policy of title insurance (the “Title Policy”), or an irrevocable commitment to issue the same, with liability in the amount of the Purchase Price issued by Commonwealth Land Title Insurance Company (the “Title Company”), insuring that fee title to the Real Property vests in Purchaser subject to the Permitted Encumbrances (as defined in Section 4.2.1). However, this condition shall be deemed satisfied if the Title Policy is not issued for reason of Purchaser’s failing to satisfy Title Company requirements (not including Title Company requirements relating to the delivery of documents and instruments which it is Seller’s obligation to deliver under the terms of this Agreement) or Purchaser imposing additional requirements or conditions. At its option, Purchaser may direct the Title Company to issue additional title insurance endorsements if Purchaser pays for the extra cost of such additional endorsements, provided that the Title Company’s failure to issue any such additional endorsements shall not affect Purchaser’s obligations under this Agreement.

3.1.4    Tenant Estoppels.  Purchaser shall have received executed estoppel certificates, materially in the form of Exhibit B or such other form as is specified in the applicable Lease and consistent with the tenant’s obligations thereunder, from tenants occupying a minimum of 80% of the rentable square feet of the Office Improvements, including estoppel certificates from the following tenants: RBC Capital Markets, Martin Williams, Fish & Richardson, Starquest Securities, and Stifel Financial. Seller shall provide Purchaser with the final version of the estoppel certificates to be sent to tenants within five (5) business days after the date hereof, and Purchaser shall thereafter have two (2) business days to approve such estoppel certificates (and if not approved within such two (2) business day period, the estoppel certificates will be deemed approved).

After Purchaser’s explicit or deemed approval of the estoppel certificates, Seller shall promptly send such estoppel certificates to the applicable tenants. Any such estoppel certificate shall be accepted as long as it (i) does not indicate the continuing existence of an actual default of Seller as landlord under the applicable Lease, and (ii) does not (A) contain material changes from the final version approved by Purchaser if such estoppel certificate is based on the form attached hereto as Exhibit B, or (B) reflect any material deviation from the economic terms described in the final version approved by Purchaser, if such estoppel certificate is not based upon the form attached hereto as Exhibit B, but is instead based upon such other form as is specified in the applicable Lease. Seller and Purchaser agree that any changes made by a tenant to an estoppel certificate as to the term of the applicable Lease, the amount of rent payable by the tenant under the applicable Lease, or the amount of any tenant improvement allowance payable by landlord under the applicable Lease would constitute a “material change” or a “material deviation” from the final version of the estoppel certificate approved by Purchaser as to such tenant. Seller shall use commercially reasonable efforts to obtain signed estoppel certificates from all tenants; provided, however, that the receipt of estoppel certificates from tenants beyond the minimum threshold set forth above shall not be a condition to Purchaser’s obligations under this Agreement.

3.1.5    Skyway and Easement Estoppels.  Seller shall request estoppel certificates from each counterparty to (i) a Skyway Agreement, and (ii) any reciprocal easement agreement, access agreement or similar instrument affecting the Real Property (collectively, the “Easement Agreements”), all materially in the form of Exhibit N. Seller shall use commercially reasonable efforts to obtain such estoppel certificates, but receipt of such estoppel certificates by Purchaser shall not be a condition to Purchaser’s obligations under this Agreement. Seller shall provide Purchaser with the final version of the estoppel certificates to be sent to counterparties within five (5) business days after the date hereof, and Purchaser shall thereafter have two (2) business days to approve such estoppel certificates (and if not approved within such two (2) business day period, the estoppels certificates will be deemed approved). After Purchaser’s explicit or deemed approval, Seller shall promptly send the estoppel certificates to the applicable counterparties. Any such estoppel certificate shall be accepted as long as it (i) does not indicate the continuing existence of an actual material default of Seller as party under the applicable agreement, and (ii) does not contain material changes from the final version approved by Purchaser. If any counterparty to a Skyway Agreement or Easement Agreement shall fail to deliver an estoppel certificate, Seller shall deliver at Closing an estoppel certificate(s), dated as of the Closing Date, confirming that, with respect to such Skyway Agreement or Easement Agreement, (i) there exists no material default on the part of Seller thereunder, (ii) to Seller’s knowledge, there exists no material default on the part of the counterparty thereunder (or, if a material default is known to Seller, a description thereof), (iii) it is in full force and effect, and (iv) there are no amounts due and owing from Seller thereunder.

3.1.6    Seller’s Representations.  The representations and warranties by Seller set forth in Section 11.1 being true and correct in all material respects as of the Closing except as modified by notice (in accordance with Section 11.1) to which Purchaser does not object in writing by the later of (i) three business days after receipt thereof or (ii) the end of the Investigation Period. For the avoidance of doubt, if (A) Seller modifies any of said representations or warranties by notice (in accordance with Section 11.1), and (B) Purchaser objects in writing to such modification within the period specified in the preceding sentence, then the condition to Closing contained in this Section 3.1.6 will not be satisfied, and Purchaser will have no obligation to purchase the Property and may terminate this Agreement and be entitled to the return of the Deposit.

3.1.7    Performance by DB Holdings, Inc.  Performance in all material respects of the obligations and covenants of, and deliveries required of, DB Holdings, Inc., a Minnesota corporation, as set forth in that certain Joinder and Agreement of Fee Owner attached to this Agreement.

3.2        Conditions to Seller’s Obligation to Sell.  Seller’s obligation to sell the Property is expressly conditioned upon the satisfaction of each of the following conditions:

3.2.1    Performance by Purchaser.  Performance in all material respects of the obligations and covenants of, and deliveries required of, Purchaser hereunder.

3.2.2    Receipt of Purchase Price.  Receipt of the Purchase Price and any adjustments due Seller under Article VII at the Closing in the manner herein provided.

ARTICLE IV

PURCHASER’S DELIVERIES AND SELLER’S DELIVERIES TO ESCROW AGENT

4.1        Purchaser’s Deliveries.  Purchaser shall, on or before the business day immediately prior to Closing, deliver to Escrow Agent each of the following (except for the Purchase Price, which shall be delivered at Closing):

4.1.1    Purchase Price.  The Purchase Price as set forth in Article II.

4.1.2    Assignment of Leases and Contracts.  Four (4) executed counterparts of the Assignment and Assumption of Leases, Contracts and Other Property Interests (the “Assignment of Leases and Contracts”) in the form of Exhibit C.

4.1.3    Bill of Sale.  Four (4) executed counterparts of a bill of sale (the “Bill of Sale”) in the form of Exhibit D.

4.1.4    Closing Statement.  An executed settlement statement reflecting the prorations and adjustments required under Article VII.

4.1.5    Closing Documents.  Any incidental tax forms, recordation forms, 1099s or other documents as the Title Company may request to consummate the transaction contemplated by this Agreement, and to which Purchaser has no reasonable objection.

4.1.6    Cash – Prorations.  The amount, if any, required of Purchaser under Article VII.

4.1.7    Bring-Down Certificate.  A certificate of Purchaser certifying that, except to the extent the express terms of this Agreement permit otherwise, the representations and warranties of Purchaser set forth herein are true and correct in all material respects as of the Closing Date, as if remade anew as of the Closing Date.

4.2        Seller’s Deliveries.  Seller shall, on or before the business day immediately prior to Closing, deliver to Escrow Agent each of the following:

4.2.1    Deed.  A limited warranty deed (the “Deed”) in the form of Exhibit I with respect to the Real Property, executed and acknowledged by Seller, pursuant to which Seller shall convey title to the Real Property subject to the following (collectively, the “Permitted Encumbrances”):

 (a)        Non-delinquent real property taxes and all assessments and unpaid installments thereof which are not delinquent.

 (b)        The Leases, and the rights of tenants thereunder without any right to purchase all or a portion of the Real Property.

 (c)        The Declaration of Easements and Covenants (the “Project Declaration”), substantially in the form attached hereto as Exhibit J; the Project Declaration will be recorded against the Project prior to Closing.

 (d)        Any other lien, encumbrance, easement or other exception or matter voluntarily imposed or consented to by Purchaser in writing prior to or as of the Closing.

 (e)        All exceptions (including printed exceptions) to title contained or disclosed in the Title Report (as defined in Section 5.1.1) other than Title Objections (as defined in Section 5.3.1) identified within time periods allowed under this Agreement and not thereafter waived or deemed waived by Purchaser, but excluding, in all events, any mortgages or security agreements executed or assumed by Seller and any mechanic’s liens (unless arising from or caused by Purchaser’s or its agent’s inspection of the Property).

 (f)        All matters, rights and interests that would be discovered by a thorough inspection or professional survey of the Property, but excluding any mechanic’s liens unless arising from or caused by Purchaser’s or its agent’s inspection of the Property.

4.2.2    Assignment of Leases and Contracts.  Four (4) executed counterparts of the Assignment of Leases and Contracts in the form of Exhibit C. Promptly after Closing, and outside of the closing escrow, Seller shall deliver to Purchaser or Purchaser’s designee all original executed Leases (or copies) and copies of the service contracts, equipment leases, maintenance agreements and other contracts affecting the Property enumerated in Exhibit F (collectively, the “Contracts”) assigned thereby.

4.2.3    Bill of Sale.  Four (4) executed counterparts of the Bill of Sale, transferring the Personal Property from Seller to Purchaser. In addition, at the Closing, Seller shall deliver to Purchaser the Personal Property, including all keys, combinations and codes to all locks on the Real Property.

4.2.4    Notices to Tenants.  A notice signed by Seller (or Seller’s manager for the Improvements) addressed to the tenants under the Leases in the form of Exhibit G.

4.2.5    FIRPTA Affidavit.  Four (4) executed copies of an affidavit in the form of Exhibit H with respect to the Foreign Investment in Real Property Tax Act.

4.2.6    Title Affidavit.  A title affidavit in the form attached hereto as Exhibit K.

4.2.7    Closing Statement.  An executed settlement statement reflecting the prorations and adjustments required under Article VII.

4.2.8    Closing Documents.  Any incidental tax forms, recordation forms, 1099s or other documents as may be reasonably required by the Title Company may request to consummate the transaction contemplated by this Agreement, and to which Seller has no reasonable objection.

4.2.9    Cash – Prorations.  The amount, if any, required of Seller under Article VII.

4.2.10  Bring-Down Certificate.  A certificate of Seller certifying that, except to the extent the express terms of this Agreement permit otherwise, the representations and warranties of Seller set forth herein are true and correct in all material respects as of the Closing Date, as if remade anew as of the Closing Date.

4.3        Failure to Deliver.  The failure of Purchaser or Seller to make any delivery required above by and in accordance with this Article IV which is not waived by the other party shall constitute a default hereunder by Purchaser or Seller, as applicable.

ARTICLE V

INVESTIGATION OF PROPERTY

5.1        Delivery of Documents.  To the extent not already made available, Seller shall make available to Purchaser within two (2) business days after the Effective Date (or within such longer period, if any, as may be specified on Schedule 5.1), to the extent in Seller’s possession, certain due diligence materials, including but not limited to the Title Report, the Survey, the Leases, the Contracts, and the documents and materials listed on Schedule 5.1 attached hereto, on a website managed by the Broker, or otherwise delivered or made available to Purchaser at the Property. Seller and Purchaser agree that Seller is required to provide such due diligence materials only to the extent that they are dated or were prepared on or after January 1, 2004.

5.2        Physical Inspection of Property.

5.2.1    Seller shall allow Purchaser and Purchaser’s engineers, architects or other employees and agents reasonable access to the Project during normal business hours for the limited purposes provided herein.

5.2.2    Purchaser and its engineers, architects and other employees and agents may exercise such access solely for the purposes of (i) reviewing contracts, books and records relating to the Property (other than any privileged, proprietary or confidential records), (ii) soil reports, environmental studies and reports, surveys, and building and systems plans relating to the Project; (iii) reviewing records relating to operating expenses and other instruments and correspondence relating to the Property; and (iv) inspecting the physical condition of the Project and conducting non-intrusive physical and environmental tests and inspections thereof. PURCHASER SHALL NOT CONDUCT OR ALLOW ANY PHYSICALLY INTRUSIVE TESTING OF, ON OR UNDER THE PROJECT WITHOUT FIRST OBTAINING SELLER’S WRITTEN CONSENT AS TO THE TIMING AND SCOPE OF THE WORK TO BE PERFORMED AND THE PARTIES ENTERING INTO AN AMENDMENT HERETO MEMORIALIZING SUCH SCOPE OF WORK AND ANY ADDITIONAL AGREEMENTS OF THE PARTIES WITH RESPECT TO SUCH TESTING.

5.2.3    Purchaser agrees that it will cause it and any person accessing the Project for purposes of this inspection to be covered by not less than $3,000,000 commercial general liability insurance (with, in the case of Purchaser’s coverage, a contractual liability endorsement, insuring its indemnity obligation under this Agreement), insuring all activity and conduct of such person while exercising such right of access and naming Seller and its affiliates as insureds, issued by a licensed insurance company qualified to do business in the State in which the Property is located and otherwise reasonably acceptable to Seller.

5.2.4    Purchaser agrees that, in the exercise of the right of access granted hereby, it will not unreasonably interfere with or permit unreasonable interference with any person occupying or providing service at the Project. Purchaser shall have the right to conduct tenant interviews after the date of this Agreement, provided that Purchaser gives written notice to Seller at least twenty-four (24) hours prior to any such interview so that Seller will have the opportunity to have a representative present at any such interview. Seller shall reasonably cooperate with Purchaser’s efforts to obtain any subordination, non-disturbance and attornment agreement or other similar agreement requested by Purchaser’s lender (including issuing any requests to any Tenant) and provided to Seller, but obtaining such agreements shall not be a condition to Closing hereunder.

5.2.5    Purchaser agrees to indemnify, defend and hold harmless Seller and its affiliates, members, partners, subsidiaries, shareholders, officers, directors and agents from any loss, injury, damage, cause of action, liability, claim, lien, cost or expense, including reasonable attorneys’ fees and costs, arising from the exercise by Purchaser or its employees, consultants, agents or representatives of the right of access under this

Agreement or out of any of the foregoing. The indemnity in this Section 5.2.5 shall survive the Closing or any termination of this Agreement.

5.2.6    Purchaser agrees to give Seller forty-eight (48) hours prior written notice of its intent to conduct any inspections or tests so that Seller will have the opportunity to have a representative present during any such inspection or test, the right to do which Seller expressly reserves. Purchaser agrees to cooperate with any reasonable request by Seller in connection with the timing of any such inspection or test. If the Closing does not occur for any reason other than Seller’s default under this Agreement, Purchaser agrees to provide Seller upon Seller’s request with a copy of any written inspection or test report or summary prepared by any third party, subject to any confidentiality provisions contained therein. Purchaser makes no representations or warranties to Seller regarding any such inspection or test report or summary.

5.2.7    Purchaser agrees that any inspection, test or other study or analysis of the Project shall be performed at Purchaser’s expense and in strict accordance with applicable law.

5.2.8    Purchaser agrees at its own expense to promptly repair or restore the Project, or, at Seller’s option, to reimburse Seller for any repair or restoration costs, if any inspection or test requires or results in any damage to or alteration of the condition of the Project. The obligations set forth in this Section 5.2.8 shall survive the Closing or any termination of this Agreement.

5.3        Investigation Period.  Purchaser shall have the right to make the following investigations.

5.3.1    Title and Survey.  Purchaser shall have until 5:00 P.M. on January 9, 2013 to notify Seller of any objections (the “Title Objections”) with respect to the Title Report and the Survey based on its review thereof. If Purchaser does not give such notice, such failure shall be conclusively deemed to be full and complete approval of the Title Report and the Survey and any matter disclosed therein. If Purchaser does give such notice, Seller shall have five (5) business days after receipt thereof to notify Purchaser that Seller (a) will cause or (b) elects not to cause any or all of the Title Objections disclosed therein to be removed or insured over by the Title Company; provided, however, that Seller shall cause to be removed any mortgage or security agreement executed or assumed by Seller. Seller’s failure to notify Purchaser within such five (5) business day period as to any Title Objection shall be deemed an election by Seller not to remove or have the Title Company insure over such Title Objection (except for mortgages or security agreements executed or assumed by Seller, which Seller shall be obligated to remove from the Property). If Seller notifies or is deemed to have notified Purchaser that Seller shall not remove nor have the Title Company insure over any or all of the Title Objections, Purchaser shall have until the end of the Investigation Period to (i) terminate this Agreement or (ii) waive such Title Objections and proceed to Closing without any abatement or reduction in the Purchase Price on account of such Title Objections. If Purchaser does not give such notice prior to the end of the

Investigation Period, Purchaser shall be deemed to have elected to waive such Title Objections.

5.3.2    General Investigation.  In addition, Purchaser shall have from the date hereof until January 11, 2013 at 5:00 p.m. (the “Investigation Period”) to notify Seller that, as a result of Purchaser’s review of any documents (other than the Title Report or the Survey) or Purchaser’s investigation of the Property, Purchaser terminates this Agreement. If Purchaser fails to give notice of termination prior to the expiration of the Investigation Period, such failure shall be conclusively deemed to be full and complete approval of such matters and a satisfaction of this condition and Purchaser shall thereafter have no right to terminate the Agreement pursuant to Section 5.3.

5.3.3    Purchaser’s Election Regarding Contracts.  Prior to the end of the Investigation Period, Purchaser shall notify Seller in writing of any Contracts enumerated on Exhibit F that Purchaser elects not to assume, and Seller shall terminate, at Seller’s cost (subject to the last sentence of this Section 5.3.3), any such Contracts identified in Purchaser’s written notice on or prior to the Final Closing Date (as defined in Section 6.1). At Closing Purchaser shall assume all of the Contracts set forth on Exhibit F except for those Contracts that Purchaser elects not to assume by notice given to Seller in accordance with this Section. Notwithstanding anything to the contrary contained in this Section 5.3.3 or elsewhere in this Agreement, Purchaser and Seller acknowledge and agree that the terms and conditions of the Contracts tabulated as numbers 1 through 4 and 6(n) on Exhibit F do not allow for early termination, and Purchaser shall assume those Contracts at Closing. If Purchaser’s written notice to Seller is delivered less than thirty-one (31) days prior to Closing, Purchaser shall reimburse Seller (by an adjustment on the Settlement Statement) for any amount due under the Contracts in order to have terminations thereof effective at Closing.

5.4        Effect of Termination.  If Purchaser terminates this Agreement in accordance with Section 5.3, then subject to Section 5.2, all further rights and obligations of the parties shall cease and terminate without any further liability of either party to the other (except those obligations which are specifically provided to survive such termination as provided in this Agreement).

5.5        No Obligation to Cure.  Nothing contained in this Agreement or otherwise shall require Seller to render its title marketable or to remove or correct any exception or matter disapproved by Purchaser or to spend any money or incur any expense in order to do so, except as provided in Section 5.3, above.

ARTICLE VI

THE CLOSING

6.1        Date and Manner of Closing.  Escrow Agent shall close the escrow (the “Closing”) as soon as all conditions to closing contained in this Agreement have been satisfied (or deemed satisfied) or waived in writing which shall in any event be not later than 1:00 P.M. on

January 31, 2013 (the “Final Closing Date”), by recording and delivering all documents and funds as set forth in Article VIII.

ARTICLE VII

PRORATION, FEES, COSTS AND ADJUSTMENTS

7.1        Prorations.  Prior to the Closing, Seller shall determine the amounts of the prorations in accordance with this Agreement and notify Purchaser thereof. Purchaser shall review and approve such determination promptly and prior to the Closing, such approval not to be unreasonably withheld or delayed. Thereafter, Purchaser and Seller shall each inform Escrow Agent of such amounts.

7.1.1    Certain Items Prorated.  In accordance with the notifications, Escrow Agent shall prorate between the parties (and the parties shall deposit funds therefor with Escrow Agent or shall instruct Escrow Agent to debit against sums held by Escrow Agent owing to such party), as of 11:59 p.m. on the day of Closing, all income and expenses with respect to the Property and payable to or by the owner of the Property (based upon the period to which they relate and are applicable and regardless when payable), including, without limitation: (i) real property taxes and assessments in accordance with Section 7.1.3 below; (ii) rents and other tenant payments, and tenant reimbursements (collectively, “Tenant Payments”), if any, received under the Leases,; (iii) Tenant Payments, whether collected or not, for any tenant which is not more than ten (10) days delinquent on all Tenant Payments and has not otherwise been delinquent in the twelve (12) months prior to the Closing; (iv) charges for water, sewer, electricity, gas, fuel and other utility charges, all of which shall be read promptly before Closing, unless Seller elects to close its own applicable account, in which event Purchaser shall open its own account and the respective charges shall not be prorated; (v) amounts prepaid and amounts accrued but unpaid on the Contracts; and (vi) periodic fees for licenses, permits or other authorizations with respect to the Property. The adjustment obligation in item (i) above shall survive the Closing.

7.1.2    Leasing Commissions; Tenant Improvement Costs; Rent Abatements.  At the Closing, Purchaser shall pay, or reimburse Seller, for all leasing commissions, tenant improvement costs and other charges payable pursuant to the provisions of (i) any renewal or extension of an existing Lease after the date of this Agreement (to the extent permitted to be entered into pursuant to the terms of this Agreement), but only to the extent such amounts are expressly set forth in such existing Lease or in any such written renewal or written extension, and (ii) any new lease permitted to be entered into pursuant to the terms of this Agreement, but only to the extent such amounts are expressly set forth in such new Lease. At the Closing, Seller shall pay, or reimburse Purchaser, for all tenant improvement costs, leasing commissions and other charges payable pursuant to any Lease entered into prior to the date of this Agreement, as such costs and charges are set forth on Exhibit O, to the extent the same are due but have not been paid by Seller as of the Closing. Purchaser shall be responsible for all tenant improvement costs payable from and after Closing in connection with any Lease, renewal, extension or other option under any existing or future lease. At the Closing, Seller shall reimburse Purchaser for any rent abatements applicable to the period after the Closing pursuant to any Lease, as such abatements are set forth on Exhibit O.

7.1.3    Taxes.

   (a)      Real estate taxes and installments of special assessments due and payable with respect to the Property during the year in which Closing occurs will be prorated between Seller and Purchaser as of the Closing. Seller shall pay all real estate taxes and installments of special assessments assessed with respect to the Property that are due and payable during the time period up to and ending on the day before the Closing and Purchaser shall pay all real estate taxes and installments of special assessments due and payable with respect to the Property from the Closing Date and thereafter. Upon Closing, Purchaser will assume all special assessments affecting the Property, other than installments that were required to be paid prior to Closing.

   (b)      Real property tax refunds and credits received after the Closing which are attributable to taxes due and payable prior to the Closing shall belong to Seller. Any such refunds and credits attributable to the taxes due and payable during the year in which the Closing occurs shall be apportioned between Seller and Purchaser as of Closing after deducting the reasonable out-of-pocket expenses of collection thereof. This apportionment obligation shall survive the Closing.

   (c)      If any tax appeal or certiorari proceedings has not been finally resolved or settled prior to the Closing and relates to any taxes that were due and payable prior to the Closing, Seller shall be entitled to control the disposition of any such tax appeal or certiorari proceeding and any refunds received therefrom, net of any expenses incurred by Seller in connection therewith (which shall be refunded to Seller), shall be prorated between the parties on the basis of the portions accruing to periods before and after the Closing.

7.1.4    Security and Other Deposits.  At the Closing, Seller shall deliver to Purchaser all unapplied refundable security deposits (plus interest accrued thereon to the extent required to be paid by the applicable Lease or applicable law) provided for under the Leases and Purchaser shall pay Seller an amount equal to all utility and contract deposits then held by third parties with respect to the Property and transferred (and transferrable) to Purchaser hereunder. If any security deposits shall be held by Seller in the form of letters of credit or surety bonds, at Closing Seller shall deliver the same to Purchaser and shall assign its rights thereunder to Purchaser and execute such documents as are necessary to cause such letters of credit to be transferred to Purchaser, and shall cooperate reasonably with Purchaser in respect of the reissuance of any such letters of credit or bonds in the name of Purchaser within a reasonable period of time after Closing.

7.1.5    Adjustments.

(a)	Delinquent Tenant Payments other than such amounts prorated pursuant to Section 7.1.1(iii), if any, shall not be prorated and all rights thereto shall be retained by Seller, who reserves the right to collect and retain such delinquent Tenant Payments, and Purchaser agrees to cooperate with Seller in Seller’s efforts to collect such Tenant Payments by billing such tenants; provided, however, that Seller shall not be entitled to commence any disposition or eviction proceeding against the delinquent tenant. If at any time after the Closing Purchaser shall receive any such delinquent Tenant Payments (all of which Purchaser shall use its best efforts to obtain by billing such tenants), Purchaser shall immediately remit such Tenant Payments to Seller, provided that any monies received by Purchaser from a delinquent tenant shall be applied first to current rents then due and payable and then to delinquent rents in the inverse order in which they became due and payable. The previous sentence shall survive the Closing. If the Tenant Payments required to be made by any tenants include percentage rent, additional rent or escalation charges or reimbursements for real property taxes, special assessments, operating expenses or other charges, Seller and Purchaser shall at the Closing reasonably estimate the unpaid amount thereof attributable to any period prior to the Closing and, to the extent that Seller has received overpayments, Purchaser shall be credited for such overpayments, and to the extent Seller has been underpaid, Purchaser shall remit such underpaid amounts to Seller after Closing, if and when received by Purchaser from tenants.

(b)	Seller shall complete the audit of Tenant Payments for 2012. In the event any Tenant Payments, excluding base rent, paid by tenants under Leases were based on estimates that prove to be incorrect, then Seller shall be entitled to any additional payments that are due from tenants (in case the estimated amounts paid by tenants were less than the actual costs properly chargeable to tenants) or Seller shall be responsible for refunding any excess payments that are to be paid to tenants (in case the estimated amounts paid by tenants exceeded the actual costs properly chargeable to tenants). The agreements of Seller and Purchaser set forth in this Section 7.1 will survive the Closing.

7.2        Seller’s Closing Costs.  Seller shall pay (i) the Minnesota transfer taxes payable in connection with recording the Deed; (ii) one-half of Escrow Agent’s escrow fee or escrow termination charge and (ii) Seller’s own attorneys’ fees.

7.3        Purchaser’s Closing Costs.  Purchaser shall pay (i) one-half of Escrow Agent’s escrow fee or escrow termination charge, (ii) the cost of the Title Report, the title premium for the Title Policy and the cost of any other title insurance endorsements ordered by Purchaser, (iii) the cost of any new survey of the Property or any update of the Survey, (iv) any costs incurred in recording the Deed or any other instruments (except for the transfer taxes required to be paid by Seller under Section 7.2), (v) any costs incurred in connection with Purchaser’s investigation of the Property pursuant to Article V, including the cost of any new environmental assessment commissioned by Purchaser, and (vi) Purchaser’s own attorneys’ fees.

ARTICLE VIII

DISTRIBUTION OF FUNDS AND DOCUMENTS

8.1        Delivery of the Purchase Price.  At the Closing, Escrow Agent shall deliver the Purchase Price to Seller, and the transaction shall not be considered closed until such delivery occurs.

8.2        Other Monetary Disbursements.  Escrow Agent shall, at the Closing, hold for personal pickup or arrange for wire transfer, (i) to Seller, or order, as instructed by Seller, all sums and any proration or other credits to which Seller is entitled and less any appropriate proration or other charges and (ii) to Purchaser, or order, as instructed by Purchaser, any excess funds therefore delivered to Escrow Agent by Purchaser and all sums and any proration or other credits to which Purchaser is entitled and less any appropriate proration or other charges.

8.3        Recorded Documents.  Escrow Agent shall cause the Deed and any other documents that Seller or Purchaser desires to record to be recorded with the appropriate county recorder and, after recording, returned to the grantee, beneficiary or person acquiring rights under said document or for whose benefit said document was required. Escrow Agent shall cause the Project Declaration to be recorded prior to the Deed.

8.4        All Other Documents.  Escrow Agent shall immediately following the Closing deliver by overnight express delivery, each other document received hereunder by Escrow Agent to the person acquiring rights under said document or for whose benefit said document was required.

ARTICLE IX

RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION

9.1        Return of Seller’s Documents.  If escrow or this Agreement is terminated for any reason, Purchaser shall, within five (5) days following such termination, deliver to Seller all documents and materials relating to the Property previously delivered to Purchaser by Seller and copies of all reports, studies, documents and materials obtained by Purchaser from third parties in connection with the Property and Purchaser’s investigation thereof subject to the limitations set forth in Section 5.2.6 hereunder. Such items shall be delivered without representation or warranty as to accuracy or completeness and with no right of Seller to rely thereon without the consent of the third party. Escrow Agent shall deliver all documents and materials deposited by Seller and then in Escrow Agent’s possession to Seller and shall destroy any documents executed by both Purchaser and Seller. Upon delivery by Escrow Agent to Seller (or such destruction, as applicable) of such documents and materials, Escrow Agent’s obligations with regard to such documents and materials under this Agreement shall be deemed fulfilled and Escrow Agent shall have no further liability with regard to such documents and materials to either Seller or Purchaser.

9.2        Return of Purchaser’s Documents.  If escrow or this Agreement is terminated for any reason, Escrow Agent shall deliver all documents and materials deposited by Purchaser and then in Escrow Agent’s possession to Purchaser and shall destroy any documents executed by both Purchaser and Seller. Upon delivery by Escrow Agent to Purchaser (or such destruction, as applicable) of such documents and materials, Escrow Agent’s obligations with regard to such documents and materials under this Agreement shall be deemed fulfilled and Escrow Agent shall have no further liability with regard to such documents and materials to either Seller or Purchaser.

9.3        Deposit.  If escrow or this Agreement is terminated (i) pursuant to Section 3.1.6, Section 5.3, Section 10.2, Section 11.1.11, Section 11.2.6 or Article XII or (ii) due to the failure of a condition set forth in Section 3.1, then, subject to Section 5.2, Purchaser shall be entitled to obtain the return of the Deposit pursuant to Section 9.4 below. If the Closing does not take place and escrow or this Agreement is terminated for any other reason, Seller shall be entitled to the Deposit by retaining or causing Escrow Agent to deliver the Deposit to Seller pursuant to Section 9.4 below.

9.4        Disbursement of Deposit.  If Escrow Agent receives a notice from either party instructing Escrow Agent to deliver the Deposit to such party (provided, that Seller may not deliver any such notice to Escrow Agent on or prior to January 11, 2013), Escrow Agent shall deliver a copy of the notice to the other party within three (3) days after receipt of the notice. If the other party does not object to the delivery of the Deposit as set forth in the notice within three (3) business days after receipt of the copy of the notice, Escrow Agent shall, and is hereby authorized to, deliver the Deposit to the party requesting it pursuant to the notice. Any objection hereunder shall be by notice setting forth the nature and grounds for the objection and shall be sent to Escrow Agent and to the party requesting the Deposit. Notwithstanding the foregoing, if Purchaser properly terminates this Agreement prior to the expiration of the Investigation Period, Escrow Agent shall deliver the Deposit to Purchaser without the necessity of the consent of (or the failure to object by) Seller.

9.5        No Effect on Rights of Parties; Survival.  The return of documents and monies as set forth above shall not affect the right of either party to seek such legal or equitable remedies as such party may have under Article X with respect to the enforcement of this Agreement. The obligations under this Article IX shall survive termination of this Agreement.

[Remainder of Page Intentionally Left Blank; Agreement Continues on Next Page]

ARTICLE X

DEFAULT

10.1        Seller’s Remedies.  If, for any reason whatsoever (other than the failure of a condition set forth in Section 3.1 and other than a termination of this Agreement pursuant to Section 3.1.6, Section 5.3, Section 10.2, Section 11.21.20 or Article XII), Purchaser fails to complete the acquisition of the Property when it is obligated to do so under the terms of this Agreement, Purchaser shall be in breach of its obligations hereunder and Seller shall be released from any further obligations hereunder and Seller shall, as its sole and exclusive remedy, receive the Deposit as liquidated damages. BY INITIALING BELOW, PURCHASER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY PURCHASER WOULD BE EXTREMELY DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT IS THE PARTIES’ BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT FAILS TO CLOSE, AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT. PURCHASER AND SELLER AGREE THAT SELLER’S RIGHT TO RETAIN THE DEPOSIT SHALL BE THE SOLE REMEDY OF SELLER AT LAW IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY PURCHASER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 10.1, IF PURCHASER BRINGS AN ACTION AGAINST SELLER FOR AN ALLEGED BREACH OR DEFAULT BY SELLER OF ITS OBLIGATIONS UNDER THIS AGREEMENT, RECORDS A LIS PENDENS OR OTHERWISE ENJOINS OR RESTRICTS SELLER’S ABILITY TO SELL AND TRANSFER THE PROPERTY OR REFUSES TO CONSENT TO OR INSTRUCT RELEASE OF THE DEPOSIT TO SELLER IF REQUIRED BY ESCROW AGENT (EACH A “PURCHASER’S ACTION”), SELLER SHALL NOT BE RESTRICTED BY THE PROVISIONS OF THIS SECTION 10.1 FROM BRINGING AN ACTION AGAINST PURCHASER SEEKING EXPUNGEMENT OR RELIEF FROM ANY IMPROPERLY FILED LIS PENDENS, INJUNCTION OR OTHER RESTRAINT, AND/OR RECOVERING FEES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) WHICH SELLER MAY SUFFER OR INCUR AS A RESULT OF ANY PURCHASER’S ACTION BUT ONLY TO THE EXTENT THAT SELLER IS THE PREVAILING PARTY; AND THE AMOUNT OF ANY SUCH FEES, COSTS AND EXPENSES AWARDED TO SELLER SHALL BE IN ADDITION TO THE LIQUIDATED DAMAGES SET FORTH HEREIN. NOTHING IN THIS AGREEMENT SHALL, HOWEVER, BE DEEMED TO LIMIT PURCHASER’S LIABILITY TO SELLER FOR DAMAGES OR INJUNCTIVE RELIEF FOR BREACH OF PURCHASER’S INDEMNITY OBLIGATIONS UNDER SECTION 5.2.5 ABOVE OR FOR ATTORNEYS’ FEES AND COSTS AS PROVIDED IN SECTION 16.5 BELOW.

/s/ authorized signatory	/s/ authorized signatory
Seller’s Initials	Purchaser’s Initials

10.2        Purchaser’s Remedies.  If the sale is not completed as herein provided solely by reason of any material default of Seller, Seller shall not be entitled to adjourn the Closing, but Purchaser shall be entitled, as its sole and exclusive remedy, to either (i) (a) terminate this Agreement (by delivering notice to Seller which includes a waiver of any right, title or interest of Purchaser in the Property) and (b) if Purchaser so elects, pursue an action at law for recovery of Purchaser’s actual out-of-pocket third-party costs incurred as part of Purchaser’s due diligence efforts hereunder, subject to a cap of $50,000.00, which action must be commenced, if at all, within the thirty (30) day period following the occurrence of such material default of Seller (the “Limitation Period”); or (ii) treat this Agreement as being in full force and effect and pursue only the specific performance of this Agreement, provided that Purchaser must commence any action for specific performance within thirty (30) days after the scheduled Final Closing Date. Purchaser waives any right to pursue any other remedy at law or equity for such default of Seller, including, without limitation, any right to seek, claim or obtain damages (other than for costs under (i)(b) above), punitive damages or consequential damages. In no case shall Seller ever be liable to Purchaser under any statutory, common law, equitable or other theory of law, either prior to or following the Closing, for any lost rents, profits, “benefit of the bargain,” business opportunities or any form of consequential damage in connection with any claim, liability, demand or cause of action in any way or manner relating to the Property, the condition of the Property, this Agreement, or any transaction or matter between the parties contemplated hereunder. Purchaser’s remedies hereunder are in addition to the right to receive the return of the Deposit, subject to Section 9.4, to the extent it is not applied to the Purchase Price in connection with Purchaser’s action for specific performance.

ARTICLE XI

REPRESENTATIONS AND WARRANTIES

11.1        Seller’s Warranties and Representations.  The matters set forth in this Section 11.1 constitute representations and warranties by Seller which are now true and correct. If Seller obtains actual knowledge that any of the representations and warranties contained in this Article XI cease to be true, Seller shall give prompt notice to Purchaser (which notice shall include copies of the instrument, correspondence, or document, if any, upon which Seller’s notice is based). As used in this Section 11.1, the phrase “to the extent of Seller’s actual knowledge” shall mean the actual knowledge of Francis P. Halm, Ted Zwieg or David Sternberg. There shall be no duty imposed or implied to investigate, inquire, inspect, or audit any such matters, and there shall be no personal liability on the part of such parties. To the extent Purchaser has or acquires actual knowledge or is deemed to know prior to the Closing that these representations and warranties are inaccurate, untrue or incorrect in any way and Purchaser elects to consummate the Closing and does consummate the Closing, then such representations and warranties shall be deemed modified to reflect Purchaser’s knowledge or deemed knowledge, and Purchaser may not pursue any remedy at law or equity related to any such modified representation or warranty. Purchaser shall be deemed to know a representation or warranty is untrue, inaccurate or incorrect if this Agreement or any files, documents, materials, analyses, studies, tests, or reports disclosed or made available to Purchaser on a website managed by the Broker or at the Property prior to or as of the Effective Date, or prior to Closing pursuant to written notice from Seller, contain information which is inconsistent with such representation or warranty

11.1.1   No Broker.  Seller has not engaged or dealt with any broker or finder in connection with the sale contemplated by this Agreement, except Eastdil Secured, Inc. (the “Broker”). Seller shall pay a brokerage commissions to the Broker in accordance with a separate agreement. Seller shall indemnify and hold harmless Purchaser from any claims, costs, damages or liabilities (including attorneys’ fees) arising from any breach of the representation contained in this Section 11.1.1 or if the same shall be based on any statement, representation or agreement by Seller with respect to the payment of any brokerage commissions or finder’s fees.

11.1.2   Organization.  Seller has been duly formed, validly exists and is in good standing in the jurisdiction of its formation and in the state in which the Property is located.

11.1.3   Power and Authority.  Seller has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

11.1.4   Proceedings.  Seller has not received any written notice of any pending or threatened condemnation or similar proceeding affecting any part of the Property.

11.1.5   Contravention.  Seller is not prohibited from consummating the transactions contemplated by this Agreement by any law, regulation, agreement, instrument, restriction, order or judgment.

11.1.6   Leases and Contracts.  The Leases and Contracts comprise all of the leases and material contracts which will affect the Property on and after the Closing (other than any arising under tenants).

11.1.7   Compliance.  Seller has not received in the twelve (12) months prior to the date of this Agreement, written notice from any governmental authority that the Property is not in material compliance with all applicable laws.

11.1.8   Employees.  Seller has no employees.

11.1.9   Litigation.  To the extent of Seller’s actual knowledge, there is no material litigation affecting the Property which litigation is not covered by insurance.

11.1.10 PATRIOT Act.

(a)        Seller is in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). Further, Seller covenants and agrees to make its policies, procedures and practices regarding compliance with the Orders, if any, available to Purchaser for its review and inspection during normal business hours and upon reasonable prior notice.

(b)        Neither Seller nor any beneficial owner of Seller:

(c)        is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(d)        is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(e)        is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

11.1.11 PATRIOT Act Notice.  Seller hereby covenants and agrees that if Seller obtains knowledge that Seller or any of its beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Seller shall immediately notify Purchaser in writing, and in such event, Purchaser shall have the right to terminate this Agreement without penalty or liability to Seller immediately upon delivery of written notice thereof to Seller.

11.2    Purchaser’s Warranties and Representations.  The matters set forth in this Section 11.2 constitute representations, warranties and covenants by Purchaser which are now and shall, at the Closing, be true and correct.

11.2.1   No Broker.  Except for the Broker, Purchaser has not engaged or dealt with any broker or finder in connection with the sale contemplated by this Agreement. Purchaser shall indemnify and hold harmless Seller from any claims, costs, damages or liabilities (including attorneys’ fees) arising from any breach of the representation contained in this Section 11.2.1 or if the same shall be based on any statement, representation or agreement by Purchaser with respect to the payment of any brokerage commissions or finder’s fees.

11.2.2   Power and Authority.  Purchaser has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

11.2.3   Independent Investigation.  The consummation of this transaction at Closing shall constitute Purchaser’s acknowledgment that it has independently inspected and investigated the Property and has made and entered into this Agreement based upon such inspection and investigation and its own examination of the condition of the Property.

11.2.4   Purchaser Reliance.  Purchaser is experienced in and knowledgeable about the ownership and management of real estate, and it has relied and will rely exclusively on its own consultants, advisors, counsel, employees, agents, principals and/or studies, investigations and/or inspections with respect to the Property, its condition, value and potential. Purchaser agrees that, notwithstanding the fact that it has received certain information from Seller or its agents or consultants, Purchaser has relied solely upon and will continue to rely solely upon its own analysis and will not rely on any information provided by Seller or its agents or consultants, except as expressly set forth in Section 11.1.

11.2.5  PATRIOT Act.

(a)        Purchaser is in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). Further, Purchaser covenants and agrees to make its policies, procedures and practices regarding compliance with the Orders, if any, available to Seller for its review and inspection during normal business hours and upon reasonable prior notice.

(b)        Neither Purchaser nor any beneficial owner of Purchaser:

(c)        is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(d)        is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(e)        is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

11.2.6  PATRIOT Act Notice.  Purchaser hereby covenants and agrees that if Purchaser obtains knowledge that Purchaser or any of its beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Purchaser shall immediately notify Seller in writing, and in such event, Seller shall have the right to terminate this Agreement without penalty or liability to Purchaser immediately upon delivery of written notice thereof to Purchaser, in which event the Deposit shall be returned to Purchaser.

11.3    No Other Warranties and Representations.  Except as specifically set forth in this Article XI, Seller has not made or authorized anyone to make, any warranty or representation as to the Leases, the Contracts, any of the materials identified in Section 5.1 or any other written materials made available to or delivered to Purchaser, the persons preparing such materials, the truth, accuracy or completeness of such materials, the present or future physical condition, development potential, zoning, building or land use law or compliance therewith, the operation, income generated by, or any other matter or thing affecting or relating to the Property or any matter or thing pertaining to this Agreement. Purchaser expressly acknowledges that no such warranty or representation has been made and that Purchaser is not relying on any warranty or representation whatsoever other than as is expressly set forth in this Article XI. Purchaser shall accept the Property “as is” and in its condition on the date of Closing subject only to the express provisions of this Agreement, including all representations and warranties of Seller contained in Sections 11.1 and 16.18, and hereby acknowledges and agrees that SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, FUTURE OR OTHERWISE, OF, AS TO, CONCERNING OR WITH RESPECT TO, THE PROPERTY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT.

11.3.1  No Environmental Representations.  Except for the representations and warranties contained in this Agreement, Seller makes no representations or warranties as to whether the Property contains asbestos, radon or any hazardous materials or harmful or toxic substances, or pertaining to the extent, location or nature of same, if any. Further, to the extent that Seller has provided to Purchaser information from any inspection, engineering or environmental reports concerning asbestos, radon or any hazardous materials or harmful or toxic substances, including without limitation the reports identified in Section 5.1.5, Seller makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports.

11.3.2  Release of Claims.  Subject to the express provisions hereof, including all representations and warranties of Seller contained in Sections 11.1 and 16.18, Purchaser acknowledges and agrees that Seller makes no representation or warranty as to, and Purchaser, for itself, its successors and assigns, hereby waives and releases Seller from any present or future claims, at law or in equity, whether known or unknown, foreseeable or otherwise, arising from or relating to, the Property, this Agreement or the transactions contemplated hereby, including without limitation the presence or alleged presence of asbestos, radon or any hazardous materials or harmful or toxic substances in, on, under or about the Property, including without limitation any claims under or on account of (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may have been or may be amended from time to time, and similar state statutes, and any regulations promulgated thereunder, (ii) any other federal, state or local law, ordinance, rule or regulation, now or hereafter in effect, that deals with or otherwise in any manner relates to, environmental matters of any kind, (iii) this Agreement, or (iv) the common law. The foregoing release shall not apply in the case of claims arising from or related to willful, fraudulent actions on the part of Seller, and shall not apply to any representations or warranties, or any covenants and agreements, of Seller under this Agreement. Purchaser hereby specifically acknowledges that Purchaser has carefully reviewed this Section 11.3.2 and has discussed its import with legal counsel and that the provisions of this Section 11.3.2 are a material part of this Agreement.

This Section 11.3.2 shall survive the Closing forever.

ARTICLE XII

CASUALTY AND CONDEMNATION

Promptly upon learning thereof, Seller shall give Purchaser written notice of any condemnation, damage or destruction of the Property occurring prior to the Closing. If prior to the Closing all or a material portion of the Property is condemned, damaged or destroyed by an insured casualty, Purchaser shall have the option of either (i) applying the proceeds of any condemnation award or payment under any insurance policies (other than business interruption or rental loss insurance) toward the payment of the Purchase Price to the extent such condemnation awards or insurance payments have been received by Seller, receiving from Seller an amount equal to any applicable deductible under any such insurance policy and receiving an assignment from Seller of Seller’s right, title and interest in any such awards or payments not theretofore received by Seller, or (ii) terminating this Agreement by delivering written notice of such termination to Seller and Escrow Agent within ten (10) days after Purchaser has received written notice from Seller of such material condemnation, damage or destruction. If, prior to the Closing, a portion of the Property is condemned, damaged or destroyed and such portion is not a material portion of the Property, the proceeds of any condemnation award or payment and any applicable deductible under any insurance policies shall be applied toward the payment of the Purchase Price to the extent such condemnation awards or insurance payments have been received by Seller and Seller shall assign to Purchaser all of Seller’s right, title and interest in any unpaid awards or payments. For purposes of this Article XII, the term “material portion” shall mean condemnation, damage or destruction (i) of a portion of the Property, the value of which is greater than Five Million Dollars ($5,000,000), (ii) which results in an absence of reasonable access to the Property, (iii) which causes the Property to be in violation of applicable zoning or building laws, (iv) which has a material, adverse affect on parking, (v) entitles RBC Capital Markets, Martin Williams, Fish & Richardson, Starquest Securities, or Stifel Financial to terminate its lease or abate rent payable thereunder, or (vi) where, as to damage and destruction, the same is not covered by insurance and Seller does not agree to provide Purchaser with a credit equal to such uninsured loss. If the damage or destruction arises out of an uninsured risk, Seller shall elect, by written notice within ten (10) days of the occurrence of such damage or destruction either to terminate this Agreement or to close the transaction contemplated hereby with a reduction of the Purchase Price equal to the costs of repairing the Property, as reasonably estimated by an engineer engaged by Seller and reasonably acceptable to Purchaser.

ARTICLE XIII

CONDUCT PRIOR TO CLOSING

13.1    Conduct.  From and after the date hereof, Seller shall operate the Property in accordance with its standard business procedures.

13.2    Actions Prohibited.  Seller shall not, without the prior written approval of Purchaser, which approval will not be unreasonably withheld or delayed:

(i)        make any material structural alterations or additions to the Property except as (a) in the ordinary course of operating the Property, (b) required for maintenance and repair, (c) required by any of the Leases or the Contracts or (d) required by this Agreement;

(ii)       sell, transfer, encumber or change the status of title of all or any portion of the Property, other than as set forth in Sections 13.3, 13.4 or 13.7 below;

(iii)      change or attempt to change, directly or indirectly, the current zoning of the Real Property in a manner materially adverse to it;

(iv)      cancel, amend or modify, in a manner materially adverse to the Property, any license or permit held by Seller with respect to the Property or any part thereof which would be binding upon Purchaser after the Closing; or

(v)       fail to promptly notify Purchaser in writing if Seller receives any written notice that shall cause any of Seller’s representations or warranties under this Agreement to be untrue in any material respect.

13.3    Modification of Existing Leases and Contracts.  Prior to the expiration of the Investigation Period, Seller may cancel, amend and modify any of the Leases and any of the Contracts, provided (i) notice is given to Purchaser within five (5) business days prior to taking such action and in any event at least two (2) business days prior to the expiration of the Investigation Period, and (ii) Purchaser consents to such action, which consent shall not be unreasonably withheld, conditioned or delayed. After the expiration of the Investigation Period, Seller may not cancel, amend, or modify any material Contracts or Leases, in a manner binding upon Purchaser after the Closing, unless Seller gives Purchaser notice within five (5) business days prior to taking such action and Purchaser consents to such action, in its sole discretion; provided, however, that such action shall be approved by Purchaser if it is expressly required by any of the Leases or any of the Contracts and Seller provides Purchaser with written notice before Seller enters into the same.

13.4    New Leases and Contracts.  Prior to the expiration of the Investigation Period, Seller may enter into any new lease or contract affecting the Property, or any part thereof, provided (i) notice is given to Purchaser within five (5) business days prior to taking such action and in any event at least two (2) business days prior to the expiration of the Investigation Period, and (ii) Purchaser consents to such action, which consent shall not be unreasonably withheld, conditioned or delayed. After the expiration of the Investigation Period, Seller may not enter into any new lease or contract without Purchaser’s consent. Notwithstanding the preceding sentence, after the expiration of the Investigation Period, Seller may enter into any new contracts without Purchaser’s consent if doing so is in the ordinary course of operating the Property, Seller provides Purchaser with written notice before Seller enters into such contract, and the contract (i) will not be binding on Purchaser or (ii) is cancelable on thirty (30) days or less notice without penalty or premium.

If Seller requests Purchaser’s approval to any of the foregoing matters, Purchaser shall have three (3) business days from its receipt of such request to give Seller notice of its approval or disapproval of such matter. If Purchaser does not give such notice, such matter will be deemed approved by Purchaser if approval is requested prior to the expiration of the Investigation Period.

13.5    Confidentiality.  Seller and Purchaser shall, prior to the Closing, maintain the confidentiality of this sale and purchase and shall not, except as required by law or governmental regulation applicable to Seller or Purchaser, disclose the terms of this Agreement or of such sale and purchase to any third parties whomsoever other than investors or prospective investors in Seller or Purchaser or the principals of Seller’s Broker, Purchaser’s Broker, Escrow Agent, the Title Company and such other persons whose assistance is required in carrying out the terms of this Agreement. Purchaser shall not at any time issue a press release or otherwise communicate with media representatives regarding this sale and purchase unless such release or communication has received the prior written approval of Seller. Purchaser agrees that all documents and information regarding the Property of whatsoever nature made available to it by Seller or Seller’s agents and the results of all tests and studies of the Property (collectively, the “Proprietary Information”) are confidential and Purchaser shall not disclose any Proprietary Information to any other person except those assisting it with the analysis of the Property, and only after procuring such person’s agreement to abide by these confidentiality restrictions. Notwithstanding anything contained in this Section 13.5 to the contrary:

(a)	the parties hereto may disclose the terms of this Agreement (i) as required by law, (ii) to the extent they determine appropriate, after consultation with counsel, in any prospectus, report or other filing made by such party or its affiliates with the U.S. Securities and Exchange Commission or any other stock exchange to which either party or any affiliate is subject, (iii) in connection with any arbitration and/or litigation between the parties, or (iv) in any press release or similar communication issued by either party or an affiliate which it determines necessary and advisable in connection with its investor relations program, conducted in the normal course (and the parties will endeavor to provide the other with a copy of any such press release or communication in advance of publication thereof);

(b)	After the Closing, Purchaser may disclose information regarding the Property to third parties; and

(c)	Nothing contained herein shall impair either party’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Property (i) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating such party or its permitted assignees, (ii) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any REIT holding, or considering holding, an interest (direct or indirect) in any permitted assignee of such party, and (iii) to any broker/dealers in the REIT’s broker/dealer network and any of the REIT’s investors.

13.6    Right to Cure.  If any title defect or other matter which would entitle Purchaser to terminate this Agreement shall first arise after Purchaser notifies Seller of its Title Objections pursuant to Section 5.3.1 and prior to the Closing or if Seller shall have breached any representation or warranty hereunder, Seller may elect, by written notice to Purchaser, to cure such title defect or other matter by causing it to be removed or bonded to cure such breach, or to cure such breached representation or warranty (to the satisfaction of Purchaser in Purchaser’s sole but good faith discretion) but Seller may not adjourn the Closing to effect any cure under that Section 13.6. Nothing contained in this Section 13.6 shall require Seller to cure any such title defect or other matter or to incur any liability or expense to do so.

ARTICLE XIV

NOTICES

All notices, demands or other communications given hereunder, by the parties hereto or their respective counsel on their behalf, shall be in writing, and shall be deemed to have been duly delivered (i) upon the delivery (or refusal to accept delivery) by messenger, (ii) upon deposit with a nationally recognized overnight express delivery service (e.g. UPS), or (iii) upon the receipt by facsimile transmission as evidenced by a receipt transmission report (followed by delivery by one of the other means identified in (i)-(ii)), addressed as follows:

If to Purchaser, to:

 KBS Capital Advisors LLC

 620 Newport Center Drive, Suite 1300

 Newport Beach, CA 92660

 Attention: Rodney Richerson

 Facsimile: 949-417-6518

and

 KBS Capital Advisors LLC

 620 Newport Center Drive, Suite 1300

 Newport Beach, CA 92660

 Attention: Giovanni Cordoves

 Facsimile: 949-417-6518

with a copy to:

 James Chiboucas, Esq.

 620 Newport Center Drive, Suite 1300

 Newport Beach, CA 92660

 Facsimile: 949-417-6523

and

 Greenberg Traurig, LLP

 3161 Michelson Drive, Suite 1000

 Irvine, CA 92612

 Attention: L. Bruce Fischer, Esq.

 Facsimile: 949-732-6501

If to Seller, to:

 c/o Brookfield Properties Corporation

 Three World Financial Center

 200 Vesey Street, 11th Floor

 New York, NY 10281

 Attention: Mr. James E. Hedges

 Facsimile: 212-417-7195

and

 Brookfield Properties Corporation

 Three World Financial Center

 200 Vesey Street, 11th Floor

 New York, NY 10281

 Attention: General Counsel

 Facsimile: 212-417-7197

and

 Brookfield Properties

 33 South Sixth Street, Suite 4640

 Minneapolis, MN 55402

 Attention: Francis P. Halm

 Facsimile: 612-372-1202

If to Escrow Agent, to:

 Commonwealth Land Title Insurance Company

 4100 Newport Place Drive, Suite 120

 Newport Beach, CA 92660

 Attention: Joy Eaton, Vice President, Senior Commercial Officer

 Facsimile: 949-271-5762

Either party may, by notice given as aforesaid, change the address or addresses, or designate an additional address or additional addresses, for its notices, provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Counsel to either party to this Agreement may provide notices under this Agreement on behalf of such party in the manner described above, and notice from such counsel shall be deemed given by the party represented by such counsel; provided, however, that in order to be deemed given by the applicable party, any such notice from counsel shall clearly indicate in bold letters at the top of the notice that it is intended as formal legal notice under this Agreement.

ARTICLE XV

TRANSFER OF POSSESSION

15.1    Transfer of Possession.  Possession of the Property shall be transferred to Purchaser at the time of Closing subject to the Permitted Encumbrances.

15.2    Delivery of Documents at Closing.  At the time of Closing, Seller shall deliver to Purchaser (or as directed by Purchaser) originals or copies of any additional documents, instruments or records in the possession of Seller or its agents which are necessary for the ownership and operation of the Property.

ARTICLE XVI

GENERAL PROVISIONS

16.1    Captions.  Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof.

16.2    Exhibits.  All exhibits referred to herein and attached hereto are a part hereof.

16.3    Entire Agreement.  This Agreement contains the entire agreement between the parties relating to the transaction contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

16.4    Modification.  No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

16.5    Attorneys’ Fees.  Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys’ fees and all costs, whether incurred at the trial or appellate level, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees and the cost of any bonds, whether taxable or not, and such reimbursement shall be included in any judgment, decree or final order issued in that proceeding. The “prevailing party” means the party in whose favor a judgment, decree, or final order is rendered.

16.6    Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State in which the Property is located.

16.7     Time of Essence.  Time is of the essence to this Agreement and to all dates and time periods set forth herein.

16.8     Survival of Warranties.  Only those warranties and representations contained in Sections 11.1 and 11.2 and the provisions of Sections 7.1 and 11.3 and Articles VIII and XII shall survive the Closing, the delivery of the Deed and the payment of the Purchase Price, provided that (i) such representations and warranties (but not such provisions) shall cease and terminate six (6) months after the date of Closing, except in respect of any representation or warranty as to which Purchaser or Seller, as the case may be, shall have commenced, on or before such six (6) month anniversary, a legal proceeding based on the breach thereof as of the date of Closing, and then only for so long as such proceeding shall continue and limited to the breach therein claimed, (ii) Seller shall have no liability to Purchaser with respect thereto unless and until the damages suffered by Purchaser as a result thereof shall equal or exceed $100,000 in the aggregate, and (iii) the maximum total liability for which Seller shall be responsible with respect to all representations and warranties shall not exceed the Maximum Liability Cap in the aggregate. Unless otherwise expressly herein stated to survive, all other representations, covenants, indemnities, conditions and agreements contained herein shall merge into and be superseded by the various documents executed and delivered at Closing and shall not survive the Closing. Seller shall have no liability to Purchaser after Closing for any matter disclosed by Seller or learned by Purchaser prior to or as of the Effective Date or prior to Closing pursuant to written notice from Seller.

16.9     Assignment by Purchaser.  Purchaser may assign its rights under this Agreement to an entity that is controlled by Purchaser or is under common control by Purchaser, or to a subsidiary of an entity for which Purchaser or one of its affiliates is then acting as investment manager, provided, (a) Purchaser delivers to Seller written notice of its intention to do so at least ten (10) Business Days prior to Closing, which notice shall include the legal name and structure of the proposed assignee, as well as any other information that Seller may reasonably request including compliance with Section 11.2.6, (b) Purchaser and the proposed assignee shall execute an assignment and assumption of this Agreement in form and substance satisfactory to Seller, and (c) in no event shall any assignment of this Agreement release or discharge Purchaser from any liability or obligation hereunder.

16.10    Severability.  If any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, provision or agreement is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, provision or agreement herein contained.

16.11    Successors and Assigns.  All terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective permitted legal representatives, successors and assigns (subject to Section 16.9).

16.12    Interpretation.  Seller and Purchaser acknowledge each to the other that both they and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

16.13    Counterparts.  This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

16.14    Recordation.  This Agreement may not be recorded and any attempt to do so shall be of no effect whatsoever.

16.15    Limitation on Liability.  In any action brought to enforce the obligations of Seller under this Agreement or any other document delivered in connection herewith, the judgment or decree shall be subject to the provisions of Section 16.8 and shall, otherwise in any event, be enforceable against Seller only up to a maximum of (a) $50,000 prior to Closing, as provided in Section 10.2, and (b) $1,500,000 after Closing (“Maximum Liability Cap”). No shareholder, officer, employee or agent of or consultant to, or of, Seller shall be held to any personal liability hereunder, and no resort shall be had to their property or assets, or the property or assets of Seller for the satisfaction of any claims hereunder or in connection with the affairs of Seller. Furthermore, Seller’s liability under this Agreement is explicitly limited to Seller’s interest in the Property, including any proceeds thereof. Purchaser shall have no recourse against any other property or assets of Seller, the general account of Seller, any separate account of Seller, or to any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Seller (collectively, “Seller Parties”) or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Seller. Except as otherwise expressly set forth in this Section 16.15, neither Seller nor any Seller Party shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of any of Purchaser’s rights or remedies under or with respect to this Agreement, at law, in equity or otherwise. Purchaser shall not seek enforcement of any judgment, award, right or remedy against any property or asset of Seller or any Seller Parties other than Seller’s interest in the Property or any proceeds thereof. The provisions of this Section shall survive the termination of this Agreement.

16.16    Business Day; Time.  As used in this Agreement, “business day” shall be deemed to be any day other than a day on which banks in the state of New York shall be permitted or required to close and all references to time of day herein shall refer to New York City time. Unless expressly indicated otherwise, all time periods shall expire at 5:00 p.m., New York City time.

16.17    Waiver of Jury Trial.  PURCHASER AND SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED

OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED BY PURCHASER AT CLOSING, AND SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT. Each party hereby authorizes and empowers the other to file this Section 16.17 and this Agreement with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

16.18    Disclosures.

(a)

Seller certifies that sewage generated at the Property goes to a facility permitted by the Minnesota Pollution Control Agency and hereby makes the disclosure required pursuant to Minnesota Statutes Section 115.55, Subd. 6.

(b)	Seller is not aware of any wells on the Property and hereby makes the disclosure required pursuant to Minnesota Statutes Section 103I.235(1).

(c)	To the best of Seller’s knowledge production of methamphetamine has not occurred on the Property and hereby makes this disclosure required pursuant to Minnesota Statutes Section 152.0275.

16.19    Removal of Certain Signage.  Purchaser shall, not later than 180 days after the Closing, remove from the Property each sign, posting or notice of any kind which includes or bears any of the following names: “Gaviidae”, “Gaviidae Common”, “Gaviidae II”, or any similar names. The provisions of this Section 16.19 shall survive the Closing.

ARTICLE XVII

ESCROW AGENT DUTIES AND DISPUTES

17.1      Other Duties of Escrow Agent.  Escrow Agent shall not be bound in any way by any other agreement or contract between Seller and Purchaser, whether or not Escrow Agent has knowledge thereof. Escrow Agent’s only duties and responsibilities with respect to the Deposit shall be to hold the Deposit and other documents delivered to it as agent and to dispose of the Deposit and such documents in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, Escrow Agent shall have no responsibility to protect the Deposit and shall not be responsible for any failure to demand, collect or enforce any obligation with respect to the Deposit or for any diminution in value of the Deposit from any cause, other than Escrow Agent’s gross negligence or willful misconduct. Escrow Agent may, at the expense of Seller and Purchaser, consult with counsel and accountants in connection with its duties under this Agreement. Escrow Agent shall not be liable to the parties hereto for any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel and accountants. Escrow Agent shall not be obligated to take any action hereunder that may, in its reasonable judgment, result in any liability to it unless Escrow Agent shall have been furnished with reasonable indemnity satisfactory in amount, form and substance to Escrow Agent.

17.2      Disputes.  Escrow Agent is acting as a stakeholder only with respect to the Deposit. If there is any dispute as to whether Escrow Agent is obligated to deliver the Deposit or as to whom the Deposit is to be delivered, Escrow Agent shall not make any delivery, but shall hold the Deposit until receipt by Escrow Agent of an authorization in writing, signed by all the parties having an interest in the dispute, directing the disposition of the Deposit, or, in the absence of authorization, Escrow Agent shall hold the Deposit until the final determination of the rights of the parties in an appropriate proceeding. Escrow Agent shall have no responsibility to determine the authenticity or validity of any notice, instruction, instrument, document or other item delivered to it, and it shall be fully protected in acting in accordance with any written notice, direction or instruction given to it under this Agreement and believed by it to be authentic. If written authorization is not given, or proceedings for a determination are not begun, within thirty (30) days after the date scheduled for the closing of title and diligently continued, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Deposit with a court of the State of Minnesota pending a determination. Escrow Agent shall be reimbursed for all costs and expenses of any action or proceeding, including, without limitation, attorneys’ fees and disbursements incurred in its capacity as Escrow Agent, by the party determined not to be entitled to the Deposit. Upon making delivery of the Deposit in the manner provided in this Agreement, Escrow Agent shall have no further liability hereunder. In no event shall Escrow Agent be under any duty to institute, defend or participate in any proceeding that may arise between Seller and Purchaser in connection with the Deposit.

17.3    Reports.  Escrow Agent shall be responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated by this Agreement.

dms.us.51141636.09

[Signature page to follow]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

SELLER:

BROOKFIELD DB INC.

By:	/s/ Dennis Friedrich
	Name:	Dennis Friedrich
	Title:	Chief Executive Officer

PURCHASER:

KBS CAPITAL ADVISORS LLC, a Delaware limited liability company

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

JOINDER AND AGREEMENT OF FEE OWNER

DB Holdings, Inc., a Minnesota corporation (“Fee Owner”), owner of the Land described in Exhibit A to the foregoing Agreement:

(a)	hereby consents to said Agreement;

(b)	agrees, immediately prior to Closing (as defined in the Agreement), to execute a deed to Seller conveying all of Fee Owner’s right, title and interest in the Land to Seller; and

(c)	agrees that if Fee Owner defaults on its obligations set forth herein, Purchaser shall be entitled to the same remedies against Fee Owner as Purchaser is entitled to assert against Seller pursuant to Section 10.2 of the Agreement.

DB HOLDINGS, INC.

By:	/s/ Dennis Friedrich
Dennis Friedrich
	Its:	Chief Executive Officer
Title

CONSENT AND AGREEMENT OF ESCROW AGENT

The undersigned Escrow Agent hereby agrees to (i) accept the foregoing Agreement, (ii) be escrow agent under said Agreement, and (iii) be bound by said Agreement in the performance of its duties as escrow agent.

COMMONWEALTH LAND TITLE INSURANCE COMPANY

By:

[Print Name]

Its:
Title

EXHIBIT A

Description of Land

Tracts A through D and G through J, Registered Land Survey No. 1797, Hennepin County, Minnesota.

A-1

EXHIBIT B

Form of Tenant Estoppel Certificate

This Certificate is made to KBS CAPITAL ADVISORS LLC, a Delaware limited liability company, or its nominee (collectively, the “Purchaser”), in connection with the prospective purchase by Purchaser of the Property (as described hereafter) of which the Premises (as described hereafter) are a part. This Certificate may be relied on by Purchaser, any lender of Purchaser, any lender of any direct or indirect owner of Purchaser, any title insurance company insuring Purchaser and any other party who acquires an interest in the Property, of which the Premises are a part in connection with such purchase, and each successor or assign of any the foregoing. Tenant hereby certifies the following:

1.

The undersigned is the lessee under that certain lease dated as specified in 7(a) below, as modified, changed, altered, supplemented or amended as indicated in 7(c) below (the “Lease”), by and between Brookfield DB Inc. (the “Landlord”) and the undersigned, as Lessee, covering those certain premises commonly known and designated as the floors or portions thereto specified in 7(b) below (the “Premises”) at the building known as RBC Plaza, located at 60 South Sixth Street, Minneapolis, Minnesota (the “Property”).

2.

The Lease (i) constitutes the entire agreement between the Tenant and the Landlord with respect to the Premises, (ii) has not been modified, changed, altered, supplemented or amended in any respect (except as indicated on Exhibit A attached hereto), (iii) is the only Lease between the Tenant and the Landlord affecting the Premises, and (iv) is in full force and effect, and Tenant has accepted and is in possession of the Premises. A complete and accurate copy of the Lease (together with all amendments thereto) is attached hereto on Exhibit A.

3.

As of the date hereof, Tenant has performed and observed the covenant and agreement to pay all rent and additional rent due under the Lease and is not in default (nor has there been committed any act or omission which, if uncured, with the passage of time or notice, or both, would constitute a default) under the Lease.

4.

As of the date hereof, Tenant has no knowledge of (i) any default (nor to its knowledge has there been committed any act or omission which, if uncured, with the passage of time or notice, or both, would constitute a default) of Landlord in the performance and observation of the covenants, conditions and agreements contained in the Lease on its part to be kept, observed and performed; or (ii) any other circumstances, the continuation of which would entitle Tenant to terminate the Lease.

5.

As of the date hereof, there exist no setoffs, no abatement of rent or additional rent, or defenses that Tenant may make or claim to the enforcement of the agreements, terms, covenants or conditions of the Lease.

6.	All of the Landlord’s work required to ready the Premises for Tenant’s occupancy has been completed in accordance with the Lease, and Landlord has no further obligation to make payments to Tenant or to allow Tenant credits against rent in connection therewith whether by way of a tenant improvement allowance or otherwise.

7.	The following Lease information is correct:

(a)	The date of the Lease is ;

(b)	The premises covered by the Lease are rentable square feet on the floor(s);

(c)	Unless and except as indicated on Exhibit A attached hereto, the Lease has not been modified, changed, altered, supplemented or amended in any way; and

(d)

The security deposit required under the Lease and deposited with Landlord, as security for the performance of Tenant’s obligations under the Lease, is in the amount of $                                     [in cash] [in the form of a letter of credit]. Apart from this security deposit, Landlord does not hold any advance payment of rents or any other form of rental or security deposit.

8.	There are no subtenants under the Lease, and Tenant has not otherwise assigned its interest in the Lease.

9.	The annual fixed rent payable under the Lease is currently $ plus annual Operating Expenses and Real Estate Taxes equal to $ per rentable square foot. All rent has been paid through , 20 .

10.	The term of the commenced on and shall expire, unless sooner terminated in accordance with the terms of the Lease, on .

11.	Except as provided in the Lease, no other agreement confers upon Tenant any: (i) option or right to extend the term of the Lease; (ii) right to acquire additional space; or (iii) right to terminate the Lease (apart from any termination right arising out of damage to or condemnation of the Premises) unless and except as described herein:

.

12.	Neither the Lease nor any other agreement confers upon Tenant any right of first refusal or option to purchase all or any portion of the property of which the Premises are a part.

TENANT
DATE: , 2012

By:
Name:
Its:

EXHIBIT C

Assignment and Assumption of Leases,

Contracts and Other Property Interests

For good and valuable consideration, the receipt of which is hereby acknowledged, BROOKFIELD DB INC., a                                               (“Assignor”) hereby irrevocably assigns, transfers and sets over to                         , a                          (“Assignee”) all of Assignor’s right, title and interest in and to (i) the lease agreements (the “Leases”) enumerated on Schedule A attached hereto and made a part hereof, together with tenant security deposits held by Assignor under the Leases, (ii) to the extent assignable, the contracts (the “Contracts”) enumerated in Schedule B attached hereto and made a part hereof, (iii) to the extent assignable, any governmental permits and approvals (the “Permits and Approvals”) related to the improvements (the “Improvements”) located on the land (the “Land”) being conveyed by Assignor to Assignee by Deed, dated the date hereof, and (iv) to the extent assignable, all contract rights (including, without limitation, all existing third-party warranties, if any, on materials and equipment constituting a part of or used in the operation and maintenance of the Improvements), equipment leases, maintenance agreements, licenses, permits, plans and specifications, surveys, soils reports, insurance proceeds by reason of damage to the Improvements, condemnation awards and all other rights, privileges or entitlements necessary to continue the management, use and operation of the Land and the Improvements.

Assignee hereby assumes all obligations in connection with the Leases and the Contracts arising or first becoming due and payable and applicable to the period after the date hereof.

Assignor hereby reserves the right to collect and retain delinquent rentals to the extent provided in that certain Sale, Purchase and Escrow Agreement, dated as of December 20, 2012, between Assignor, Assignee and Commonwealth Land Title Insurance Company (the “Purchase Agreement”)

Assignor hereby represents and warrants only that it has not previously assigned the Leases, the Contracts, the Permits and Approvals, contract rights and other rights assigned hereby. Assignor makes no other representation or warranty in connection with this Assignment and, except for the foregoing, this Assignment is made without recourse to Assignor.

All terms of this Assignment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.

No modification, waiver, amendment, discharge or change of this Assignment shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

This Assignment shall be construed and enforced in accordance with the laws of the State of Minnesota.

C-1

In any action brought to enforce the obligations of Assignor under this Assignment, the judgment or decree shall be subject to Sections 16.8 and 16.15 of the Purchase Agreement.

This Assignment may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment of this          day of                         .

ASSIGNOR:

BROOKFIELD DB INC.

By:
Name:
Title:

ASSIGNEE:

[PURCHASER ENTITY]

By:
Name:
Title:

C-2

EXHIBIT D

Form of Bill of Sale

KNOW ALL MEN BY THESE PRESENTS, that BROOKFIELD DB INC., a Minnesota corporation (“Seller”), for good and valuable consideration paid by                         , a                          (“Purchaser”), hereby sells, assigns, transfers, conveys and delivers to Purchaser, absolutely and not as security, all of its present and future right, title and interest in and to furniture, fixtures, equipment, appliances, and personal property owned by Seller and now located in or on the real property being conveyed by Seller to Purchaser by Deed, dated the date hereof (the “Real Property”), and used in connection with the management, use and operation of the Real Property, including, without limitation, those items listed on Schedule A attached hereto (collectively, the “Personal Property”).

TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns to and for its own use and behalf forever.

This Bill of Sale shall be without representation or warranty by, and without recourse to, Seller.

This Bill of Sale may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

IN WITNESS WHEREOF, Seller and Purchaser have caused these presents to be signed by their duly authorized officers as of                         .

SELLER

BROOKFIELD DB INC.

By:
Name:
Title:

PURCHASER

[PURCHASER ENTITY]

By:
Name:
Title:

D-1

EXHIBIT E

Leases

RBC PLAZA – OFFICE TENANTS

ADAMS MONAHAN, LLP	Lease of Office Space 11/24/08 Amendment of Lease 12/1/10 Storage Space Lease 5/25/11 Amendment to Storage Space Lease 7/13/11
ARBOR CAPITAL MANAGEMENT LLC	Lease of Office Space 12/9/11
ASPIRIANT INVESTMENT ADVISORS, LLC	Lease of Office Space 3/9/11
CASE CAPITAL MANAGEMENT LLC	Lease of Office Space 12/28/10 Guarantee of Tim Hayden dated 12/28/10 Letter Agreement 1/14/11
COMERICA BANK	Lease of Office Space dated 6/30/00 Amendment of Lease 11/20/02 Second Amendment of Lease 1/28/08
CORAL CAPITAL MANAGEMENT LLC	Lease of Office Space 3/30/94 Amendment of Lease 12/18/03 Second Amendment of Lease 4/11/07 Third Amendment of Lease 9/20/07
EXECUTIVE SPEAKING, INC.	Lease of Office Space 11/19/93 Amendment of Lease 8/9/94 Second Amendment of Lease 10/14/02 Third Amendment of Lease 7/2/09
FISH & RICHARDSON, P.C.

Lease of Office Space 4/25/95

Amendment of Lease 7/29/99

Amendment & Renewal of Lease and Lease of Add’l Space 10/25/99

Second Amendment of Lease 4/18/00

Third Amendment of Lease 12/1/00

Fourth Amendment of Lease 9/04/02

Fifth Amendment of Lease 4/8/03

Sixth Amendment of Lease 12/9/05

Seventh Amendment of Lease 3/8/07

Eighth Amendment of Lease 7/02/07

Ninth Amendment of Lease 10/1/07

Tenth Amendment of Lease 12/8/09

Letter of Credit dated 12/17/09 (amended 12/20/10 and 11/16/12)

Amended and Restate SNDA Agreement 6/9/10

Subtenant: Thomas, McNerney & Partners Mgt., LLC

Sublease 7/31/08

E-1

Consent to Sublease 8/8/08 Amendment to Sublease 3/20/09 Extension of Term and Amendment of Sublease 4/30/12 Consent to Amendment of Sublease 4/30/12
GAMCO INVESTORS, INC. (called Woodland Partners in war room) (F/K/A WOODLAND PARTNERS, LCC. & GABELLI ASSET MANAGEMENT)	Lease of Office Space 3/18/96 Renewal of Lease 11/24/99 Amendment of Lease 6/16/03 Second Amendment of Lease 4/28/08
IMPERIAL CAPITAL LLC (f/k/a THE MERCANTI GROUP)	Lease of Office Space 8/8/03 Amendment of Lease 6/1/06 Second Amendment of Lease 6/1/11 Third Amendment of Lease 8/1/12
KRIEG DEVAULT LLP	Letter Agreement 7/21/11 Lease of Office Space 7/29/11
LFE CAPITAL, LLC	Lease of Office Space 10/10/06 Amendment of Lease 5/18/11
MARTIN-WILLIAMS, INC.

Lease of Office Space 12/31/92

First Amendment to Lease of Office Space 4/23/93

Memorandum of Lease 4/23/93

Second Amendment to Lease of Office Space 7/21/93

Third Amendment to Lease 11/22/93

Fourth Amendment of Lease 10/1/95

Fifth Amendment of Lease 7/9/98

Sixth Amendment of Lease 12/29/99

Seventh Amendment of Lease 6/27/03

Guarantee of TBWA Worldwide Inc. 6/27/03

Eighth Amendment of Lease 10/16/03

Temporary Space Agreement 8/29/12

Storage Space Lease 9/10/12

NORTH CENTRAL EQUITY LLC	Lease of Office Space 5/27/04 Amendment of Lease 6/8/04 Second Amendment of Lease 8/22/05 Third Amendment of Lease 6/24/08 Limited Guaranty of Elam Baer 6/16/11 Fourth Amendment of Lease 6/27/11
NOSAL PARTNERS, LLC	Leases of Office Space 09/05/06 Amendment of Lease 11/23/10
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	Lease of Office Space 8/23/12
RBC CAPITAL MARKETS LLC (f/k/a Dain Rauscher (RBC), Inter-Regional Financial Group, and Interra) (Remove storage space #2360 terminated)

Amended & Restated Amendment of Lease to Lease of Office Space 6/6/03

Letter Agreement Re: Extension of Second Allowance 3/18/10

First Amendment to Amended and Restated Lease 8/18/11

Storage Space Lease 7/24/12

E-2

(under original agreements, remove 11.1.10 Name Change, 12.14.07 Name Change, RBC 2.18.11 Storage Space, 5.3.94 Letter Agreement)

*************

Lease of Office Space 2/6/89

Master Agreement 2/6/89

First Amendment to Lease Office Space 5/14/91

Amendment to Master Agreement 8/1/91

Second Amendment to Lease Office Space 12/23/91

Second Amendment to Master Agreement 7/15/92

Third Amendment to Lease Office Space 7/15/92

Fourth Amendment to Lease Office Space 7/29/93

Fifth Amendment to Lease Office Space 3/30/94

Sixth Amendment to Lease Office Space 11/27/96

Seventh Amendment to Lease Office Space 8/22/97

Eighth Amendment of Lease of Office Space 5/29/98

Ninth Amendment of Lease of Office Space 2/16/99

Tenth Amendment of Lease of Office Space 12/9/99

Eleventh Amendment of Lease of Office Space 3/28/01

Letter Agreement – Fiber Optic Conduit 12/27/01

Letter Agreement Communication Laser & Power/Fiber Cabling 3/14/03

SMITHGROUP, INC	Lease of Office Space 9/29/06 Amendment of Lease 10/31/08
STARQUEST SECURITIES, LLC (f/k/a Marquette Financial Companies, Marquette Bancshares, Inc.)

Amended & Restated Lease of Office Space 7/19/01

Amendment 1/27/02

Second Amendment to Amended and Restated Lease of Office Space 5/7/02

Storage Space Lease 6/12/03

Storage Space Lease 2/1/05

Third Amendment of Lease 05/26/05

Fourth Amendment of Lease 11/30/05

Storage Space Lease dated 1/31/06

Fifth Amendment of Lease 6/13/07

Storage Space Lease 10/24/07 & Termination Letter (effective 12/31/12) 8/20/12

Letter Agreement Re: Expansion Premises 5/11/10

Storage Space Lease 7/30/10

Storage Space Lease 8/30/11

Sixth Amendment of Lease Effective Date 12/30/11

Storage Space Lease 1/30/12

Staircase Letter Agreement 3/16/12

Seventh Amendment of Lease 3/30/12

STIFEL FINANCIAL CORPORATION (f/k/a Miller Johnson Steichen Kinnard)

Lease of Office Space 9/22/03

Control Agreements 9/22/03

Amendment of Lease 5/27/04

Assignment of Lease 12/05/06

Rooftop and Antennae Agreement 8/15/05

Amendment to Rooftop and Antenna Agreement 11/6/08

Second Amendment of Lease 9/28/12

WHITE PINE CAPITAL LLC	Lease of Office Space 10/15/02 Amendment of Lease 10/09/07

E-3

Second Amendment of Lease 3/21/12
XO COMMUNICATIONS SERVICES, LLC

Fiber Optic Telecommunications License Agreement dated 10/20/06

Amendment to Fiber Optic Telecommunications License Agreement 10/1/09

Second Amendment to Fiber Optic Telecommunications Agreement 11/27/12

GAVIIDAE COMMON (PHASE II) – RETAIL TENANTS

ANN TAYLOR RETAIL, INC.

Lease of Retail Space 5/30/97

Amendment of Lease 11/09/07

Second Amendment of Lease 11/19/08

Third Amendment of Lease 12/16/09

Fourth Amendment of Lease 7/30/10

Fifth Amendment of Lease 8/3/11

Sixth Amendment of Lease 5/31/12

BROOKFIELD COMMERCIAL PROPERTIES INC.	Lease of Office Space 1/01/08 Amendment of Lease 12/10/09 Second Amendment of Lease 12/8/11 Third Amendment of Lease 12/6/12
BROOKFIELD PROPERTIES MANAGEMENT LLC	Lease of Office Space 1/1/08 Relocation and Amendment of Lease 6/17/09 Subtenant: Harvard Sublease Agreement 1/1/08 Amendment to Sublease 6/17/09
CARIBOU COFFEE COMPANY INC.	Lease of Retail Space 5/25/93 Amendment of Lease 12/21/95 Second Amendment of Lease 10/21/03 Third Amendment of Lease 5/18/11 Fourth Amendment of Lease Effective Date 11/30/12
CLAY SQUARED TO INFINITY

License Agreement (artwork display) 6/5/12

Amendment of License (artwork display) 7/9/12

Letter Agreements Re: Temporarily Ceasing Business Operations During 2012 Holiday Season - 11/6/12 and 11/9/12

License Agreement (Temporary for Holidays) 10/25/12

D’AMICO HOLDING COMPANY d/b/a D’Amico & Sons	Lease of Retail Space 6/9/95 Assignment of Lease 6/12/03 First Amendment of Lease 3/4/05
EBENEZER J., INC. d/b/a Bayou Cuisine	Lease Agreements 5/5/00 Guarantee of Tim Tran 6/15/01 EXPIRED Assignment of Lease 3/19/04 Amendment of Lease 10/30/09

E-4

Second Amendment of Lease 2/2/12
JANINE PIZZA, INC. d/b/a Andrea Pizza	Lease of Retail Space 12/31/08 Guarantee of Mateos Slonine and William Harvey (Expires 12/31/12) 12/31/08 Assignment & Amendment of Lease 5/25/12
LEN DRUSKIN INC. d/b/a LD•Blues	License Agreement 6/29/12
LEN DRUSKIN INC. d/b/a LD•Len Druskin	License Agreement 8/25/09 Amendment of License 9/30/10 Second Amendment of License 11/9/11 Third Amendment of License 6/29/12
Manchu Wok (USA) INC.	Shopping Center Lease 11/1/91 Amendment of Lease 12/21/92 Consent to Assignment of Lease 9/19/00 Renewal of Lease 10/23/00 Second Amendment of Lease 2/23/12 Third Amendment of Lease 12/19/12
MCDONALD’S CORPORATION	Lease of Retail Space 3/18/92 Storage Space Lease 1992 Amendment of Lease 6/10/2002 Second Amendment of Lease 2/19/08
MN HALAL FOODS, INC d/b/a Kabobs Indian Grill	Lease of Retail Space 3/30/09 Storage Space Lease 12/9/11 Amendment to Storage Space 1/25/12
NICAR MANAGEMENT INC. d/b/a The Great Steak And Fry	Lease of Retail Space 11/19/99 Amendment of Lease 7/21/00 Letter Agreement Re: Outstanding Amounts 9/15/10 Second Amendment of Lease 9/29/10
RF MOELLER JEWELRY	Lease of Retail Space 6/7/02 Amendment of Lease 8/21/02 Second Amendment of Lease 12/19/12
SUBWAY SANDWICHES AND SALADS	Lease of Retail Space 8/20/92 Renewal of Lease 1/8/98 Amendment of Lease 10/30/02 Second Amendment of Lease 2/22/07 Third Amendment of Lease 12/6/12
TALBOTS, INC. (THE)	Lease of Retail Space 10/22/92 Storage Space Lease 1/20/93 Amendment of Lease 02/21/01 Second Amendment of Lease 8/17/04

E-5

EXHIBIT F

Contracts

1.	Easement and Construction Agreement dated June 6, 1989, recorded June 28, 1989, as Document No. 5548949 in the Office of the Hennepin County Recorder, and recorded July 5, 1989, as Document Number 2023732 in the Office of the Hennepin County Registrar of Titles, as amended by that certain First Amendment to Easement and Construction Agreement dated April 24, 2007, recorded May 8, 2007 as Document No. 4384031

2.	Easement and Construction Agreement dated June 6, 1989, recorded June 28, 1989, as Document No. 5548948 in the Office of the Hennepin County Recorder, and recorded July 5, 1989, as Document Number 2023731 in the Office of the Hennepin County Registrar of Titles

3.	Sixth Street Skyway Agreement dated February 27, 1992, filed March 31, 1992, as Document No. 5893893 in the office of the Hennepin County Recorder, and filed March 31, 1992, as Document No. 2248394 in the Registrar’s Office

4.	Restated Skyway Agreement dated August 9, 1991, recorded May 16, 1997, as Document No. 6734501 in the office of the Hennepin County Recorder, as amended and restated by that certain Amended and Restated Skyway Agreement dated October 27, 2000, filed October 5, 2001 as Document No. 7554047 in the office of the Hennepin County Recorder

5.	Parking Agreements

a.	Central Parking System Inc.
i.	Management Agreement 1/31/08
ii.	Extension Agreement 4/4/11
iii.	Letter Agreement 10/11/11

b.	HEI Minneapolis Operating LLC (Westin Hotel)
i.	Parking Agreement 3/20/07
ii.	First Amendment to Parking Agreement 6/29/07
iii.	Second Amendment to Parking Agreement 7/23/08
iv.	Third Amendment to Parking Agreement 12/21/09
v.	Letter Agreement Re: Month-to-Month Term 4/23/10
vi.	Fourth Amendment to Parking Agreement 8/3/10
vii.	Notice Re: Change in HEI Lender 11/15/11

6.	Service/Miscellaneous Contracts

a.	Adam’s Pest Control
i.	Service Agreement 5/18/09
ii.	Extension Agreement 5/22/12

b.	Alive Promo, Inc.
i.	Service Agreement 7/18/08
ii.	Extension Agreement 6/8/11
iii.	Extension Agreement 6/21/12

c.	Aramark Uniform Services & Career Apparel, LLC
i.	Service Agreement 6/27/08
ii.	Extension Agreement 6/8/11
iii.	Letter Agreement 9/5/12

d.	Aspen Waste Systems Incorporated
i.	Service Agreement 7/9/08
ii.	Extension Agreement 6/1/11
iii.	Extension Agreement 6/8/12

e.	CityLites USA LLC – Advertising Boards
i.	Wall Lease Agreement 11/16/04

f.	CityLites USA LLC - Jaguar Lounge
i.	License Agreement 6/3/10
ii.	Amendment of License 6/27/11
iii.	Second Amendment of License 1/25/12
iv.	Letter Agreement 12/18/10

g.	Columbia Building Services, Inc.
i.	Service Agreement 1/1/08
ii.	Extension Agreement 7/7/10
iii.	Extension Agreement 9/16/11

h.	DMX, Inc.
i.	Service Agreement 5/19/10

i.	Green Lights Recycling, Inc.
i.	Service Agreement 8/14/08
ii.	Extension Agreement 6/21/11
iii.	Extension Agreement 6/8/12

j.	Harvard Maintenance Inc.
i.	Harvard Service Agreement 8/1/05
ii.	Extension Agreement 7/1/10
iii.	Extension Agreement 7/1/11
iv.	Extension Agreement 6/8/12

k.	Honeywell International Inc. – Automation
i.	Service Agreement 5/12/09

ii.	Extension Agreement 6/4/12
l.	Honeywell International Inc. – Card Access
i.	Service Agreement 5/12/09
ii.	Extension Agreement 6/4/12

m.	Honeywell International Inc. – Fire Alarms
i.	Service Agreement 5/12/09
ii.	Extension Agreement 6/4/12

n.	NRG Energy Center Minneapolis, LLC
i.	Service Agreement 2/28/1990
ii.	First Amendment 10/17/07
iii.	Second Amendment 1/1/12

o.	Otis Elevator Company
i.	Service Agreement 12/2/11

p.	Pioneer Paper Stock Co., Inc.
i.	Service Agreement 7/22/08
ii.	Extension Agreement 5/20/11
iii.	Extension Agreement 6/8/12

q.	Plantscape Inc.
i.	Service Agreement 4/24/12

r.	Professional Aquarium Maintenance
i.	Service Agreement 4/15/10

s.	Qwest/CenturyLink
i.	Agreement 4/25/12

t.	Reidy Metal
i.	Unsigned Agreement

u.	Verta Corporation
i.	Service Agreement 4/1/10

v.	Xerox
i.	Agreement 5/10/07

w.	Zee Medical
i.	Service Agreement 6/25/09

EXHIBIT G

Form of Notice to Tenants

, 2013

Re:

Dear Tenant:

Please be advised that effective                         , 2013, BROOKFIELD DB INC. has sold the above-referenced property to                                         . Your security deposit in the amount of $                         has been transferred to such entity and such entity shall be responsible for holding the same in accordance with the terms of your lease. Effective                         , 2013, all future rental payments should be sent to the following address:

Any questions regarding maintenance and management of the property should be addressed to:

Very truly yours,

BROOKFIELD DB INC.

By:
Name:
Title:

G-1

EXHIBIT H

FIRPTA Affidavit

Transferor’s Certification of Non-Foreign Status

To inform [PURCHASER ENTITY], a                                  (“Transferee”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), will not be required upon the transfer of certain real property to Transferee by BROOKFIELD DB INC., a Minnesota corporation (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.        Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.        Seller is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

3.        Transferor’s U.S. employer identification number is                         ; and

4.        Transferor’s office address is c/o Brookfield Properties Corporation, Three World Financial Center, 200 Vesey Street, 11th Floor, New York, NY 10281.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated:

BROOKFIELD DB INC.

By:
Name:
Title:

H-1

EXHIBIT I

Form of Deed

(Top 3 inches reserved for recording data)

LIMITED WARRANTY DEED	Based upon Minnesota Uniform Conveyancing Blanks
Business Entity to Business Entity	Form 10.2.9 (2006)

DEED TAX DUE: $	DATE: , 2013

FOR VALUABLE CONSIDERATION, BROOKFIELD DB INC., a Minnesota corporation, (“Grantor”), hereby conveys and quitclaims to                                     , a                          (“Grantee”), real property in Hennepin County, Minnesota, legally described as follows:

Tracts A through D and G through J, Registered Land Survey No. 1797

Check here if all or part of the described real property is Registered (Torrens) ☐

together with all hereditaments and appurtenances.

This Deed conveys after-acquired title. Grantor warrants that Grantor has not done or suffered anything to encumber the property, EXCEPT:

See Exhibit A attached hereto and made a part hereof.

Check applicable box:

☐	The Seller certifies that the Seller does not know of any wells on the described real property.
☐	A well disclosure certificate accompanies this document.
☐	I am familiar with the property described in this instrument and I certify that the status and number of wells on the described real property have not changed since the last previously filed well disclosure certificate.

GRANTOR
BROOKFIELD DB INC.

By:
Name:
Title:

I-1

State of Minnesota, County of

This instrument was acknowledged before me on                         , 2013, by                                     , the                                  of                                     , on behalf of said company.

(Seal, if any)	(signature of notarial officer)

Title (and Rank):

My commission expires:
(month/day/year)

THIS INSTRUMENT WAS DRAFTED BY: FAEGRE & BENSON LLP ( ) 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402	TAX STATEMENTS FOR THE REAL PROPERTY DESCRIBED IN THIS INSTRUMENT SHOULD BE SENT TO:

Exhibit A

to Form of Deed

(a) applicable zoning, subdivision, building and other land use laws and regulations;

(b) the rights of tenants in possession with no right to purchase all or a portion of the property;

(c) all matters, whether or not of record, that arise out of the actions of Purchaser or its agents, representatives or contractors;

(d) the lien of real estate taxes and assessments not yet due and payable;

(e) all matters shown on Schedule 1 attached hereto [insert exceptions from title commitment];

(f) all matters shown on or referenced in the Survey, and all such state of facts as would be disclosed by a physical inspection of the Real Property (not including work, if any, that could give rise to mechanic’s or materialmen’s liens) or an ALTA “as-built” survey of the Real Property, and all other matters affecting title to the Real Property as to which Purchaser has actual knowledge or is deemed to know.

I-2

EXHIBIT J

Form of Declaration of Easements and Covenants

[see attached]

J-1

DECLARATION OF EASEMENTS AND COVENANTS

dated as of                 , 2013

RBC Plaza

60 South Sixth Street

Minneapolis, Minnesota 55402

TABLE OF CONTENTS

1.	Definitions		1

2.	Easements and Licenses		9
	2.1	General Provisions	9
	2.2	Temporary License for Construction	9
	2.3	Easement for Use of Common Area	11
	2.4	Easement for Support	12
	2.5	Easement for Encroachments	12
	2.6	Easement for Utilities	12
	2.7	Easement for Access Facilities	13
	2.8	Easement for Delivery Facilities	14
	2.9	Easement for Parking Facilities	14
	2.10	Easement for Signage	14
	2.11	Easement for Stairways	15
	2.12	Easement for Elevators	15
	2.13	Easement for Access to Roof	15
	2.14	Easement for Installation and Maintenance of Mechanical Systems on Roof	15
	2.15	Easement for Window Washing Systems	15
	2.16	Easement for Maintenance	15
	2.17	Easement for Self-Help	15
	2.18	Waiver of Condemnation Awards	16
	2.19	No Dedication	16
	2.20	Security Restrictions	16
	2.21	Restriction on Easement Grants	16
	2.22	Skyway Agreements	16
	2.23	Indemnification	17

3.	Use		17
	3.1	Permitted Uses	17
	3.2	Prohibited Uses	17
	3.3	Rules and Regulations for the Project	17
	3.4	Fees for Use	17
	3.5	Legal Compliance	18

4.	Common Utilities		18
	4.1	Utilities	18
	4.2	Allocation of costs; conservation	18
	4.3	No liability for interruption	19

5.	Maintenance		19
	5.1	Owner Responsibilities	19
	5.2	Office Owner’s Responsibilities	20

i

	5.3	Maintenance Standards	21
	5.4	Takeover by Office Owner	21
	5.5	Self-Help	21

6.	Allocation of Costs		22
	6.1	Allocable Share	22
	6.2	Cost Composition	22
	6.3	Method of Payment; Audit Rights	23

7.	Right to Restrict Access to All or Portion of North Parcel		25

8.	Alterations		25
	8.1	Alterations Requiring Consent	25
	8.2	Standard of Performance	26
	8.3	Approvals	26

9.	Real Estate Taxes		27

10.	Insurance		27
	10.1	Owner’s Obligations	27
	10.2	Construction Obligations	28
	10.3	General Insurance Requirements	29

11.	Damage or Destruction		31
	11.1	Total Casualty	31
	11.2	Partial Casualty	31

12.	Taking		32
	12.1	Taking of Utility Facilities	32
	12.2	Total Taking	33
	12.3	Partial Taking	33
	12.4	Amendments	33

13.	Failure of Performance		33
	13.1	General	33
	13.2	Liens	35
	13.3	Limitation of Liability	35

14.	Mortgages and Liens		35
	14.1	No Liens on Other Elements	35
	14.2	Mechanic’s Liens	36
	14.3	Declaration Superior To All Liens and Mortgages; Notice to Mortgagee	36

15.	Arbitration		38

16.	Miscellaneous		38

16.1	Relationship of Parties	38
16.2	Headings; Interpretation	38
16.3	Notice	39
16.4	Time	39
16.5	Amendment or Modification	39
16.6	Successors and Assigns	40
16.7	Term	40
16.8	Severability	40
16.9	Reconfirmation	41
16.10	Law Applicable	41
16.11	Declaration Shall Continue Notwithstanding Breach	41
16.12	Attorney’s Fees	41
16.13	Commercially Reasonable	41
16.14	Time and Form of Approvals	41
16.15	Effect on Other Agreements	42
16.16	Inapplicability of MCIOA; Restrictions on Duration	42
16.17	Estoppel Certificates	42
16.18	Merger Not Intended	42
16.19	Minimization of Damages	42
16.20	Rights Reserved	42
16.21	No Waiver	43
16.22	Naming Rights	43

EXHIBITS:

Exhibit A-1:	Legal Description of Land
Exhibit A-2:	Legal Description of North Parcel
Exhibit A-3:	Legal Description of Office Parcel
Exhibit A-4:	Legal Description of Parking Parcel
Exhibit A-5:	Legal Description of South Retail Parcel
Exhibit B:	Specific Utility Easements
Exhibit C:	Depiction of Stairways
Exhibit D:	Prohibited Uses
Exhibit E:	Allocable Share of Common Costs

DECLARATION OF

EASEMENTS AND COVENANTS

This Declaration of Easements and Covenants (this “Declaration”) is made as of      this day of             , 2013, by Brookfield DB Inc., a Minnesota corporation (“Declarant”).

RECITALS

WHEREAS, Declarant is the owner of certain tracts of real property situated in Hennepin County, Minnesota, more particularly described in Exhibit A-1 (the “Land”), together with all buildings and improvements from time to time constructed thereon (the Land, building and improvements collectively, the “Project”);

WHEREAS, the Project is currently comprised of (a) an office tower commonly known as the “RBC Plaza”; (b) a multi-tenant retail structure containing retail and commercial space; (c) a major department store, presently operated as a Neiman Marcus department store; and (d) a parking structure that provides parking for the various Elements (defined below);

WHEREAS, the Land and the improvements thereon are physically integrated and together constitute a multi-level, multi-use complex located in downtown Minneapolis, Minnesota, bounded by Nicollet Mall, Marquette Avenue, South Fifth Street and South Sixth Street;

WHEREAS, the Land is presently encumbered by the Existing Loading Dock and Access Easements (defined below) and the Skyway Agreements (defined below); and

WHEREAS, Declarant desires to subject the Project and all future owners of the Project or any portion thereof to various easements, restrictions and covenants, as further set forth herein, for the purpose of providing for the future harmonious use and operation of the Project.

NOW, THEREFORE, in consideration of the premises and the covenants contained in this Declaration, Declarant hereby declares that the Project shall be owned, held, used, transferred, sold, conveyed, demised and occupied subject to the terms and conditions set forth in this Declaration, which shall run with the Land and shall be binding upon the Project and all tenants, subtenants, occupants, licensees, concessionaires, and other parties permitted within the Project. Declarant further declares and states as follows:

1.     Definitions. As used in this Declaration, the following terms shall have the following meanings:

1.1 “Access Facilities” means all walkways, adjoining sidewalks, entrances to Common Area, passageways, corridors, atria, lobbies, skyways, concourses, stairways, escalators, elevators and all other portions of the Project that are designed and intended to provide common pedestrian access within the Project, within and among the Elements, and to and from public streets adjacent to the Project and the Skyway Bridges, and all alterations thereto and replacements thereof, as such Access Facilities may exist fiom time to time. The Parking Facilities shall not be considered part of the Access Facilities for any purpose under this Declaration.

1.2     “Alter” or “Alteration” means any construction, reconstruction, replacement, Restoration, repairs, maintenance, renewals, alterations, changes, additions, improvements and demolitions of or to any part of the Building and all excavations at any time made or to be made in, on or about the Project, all of which are subject to Article 8 and all other applicable provisions of this Declaration.

1.3     “Arbitration” has the meaning set forth in Article 15 of this Declaration.

1.4     “Building” means all improvements located on the Office Parcel, the South Retail Parcel, the North Parcel, and the Parking Parcel, individually and collectively, and all Alterations thereto and replacements thereof, as the same may exist from time to time.

1.5     “Common Area” means those areas of the Project that are from time to time provided for use in common by two (2) or more Owners and their respective Permittees, whether or not the same are open to the general public, and shall include the Access Facilities, the Parking Facilities, the Delivery Facilities, the Utility Facilities, and any fixtures, chattels, systems, décor, signs, facilities, and landscaping and open areas contained therein or maintained or used in connection therewith.

1.6     “Common Costs” means the amounts payable in connection with the operation, management, maintenance and repair of those portions of the Common Area maintained by Office Owner for the benefit of the other Owners, including without limitation all costs, charges and expenses attributable to the operation, repair, maintenance and improvement of the Common Area, as determined in accordance with generally accepted accounting principles.

1.7     “Condemned Easement” has the meaning set forth in Article 12 of this Declaration.

1.8     “Connecting Wall” means a wall of an Element that lies, or is intended to lie, within the Element, but that also serves as part of the enclosure wall of an abutting Element. All Connecting Walls are interior walls, and may or may not constitute Support Facilities. Connecting Walls consist of the studs, plates, headers, block and other structural components of such wall, exclusive of sheetrock and other wall coverings.

1.9     “Constant Dollars” means the present value of the dollars to which such term refers. An adjustment shall occur on January 1, 2018, and thereafter at five (5) year intervals. Constant Dollars shall be determined by multiplying the dollar amount to be adjusted by a fraction, the numerator of which is the Current Index and the denominator of which is the Base Index. The “Base Index” shall be the level of the Index for             , 2013. The “Current Index” shall be the level of the Index for the month of September of the year preceding the adjustment year. The “Index” shall be the Consumer Price Index for All Urban Consumers, U.S. City Average, All items published by the Bureau of Labor Statistics of the United States Department of Labor (base year 1982-84=100), or any successor index thereto as hereinafter provided. If publication of the Index is discontinued, or if the basis of calculating the Index is materially changed, then

Office Owner may substitute (and give notice of such substitution to the other Owners) for the Index comparable statistics as computed by an agency of the United States Government or, if none, by a substantial and responsible periodical or publication of recognized authority most closely approximating the result which would have been achieved by the Index.

1.10     “Damaged Owner” has the meaning set forth in Article 11 of this Declaration.

1.11     “Declaration” means this Declaration, including all Exhibits attached hereto and made a part hereof.

1.12     “Delivery Facilities” means those portions of the Office Element and the Parking Element on and below street level as are from time to time designated by Office Owner, or as are designated by the Existing Loading Dock and Access Easements, as facilities to be used in common by Owners, Occupants, beneficiaries under the Existing Loading Dock and Access Easements, and others for purposes of loading, unloading, delivery, dispatch and holding of merchandise, goods, and materials of whatsoever nature entering or leaving the Building, and giving vehicular access to such portions of the Building. The Delivery Facilities shall be accessible to all Owners and Occupants twenty-four (24) hours per day every day of the year, except for reasonable periods of closure due to maintenance, repair and casualty, and shall be subject to Rules as established by Office Owner from time to time.

1.13     “Element” means each of the Office Element, North Element, South Retail Element, and Parking Element, or collectively the “Elements,” as the context indicates.

1.14     “Elevator” means each elevator within the Project.

1.15     “Emergency Power Generator” means either of the two (2) emergency electrical power generators, controls and shared wiring that provide shared emergency electrical power to the Project. The current tenant known as RBC Wealth Management is permitted pursuant to its lease to use the Emergency Power Generators in circumstances as specified in the lease.

1.16     “Existing Loading Dock and Access Easements” means, collectively, that certain Easement and Construction Agreement dated June 6, 1989, recorded June 28, 1989, as Document No. 5548949 in the Office of the Hennepin County Recorder, and recorded July 5, 1989, as Document Number 2023732 in the Office of the Hennepin County Registrar of Titles, as amended by that certain First Amendment to Easement and Construction Agreement dated April 24, 2007, recorded May 8, 2007 as Document No. 4384031, and that certain Easement and Construction Agreement dated June 6, 1989, recorded June 28, 1989, as Document No. 5548948 in the Office of the Hennepin County Recorder, and recorded July 5, 1989, as Document Number 2023731 in the Office of the Hennepin County Registrar of Titles.

1.17     “Fair Market Value” means the price at which the subject Element would be sold for cash (that is, not on credit terms extended by the seller, but with the buyer free to obtain any other financing available) at a private sale by a willing seller not compelled to sell, to a willing buyer not compelled to buy, free and clear of all liens and encumbrances securing the payment of money. For purposes of determining Fair Market Value, except as expressly provided to the contrary herein, (i) portions of the subject Element previously or at the time subject to a condemnation action shall be excluded only if the condemnation awards have been paid, and (ii) if any damage has occurred, it shall be assumed that Restoration is complete.

1.18     “Fire Pump” means the fire pump serving the Building.

1.19     “Fiscal Year” means a twelve (12) month calendar year, at the termination of which period each Owner’s books are balanced for auditing or taxation purposes.

1.20     “Floor Area” means the aggregate of the actual number of square feet of space contained on each floor within an Element, including any mezzanine or basement space, as measured from the exterior faces of the exterior walls or store front. During any period of rebuilding, repairing, replacement or reconstruction of an Element, the Floor Area attributable to that Element shall be deemed to be the same as existed immediately prior to such period. Upon completion of such rebuilding, repairing, replacement or reconstruction, the Owner of such Element shall cause a new determination of Floor Area for such Element to be made in the manner described above, and such determination shall be provided promptly to Office Owner.

1.21     “Governmental Authorities” means all federal, state, county, municipal and local governments having jurisdiction over the Project, and all departments, commissions, boards, bureaus and officers thereof.

1.22     “Hazardous Substances” means any substance, chemical, waste, contaminant, pollutant or other material that is or becomes regulated by any Governmental Authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, those substances regulated by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et. seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et. seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et. seq.; the Clean Water Act, 33 U.S.C. §1321 et. seq.; and the Clean Air Act, 42 U.S.C. § 7401 et. seq.

1.23     “Insurance Requirements” means all terms of any insurance policy covering or applicable to an Element or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting an Element or any part thereof or any use or condition of the Building or any part thereof.

1.24     “Interest Rate” means the simple per annum interest rate equal to the lesser of (a) the prime rate plus two percent (2%) and (b) the maximum lawful rate of interest. As used herein, the “prime rate” means the rate of interest published from time to time as the “Prime Rate” in the Wall Street Journal under the heading Money Rates; provided, however, that (i) if more than one such rate is published therein, the prime rate shall be the highest such rate, and (ii) if such rate is no longer published in the Wall Street Journal or is otherwise unavailable, the prime rate shall be a substantially comparable index of short-term loan interest rates charged by banks to corporate borrowers selected by Office Owner. Interest shall be due on any amount past due pursuant to Article 13 of this Declaration.

1.25     “Land” has the meaning set forth in the Recitals.

1.26     “Legal Requirements” means all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, directions and requirements of all Governmental Authorities, foreseen and unforeseen, ordinary or extraordinary, that now or at any time hereafter may be applicable to or required in connection with the Project or any part thereof, or any of the adjoining sidewalks, or any use or condition of the Building or any part thereof, or any construction required or permitted by this Declaration.

1.27     “Mortgage” means and shall include any mortgage, indenture of mortgage or deed of trust, whether fee or leasehold, with respect to any Element, as well as any bond, indenture or other security instrument encumbering all or a part of an Element.

1.28     “Mortgagee” means and shall include a mortgagee, trustee and beneficiary under a Mortgage as well as a trustee, bondholder or other person having a security interest with respect to any bonds issued or other financing undertaken by or on behalf of any Owner solely with respect to such Owner’s Element.

1.29     “Normal Business Hours” means the days and hours from time to time established under the Rules for the Project or any portion thereof. If at any time no Rule is in place that establishes Normal Business Hours, the term shall mean 6:00 a.m. to 7:00 p.m., weekends and holidays excluded (except as to the North Element and the South Retail Element, for which Normal Business Hours shall include weekends and certain holidays, in the sole discretion of the Owner thereof). Normal Business Hours shall not affect access to the Delivery Facilities or Parking Facilities, access to which is governed by Sections 2.8 and 2.9 of this Declaration.

1.30     “North Element” means the North Parcel and that portion of the Building located upon and within the North Parcel, and all alterations thereto and replacements thereof, consisting of approximately 119,271 square feet of Floor Area, as the same may exist from time to time. The North Element extends to the exterior face of the south Connecting Wall joining the North Element and the South Retail Element.

1.31     “North Element Owner” means Declarant, its successors and assigns as Owner of the North Element from time to time.

1.32     “North Parcel” means that portion of the Land described on Exhibit A-2.

1.33     “Occupant” means any person from time to time entitled to the use and occupancy of any portion of the Project under an ownership right or any lease, sublease, license, concession, or similar agreement.

1.34     “Office Element” means the Office Parcel and that portion of the Building located upon and within the Office Parcel, and all alterations thereto and replacements thereof, consisting of approximately 609,368 square feet of Floor Area, as the same may exist from time to time. The Office Element extends to the exterior face of all Connecting Walls abutting any other Element.

1.35     “Office Owner” means Declarant, its successors and assigns as Owner of the Office Parcel from time to time.

1.36     “Office Parcel” means that portion of the Land described on Exhibit A-3.

1.37     “Operator” means the management company or other entity, if any, designated from time to time by Office Owner to perform any or all of the Common Area maintenance responsibilities or other obligations in the nature of property management of Office Owner under this Declaration.

1.38     “Owner” means the fee owner of an Element or a part thereof. As used in this Declaration, the term “Owner” may refer to any one or more of the Office Owner, the South Retail Owner, the North Element Owner and the Parking Owner, as the context indicates. An Owner transferring all or any portion of its interest in the Project shall give notice to all other Owners of such transfer and shall include in such notice the name and address of the new Owner and a copy of the legal description of the portion of the Project transferred by such Owner. Each Owner shall be liable for the performance of all covenants, obligations and undertakings applicable to the Project or portion thereof owned by it that accrue during the period of such ownership, and such liability shall continue with respect to any portion of the Project transferred by such Owner until the notice of transfer set forth above is given. Until such notice of transfer is given, the transferring Owner shall (for purposes of this Declaration only) be the transferee’s agent. Once the notice of transfer is given, the transferring Owner shall be released from all obligations pertaining to the portion of the Project transferred arising subsequent to the notice of transfer. For purposes of this Section 1.39 only, if the notice of transfer is given pursuant to the provisions of Section 16.3, the effective date of such notice shall be the date such notice is sent. Nothing contained herein shall affect the existence, priority, validity or enforceability of any lien permitted hereunder that is recorded against the transferred portion of the Project prior to receipt of such notice of transfer by the Owner filing such lien.

1.39     “Parking Element” means the Parking Parcel and that portion of the Building located upon and within the Parking Parcel, and all alterations thereto and replacements thereof, consisting of approximately 58,000 square feet of Floor Area, as the same may exist from time to time. The Parking Element extends to the middle of the concrete slab of the ceiling directly above the Parking Element.

1.40    “Parking Facilities” means those portions of the Parking Element that have been designated by Office Owner for vehicular parking, as the same may exist from time to time. The Parking Facilities shall be accessible to Office Owner and North Element Owner twenty-four (24) hours per day every day of the year, and to South Retail Owner during Normal Business Hours and such additional hours as Occupants thereof may be open for business, except for reasonable periods of closure due to maintenance, repair and casualty, and shall be subject to Rules as established by Office Owner from time to time and to the provisions of this Declaration, including without limitation Section 2.9 hereof.

1.41    “Parking Owner” means Declarant, its successors and assigns as Owner of the Parking Parcel from time to time.

1.42    “Parking Parcel” means that portion of the Land described on Exhibit A-4.

1.43    “Permittee” means all Occupants and the officers, directors, employees, agents, contractors, customers, vendors, suppliers, visitors and invitees of Occupants to the extent their activities relate to the use and occupancy of the Project as limited by this Declaration. Persons engaged in civic, public or political activities within the Project, including the following activities, shall not be Permittees: (a) exhibiting any placard, sign, or notice; (b) distribution of any circular, handbill, placard, or booklet; (c) soliciting memberships or contributions for private, civic, public or charitable purposes; and (d) parading, picketing, or demonstrating.

1.44    “Person” means any individual, partnership, firm, association, corporation, limited liability company, trust, or any other form of business or Governmental Authority.

1.45    “Project” means all of the Elements, collectively.

1.46     “Real Estate Taxes” has the meaning set forth in Article 9.

1.47    “Registrar’s Office” means the files of the Registrar of Titles, Hennepin County, Minnesota.

1.48    “Restore” or “Restoration” means the repair, restoration or rebuilding of any Element or any part thereof following any Taking, damage to or destruction of the same, as nearly possible to its size, type and character immediately prior to such Taking, damage or destruction, in accordance with all Legal Requirements and Insurance Requirements, together with any temporary repairs and property protection pending completion of the work and with any Alterations permitted by (including by consent obtained pursuant to) this Declaration.

1.49    “Rules” means commercially reasonable, non-discriminatory rules and regulations as may be from time to time established by Office Owner pursuant to Section 3.3 of this Declaration for the Project or any part thereof.

1.50    “Skyway Agreements” means the agreements and easements from time to time in effect between any Owner and the owner of the property across any street from the Project for the construction, operation, use and maintenance of the Skyway Bridges. The Skyway Agreements as of the date of this Declaration consist of that certain Sixth Street Skyway Agreement dated February 27, 1992, filed March 31, 1992, as Document No. 5893893 in the office of the Hennepin County Recorder, and filed March 31, 1992, as Document No. 2248394 in the Registrar’s Office, and that certain Restated Skyway Agreement dated August 9, 1991, recorded May 16, 1997, as Document No. 6734501 in the office of the Hennepin County Recorder, as amended and restated by that certain Amended and Restated Skyway Agreement dated October 27, 2000, filed October 5, 2001 as Document No. 7554047 in the office of the Hennepin County Recorder.

1.51    “Skyway Bridges” means the elevated enclosed pedestrian bridges or walkways or “skyways” that from time to time connect the Project to any building across any street from the Project and that are subject to the Skyway Agreements, as such Skyway Bridges may exist from time to time.

1.52    “South Retail Element” means the South Retail Parcel and that portion of the Building located upon and within the South Retail Parcel, and all alterations thereto and replacements thereof, consisting of approximately 68,677 square feet of Floor Area, as the same may exist from time to time.

1.53    “South Retail Owner” means Declarant, its successors and assigns as Owner of the South Retail Parcel from time to time.

1.54    “South Retail Parcel” means that portion of the Land described on Exhibit A-5.

1.55    “Stairway” means each Stairway within the Building. Individual Stairways may be referred to herein by the names set forth on Exhibit C.

1.56    “Support Facilities” means those portions of the Project that provide structural support for any other portion of the Project, located above or adjacent, and include the footings, foundations, columns and other structural support components of the Project, and Connecting Walls.

1.57    “Taking” means a taking of all or any part of the Project, or any interest therein or right accruing thereto, including, without limitation, any right of access thereto existing on the date of this Declaration, pursuant to exercise of the right of condemnation or eminent domain. A Taking shall be deemed to occur on the date on which the condemning authority takes possession of or is granted an interest by a court of law in all or any part of the Project.

1.58    “Unavoidable Delays” means delays in the performance of an obligation under this Declaration due to causes beyond the control of the Owner performing the obligation, including but not limited to acts of God, acts of the public enemy, acts of terrorism, the direct result of strikes, walkouts and lockouts, fire, floods, epidemics, quarantines, restrictions, unavailability of power, unavailability of materials, acts of governmental entities including legislative or administrative actions taken by any entity, unusually severe weather not reasonably foreseeable or delays of contractors and subcontractors due to such causes, other casualty to the Building or a portion thereof, or litigation commenced by third parties that by injunction or other similar judicial action directly results in delays, provided that no such occurrence shall constitute an “Unavoidable Delay” unless such Owner gives written notice of such occurrence to the other Owners within thirty (30) days of the date of its first occurrence, and provided further that for each day of occurrence of such cause beyond the control of the Owner performing an obligation, one day of Unavoidable Delay shall be granted under this Declaration.

1.59    “Utility Facilities” means utility delivery systems and facilities running through or providing to more than one Element heating, ventilating, or air conditioning, monitoring, communication, video and data services, including but not limited to sanitary sewers, storm sewers and drains; water and gas mains and feeder lines; electrical power trunk lines and feeder lines; telephone trunk lines and feeder lines; video and data transmission lines; lines and facilities providing steam and chilled water; monitoring and control devices; and lines for energy and utility consumption, fire, other emergency and monitoring, and any other lines, ducts, shafts, machinery and equipment (including those affording connections to sources outside the Project) for such purposes; and including all meters, common pumps, switches and generators and common chutes, shafts, rooms or other enclosures and other component parts of such systems, together with all replacements of such facilities and all such common facilities as are relocated as provided in this Declaration.

2.      Easements and Licenses.

2.1    General Provisions. Subject to Rules as may be set forth by Office Owner from time to time, this Article 2 sets forth the easements and licenses granted by Declarant. Each easement or license granted with respect to an Element is for the benefit of all other Elements unless specifically limited to benefit a particular Element. Unless otherwise specifically stated herein, each easement is perpetual and non-exclusive. All easements and licenses and the use thereof shall be applicable only to the extent reasonably necessary to accomplish the purposes for which such easements and licenses are granted. No easements or licenses shall be deemed to have been granted to any Owner by implication.

2.2    Temporary License for Construction. Declarant hereby declares that during the period of any construction, reconstruction, maintenance, repair, Alteration or Restoration of the Building or any portion thereof, each Owner shall grant to each other Owner, its architects, engineers, contractors, subcontractors, materialmen and others engaged in directing and performing such work for them, a temporary license to use portions of the respective Element of the licensor, as and to the extent reasonably necessary for the purpose of performing the work in question; provided that each such license as to any particular Element benefited thereby shall end when the construction, reconstruction, maintenance, repair, Alteration or Restoration that gives rise to such license shall be completed.

(a)    No Owner shall exercise a license herein provided until it has given at least seven (7) days’ notice to the licensor (except in the case of emergency, in which case notice shall be given as soon as practicable). Each Owner shall diligently proceed with all work and shall exercise the license during such hours, in such places and in such a manner as will interfere with the operation or enjoyment of the burdened Element to the minimum extent possible. At the request of the licensor, the licensee shall meet and consult with the licensor with respect to the foregoing matters and shall be obligated to follow such reasonable requirements, including alternate methods or means of performing the work (with or without exercise or more limited exercise of the temporary license), as the licensor may prescribe, and establishment of a schedule for the work and periodic construction progress meetings or reports as the licensor may reasonably require, including specific notice or warning of any known or anticipated problems. The licensee shall in no event interrupt any business being conducted on the burdened Element without the prior consent of the licensor. Interruption of a business includes interruption of related activities necessary to the business, such as deliveries and after-hours stocking of merchandise, ingress and egress to and from the Project, and access to the Parking Facilities and Delivery Facilities, subject to such qualifications as are further set forth herein.

(b)    Upon completion of any work as to which a temporary license or right was enjoyed pursuant to the provisions of this Section 2.2, the licensee shall promptly, at its own cost and expense, repair or restore the Element on which the license was exercised and any facilities thereon to the same or as good condition as existed immediately before the license was exercised. Such licensee covenants that it will defend, indemnify and save the licensor harmless from and against any and all claims, liabilities and demands of any nature whatsoever arising from injury or death to persons or damage to the Element of licensee or licensor or personal property contained therein, growing out of or resulting from maintenance, repair, reconstruction or other activity done pursuant to this Section 2.2, except for claims, liabilities and demands arising from the negligence or willful misconduct of the licensor.

(c)    The licensee shall be responsible for its architects, engineers, contractors, subcontractors, materialmen and others engaged in directing and performing such work. Prior to exercise of any license under this Section 2.2, the licensee shall provide to the licensor, and thereafter by notice identify any changes of, the names and addresses of architect, structural engineer and general contractor, and the individual contact at each, engaged for the work. The architect, structural engineer and general contractor (and their principal employees responsible for the work in question) shall possess significant experience and expertise in the design and construction of office and retail buildings and of integrating with existing buildings as contemplated by the construction in question.

(d)    All noise, vibration and dust partitions, and protection and abatement procedures shall be implemented in accordance with accepted construction industry practice for comparable projects, shall comply with applicable Legal Requirements and Insurance Requirements and shall be as otherwise reasonably required by the licensor or Office Owner.

(e)    All points of physical connection, and any other physical impact, of the Elements, whether temporary or permanent, shall be as required by accepted construction industry practice for comparable projects, applicable Legal Requirements and Insurance Requirements and as otherwise reasonably required by the licensor.

(f)    The Project and adjoining sidewalks and streets shall be kept free of debris and materials (except in any enclosed staging area), and the work site shall generally be kept clean and in a safe condition.

(g)    The foregoing license shall include the right for tower or other cranes, located on the licensee’s Element or in the adjoining public rights of way, to swing above and across and remain stationary over the portion of the Building on the burdened Element at a height and otherwise in accordance with accepted construction industry practice. The licensee shall provide as much advance notice as possible to the licensor for purposes of scheduling so that exercise of the license for crane use will not conflict with the licensor’s plans or requirements, and each Owner shall act reasonably with respect to scheduling, provided that such license shall not in any event apply during any time that the exercise thereof would interfere with the construction or Alteration of the Building on the burdened Element, and provided further that the location and positioning of the crane shall be subject to the consent of the grantor, not to be unreasonably withheld.

(h)    All construction activities performed or authorized by a licensee within the Project shall be performed in compliance with all Insurance Requirements and Legal Requirements. All construction shall utilize new materials and shall be performed in a good, safe, workman-like manner. Each Owner further agrees that any construction activities performed or authorized by it shall not (i) cause any unreasonable increase in the cost of constructing improvements upon another Owner’s Element; (ii) unreasonably interfere with construction work being performed on any other part of the Project; (iii) unreasonably interfere with the use, occupancy or enjoyment of any part of the remainder of the Project by any other Owner or its Permittees; or (iv) cause any Building or portion thereof located on another Element to be in violation of any Legal Requirements.

2.3    Easement for Use of Common Area. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, an easement to use and enjoy the Common Area for their respective intended purposes. The easement with respect to the Common Area may be exercised during Normal Business Hours and shall be subject to the Rules, it being understood and agreed, however, that the easements with respect to the Delivery Facilities and Parking Facilities may be exercised during the times set forth in Sections 2.8 and 2.9 of this Declaration, subject to such security restrictions as Office Owner may reasonably impose pursuant to this Declaration, and that the rights granted under the Existing Loading Dock and Access Easements may be exercised pursuant to the terms thereof.

2.4     Easement for Support. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, perpetual and non-exclusive easements to construct and Alter, from time to time and in accordance with Article 8, the Support Facilities for such other Owner’s Element on underlying portions of the granting Owner’s Element and to use the Support Facilities for support of such other Owner’s Element. No Owner shall, without the consent of the other Owners that are subject to or benefit from the support easement in question, Alter a Support Facility on its Element or impose weight on its Element that would require enlarging, modifying or strengthening the Support Facilities or adding new Support Facilities on any other Element, nor shall any Owner alter the Support Facilities on its Element to reduce the load-bearing capacity of the same.

2.5     Easement for Encroachments. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, perpetual and exclusive easements: (a) for such inadvertent, minor building encroachments as may occur upon an adjoining Element by reason of construction or Alteration of the Building, or by reason of improvements to any such Element, or from settlement, sag or variance occurring after any such construction or reconstruction; (b) for the encroachment of architectural features, including but not limited to parapets, existing as of the date of this Declaration (but not subsequently constructed architectural features) upon an adjoining Element; (c) for the encroachment of the skylight existing as of the date of this Declaration on the North Element upon the Office Element; and (d) to have a Building on any boundary common to both Elements abut and connect to the Building on the grantor’s Element. In no event shall an easement for any future encroachment be created or maintained in favor of any Element if such encroachment materially interferes with the use, operation and enjoyment of any other Element by any other Owner or its Permittees, or is materially more burdensome to the burdened Element than the encroachments that currently exist on the burdened Element. The grant of said easements shall not excuse any Owner from exercising diligence to construct or Alter the portion of the Building on and within its Element.

2.6     Easement for Utilities. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, easements for the use of the Utility Facilities located in the Element of the grantor and serving the Element of the grantee, together with reasonable access thereto, including, without limitation, access for emergency or unexpected maintenance and repair to forestall or correct inadequate delivery of services. The grantee with respect to any Element may hereafter from time to time at its expense install within the Utility Facilities to which this easement extends any other or further conduits, devices or other apparatus if: (a) such apparatus does not endanger the burdened Element or increase insurance costs thereon; (b) such apparatus does not use a disproportionate or inequitable portion of the Utility Facility in question, such as the space available within the conduit or chase; (c) the installation does not interfere with the then or reasonably anticipated future use and operation of the burdened Element; and (d) is approved by Office Owner and the designer of the particular utility service, if any. In the event of such a change, Alteration or relocation, the grantee will repair any damage to the grantor’s property caused thereby, including without limitation the Utility Facilities affected. No grantor shall be liable to any grantee or to any person or entity for any direct or consequential damage for any interruption in any services provided through Utility Facilities located in the easement granted by such grantor, unless caused by such grantor’s gross negligence or willful misconduct. The easements granted in this Section 2.6 are fixed as to location, but may be relocated by the grantor, provided the relocation (w) does not unreasonably interfere with the utility service to any grantee’s Element during normal business hours, (x) does not reduce or unreasonably impair the usefulness of the Utility Facility, (y) is completed using materials and design standards that equal or exceed those originally used, and (z) is approved by Office Owner and the designer of the particular utility service, if any. If a grantee discontinues use of a Utility Facility, then upon reasonable request of the granting Owner or any other Owner using the same, the Owner that has discontinued such use shall remove by appropriate procedures the wires, conduit and other apparatus that is no longer used. In addition to the easements set forth above, and not by way of limitation, an easement for the exclusive use of a certain workroom on the fifth floor of the Office Element as set forth on Exhibit B is hereby specifically granted by the Officer Owner to the North Element Owner as an appurtenance to the North Element, on the same terms and conditions as set forth in this Section 2.6.

Notwithstanding anything contained in this Section 2.6 to the contrary, in order to ensure the safe and efficient operation of the Project, the Owners agree that (except in cases of emergency) all installation, maintenance and repairs to the Utility Facilities shall be managed through Office Owner using contractors approved by Office Owner in its reasonable discretion.

2.7     Easement for Access Facilities. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, non-exclusive easements for pedestrian, vehicular and other appropriate access to and from such other Owner’s Element over the Access Facilities for their intended purpose. This easement may be exercised (a) over all Access Facilities during Normal Business Hours, and (b) twenty-four (24) hours per day, every day of the year, over (i) at least one (I) reasonably direct route within the Access Facilities to the extent necessary to provide access to the Delivery Facilities and to the Parking Facilities, and (ii) over those Access Facilities designed and intended for emergency egress; provided that such reasonably direct routes may be subject to such security restrictions as Office Owner may reasonably impose. Subject to the approval of Office Owner in its sole discretion, an Owner may from time to time following reasonable prior notice thereof to the other Owners, with respect to the Access Facilities within its Element, relocate such other Access Facilities, close certain Access Facilities, reduce their size or accessibility and interfere with their use on a temporary basis. The easements provided in this Section 2.7 are subject to interruption by other causes beyond the control of the granting Owner. The easements provided in this Section 2.7 are subject to the Existing Loading Dock and Access Easements.

2.8     Easement for Delivery Facilities. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, a non-exclusive easement to use and enjoy the Delivery Facilities for their intended purposes. Such easement may be exercised twenty-four (24) hours per day every day of the year, subject to (a) such security restrictions as Office Owner may reasonably impose, (b) such Rules with respect to the Delivery Facilities as Office Owner shall from time to time establish for the orderly operation of the Delivery Facilities, and (c) reasonable periods of closure due to maintenance, repair and casualty, provided Office Owner provides as much advance notice as possible to each Owner prior to any such closure. Use of the Delivery Facilities shall include, without limitation, the loading, unloading and holding of trash, further subject to the following: (y) all trash shall be stored in appropriate receptacles, maintained and emptied by and at the expense of the Owner engaged in such use and coordinated as to timing of trash removal, and (z) such use shall be limited to areas of the Delivery Facilities designated for such use by Office Owner. The easement provided in this Section 2.8 is subject to the Existing Loading Dock and Access Easements.

2.9     Easement for Parking Facilities. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, a non-exclusive easement to use and enjoy the Parking Facilities for their intended purposes. Such easement may be exercised (i) by Office Owner and North Element Owner twenty-four (24) hours per day every day of the year, and (ii) by South Retail Owner, during such times as retail shops are open for business. All use of the Parking Facilities shall be subject to (a) such security restrictions as Office Owner may reasonably impose, (b) such Rules as Office Owner shall from time to time establish for the orderly operation of the Parking Facilities, and (c) reasonable periods of closure due to maintenance, repair and casualty, provided Office Owner provides as much advance notice as possible to each Owner prior to any such closure. Office Owner shall make fifteen (1 5) parking stalls available to Permittees of the North Element Owner (subject to payment of the parking charges established by Office Owner from time to time in accordance with this Section) at all times during which North Element Owner may use the Parking Facilities as provided herein. North Element Owner, in its sole discretion, may from time to time increase or decrease the number of parking stalls available to Permittees of the North Element Owner (but the number of parking stalls available to Permittees of the North Element Owner may not be increased above 15 without the written consent of Office Owner) by providing at least thirty (30) days’ written notice to Office Owner, and any charges for use of the Parking Facilities to the North Element Owner shall be adjusted accordingly. Charges for use of the Parking Facilities shall be determined by Office Owner, which rates shall be competitive with similar parking facilities in downtown Minneapolis, and Office Owner shall not discriminate among parking users by charging different rates for retail users and office users or by discriminating in any other manner. The easement provided in this Section 2.9 is subject to the Existing Loading Dock and Access Easements.

2.10   Easement for Signage. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, non-exclusive easements for the installation, repair, maintenance and display of signage as permitted under this

Declaration. The foregoing easements include related Utility Facilities to operate such signage.

2.11     Easement for Stairways. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, non-exclusive easements for ingress and egress over and upon the Stairways for the purposes of ingress and egress. Notwithstanding the foregoing, the North Stairway shall be for the exclusive use of the North Element Owner and its Permittees, except in the event of an emergency, in which case such Stairway shall be open to use by any Person for egress purposes. No Owner shall have the right to obstruct or reduce in size the exit, exit passage or exit discharge provided by any Stairway so that the ingress and egress is materially impeded or is less than that required under applicable Legal Requirements.

2.12     Easement for Elevators. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, non-exclusive easements for the right, as to any Elevator that extends beyond the respective Owner’s Element, to pass over and through the portions of the Elements that such Elevator passes through.

2.13     Easement for Access to Roof. Declarant hereby declares for the benefit of Owners, as an appurtenance to its respective Element, non-exclusive easements for the purpose of accessing the roof to repair, replace and maintain the roof and all mechanical systems and window cleaning equipment located thereon, as such responsibilities are further set forth in this Declaration.

2.14     Easement for Installation and Maintenance of Mechanical Systems on Roof. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, non-exclusive easements for the construction and maintenance of telecommunications antennas and mechanical systems on the roof. The location of any such telecommunications antennas or mechanical systems on the roof of an Element shall be subject to the approval of the Owner thereof and all other provisions of this Declaration.

2.15     Easement for Window Washing Systems. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, non-exclusive easements to use the window washing systems, if any, for window washing purposes, as well as for access to the exterior of the Building for repairs and maintenance, all subject to the consent of Office Owner. The Owners agree to schedule their usage of the window washing systems, if any, through Office Owner to avoid scheduling conflicts.

2.16     Easement for Maintenance. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, non-exclusive easements as reasonably necessary through the other Elements to perform the maintenance obligations to be performed by such Owner hereunder.

2.17     Easement for Self-Help. Declarant hereby declares for the benefit of each of the Owners, as an appurtenance to its respective Element, non-exclusive easements to enter upon the Element of the grantor for the purposes of performing an obligation that the grantor is required to perform under this Declaration, but fails or refuses to do, and that the grantee then has the right to perform. Such self-help right shall only be available to an Owner when another Owner’s failure to perform an obligation materially impacts such Owner’s Element or business operations and after the other Owner fails to perform such obligation after at least ten (10) business days written notice to the other Owner, or in case of emergency, in which event such Owner shall give notice to the other Owner as soon as reasonably possible after taking such action.

2.18     Waiver of Condemnation Awards. The grantee of each easement and license hereby created waives in favor of the grantor any condemnation award that is payable as a result of said easement or license; provided, however, that the grantee shall be entitled to any award payable by reason of such taking that represents a payment (e.g., for loss of business) in addition to, rather than a part of or in reduction of, the payment to which the Owner of the burdened Element would have been entitled if the easement or license in question had not been in effect.

2.19     No Dedication. Nothing herein contained shall be deemed to be a gift or dedication of any portion of the Project or the easements created hereby to the general public, and the grantor of any easement or license under this Declaration is entitled to make such temporary closures as may be reasonably necessary to avoid creation of any public rights.

2.20     Security Restrictions. All of the easements granted in this Declaration are subject to reasonable restrictions including access controls through any security system or by Rules promulgated by Office Owner, provided that no such restrictions shall unreasonably impair the utility of the easements granted herein.

2.21     Restriction on Easement Grants. No Owner shall grant any easement for the benefit of any property not within the Project; provided, however, that the foregoing shall not prohibit the granting or dedicating of easements by an Owner on its Element to Governmental Authorities or to public utility companies. Notwithstanding the foregoing, any Owner can grant an easement over its Element for pedestrian access to adjacent landowners. Declarant acknowledges that this provision and this Declaration are subordinate to the Existing Loading Dock and Access Easements.

2.22     Skyway Agreements. The Skyway Agreements are for the benefit of each of the Owners and the Elements. Without the prior written consent of Office Owner and North Element Owner (unless North Element Owner elects to permanently close all access points between all of the North Element and the South Retail Element pursuant to Section 16.23, in which case the consent of North Element Owner will not be required), no Owner shall:

(a)     Amend, modify or supplement any Skyway Agreement; or

(b)     Give any consent or approval (whether by action, inaction, waiver or otherwise) under or in respect of any Skyway Agreement.

Any Owner that receives a request for consent or approval or other notice pursuant to a Skyway Agreement shall immediately forward a copy of such communication to Office Owner and shall consult with Office Owner prior to issuing any response to such communication.

2.23     Indemnification. Except as otherwise expressly provided herein, each Owner hereto shall exercise the rights granted to it herein with due care, and shall indemnify, defend, protect and hold harmless the indemnified Owners and their Permittees from and against any and all claims, costs and liabilities (including reasonable attorneys’ fees and costs) arising from property loss or damage or personal injury or death occurring on the Project by reason of any act or omission of the indemnifying Owner or its Permittees, except for claims, costs and liabilities to the extent arising from the negligence or willful misconduct of the indemnified Owner or its Permittees.

3.         Use.

3.1       Permitted Uses. Each Element may be used for any lawful use.

3.2       Prohibited Uses.

(a)       All activities inconsistent with the operation of a first-class retail/office complex shall be prohibited in the Project, including without limitation those activities set forth on Exhibit D.

(b)       Hazardous Substances. No Owner shall use, or permit any other person to use, any Hazardous Substances in, on or about its Element, except in the ordinary course of its operations, and any such use shall at all times be in compliance with all Legal Requirements and Insurance Requirements. Each Owner agrees to defend, protect, indemnify and hold harmless the other Owners and their Permittees from and against any and all claims, costs and liabilities (including, without limitation, reasonable attorneys’ fees and costs, investigation and cleanup costs, governmental response costs, natural resource damages, containment, or other remediation) arising from Hazardous Substances released or allegedly released by the indemnifying Owner or any other person for whose conduct the indemnifying Owner is or may be held responsible.

3.3       Rules and Regulations for the Proiect. Office Owner, in its sole discretion, may from time to time promulgate Rules, including, without limitation, rules to assure prompt unloading of trucks and removal of freight and rules to address security concerns as they arise. The Owners shall comply, and shall cause their respective Permittees to comply, with the Rules. Any Rules so promulgated shall be subject to the Existing Loading Dock and Access Easements.

3.4       Fees for Use. Except to the extent required by law and except for each Owner’s share of Common Costs as set forth herein, no Owner, Occupant or Permittee shall be charged for the right to use the Parking Facilities, Access Facilities, or Delivery Facilities, provided, however, that parking fees, including valet fees, shall not be prohibited hereunder.

3.5     Legal Compliance. All Elements shall be used and occupied in a safe, careful and proper manner in full compliance with Legal Requirements and Insurance Requirements, whether now in force or hereinafter enacted or promulgated, except that an Owner may at its expense contest in good faith any such Legal Requirement or Insurance Requirement.

4.       Common Utilities.

4.1     Utilities. Each Owner shall be responsible for maintenance and operation of any utility facility located entirely on its respective Element, if any, unless otherwise specifically set forth herein. Office Owner shall be responsible for maintenance, repair and replacement of any Utility Facilities located on more than one Element, subject to reimbursement as set forth in Article 6. Office Owner shall not provide utility service to the Project through an affiliated entity unless such entity offers commercially competitive rates. If at any time any Owner disputes Office Owner’s allocation of utilities costs to the Owner, and the parties cannot agree on an appropriate allocation, then the matter of allocation shall be submitted to Arbitration.

(a)     Electricity. The electrical systems for the Elements are in general separately metered, and each Owner shall pay the cost for the electricity usage and metering of its Element directly to the utility. The cost of electricity to shared facilities shall be included in Common Costs.

(b)     Domestic Water/Sewer. The domestic water system for the Elements is in general separately metered and each Owner shall pay the cost for the water and sewer usage and metering of its Element directly to the utility. The cost of domestic water to shared facilities shall be included in Common Costs.

(c)     Fire Pump. The Fire Pump provides shared service to the Elements, and costs thereof shall be included in Common Costs.

(d)     Emergency Generators. The Emergency Generators provide shared service to the Elements. No Owner shall connect electrical load to the Emergency Generators beyond the load for its Element as specified by Office Owner.

(e)     Telecommunications. Telecommunications facilities running through the Main Point of Presence (“MPOP”) Room shall be shared by the Owners, and the MPOP Room shall be controlled by Office Owner. Antennas and wiring for broadcast telecommunications services shall be separate to the extent feasible. Each Owner shall pay its telecommunications costs directly to the applicable utility. The consent of Office Owner shall be required for any increase in the capacity of telecommunications facilities, and all work related to any such increase shall be performed by Office Owner at the requesting Owner’s expense. Office Owner shall be permitted to charge for and shall retain all revenue generated by use of the MPOP Room and riser space used for telecommunications facilities.

4.2     Allocation of costs; conservation.

(a)     If water, chilled water, electricity, steam or any other service or utility supplied to the Project is not separately metered, submetered or checkmetered as between the Elements, Office Owner will pay the costs of such utility and will apportion the costs between the Owners pro rata based on factors such as hours of use, the proportion of such Owner’s cubic space to the total cubic space, intensity of use and any other material factors as the case may be, in Office Owner’s reasonable discretion. If any Owner elects to install any additional metering and valving equipment necessary to provide separate billing of specific utilities, the entire cost thereof shall be paid by the Owner providing for such work. Office Owner’s consent shall be required for any additional metering and valving equipment.

(b)     Conservation. The Owners shall cooperate in conserving utility usage and shall take steps to ensure compliance with all contracts for utility service to the Project. The Owners shall participate in any energy audit performed by or at the request of Office Owner, and the Owners shall share the costs of such audit. Office Owner shall have the right to require separate metering or to impose an alternative cost allocation method in the event an energy audit reveals that one or more Owners is using a disproportionate amount of any utility and thereby increasing costs to the other Owners.

4.3     No liability for interruption. Office Owner shall not be liable for any loss or damage of any nature resulting from any temporary interruption of any utility services due to reasonable repairs, alterations or improvements, or any variation, interruption or failure of these services due to governmental controls, unavailability of energy, or any other cause beyond Office Owner’s reasonable control.

5.       Maintenance.

5.1     Owner Responsibilities.

(a)     General. Each Owner agrees to keep, manage, operate, maintain and repair its respective Element in a first-class manner and condition consistent with the management, operation and maintenance of similar improvements in downtown Minneapolis. Each Owner shall, at its sole cost and expense and without contribution from any other Owners, maintain its Element in a good state of repair and condition, ordinary wear and tear excepted, make all necessary repairs thereto, interior and exterior, structural or non-structural, and keep the same in compliance with all Insurance Requirements, Legal Requirements and the Rules, except as otherwise set forth herein.

(b)     Common Area. Subject to Section 5.2, each Owner shall take good care of the Common Area located within its Element, including all Elevators and Escalators, and shall at all times keep the same in first-class order and condition, ordinary wear and tear excepted, making all necessary repairs thereto, and keeping the same in compliance with all Insurance Requirements, Legal Requirements and the Rules.

(c)     Maintenance of Roof and Roof Mounted Mechanical Systems. Each Owner shall maintain the roof and all of the mechanical systems located on its respective Element. All such work shall be done upon reasonable prior notice to the other Owners, except in an emergency, pursuant to procedures reasonably designated by Office Owner, as applicable, in order to maintain roof integrity and effectiveness of roof warranties and to prevent water infiltration

5.2     Office Owner’s Responsibilities.

(a)     Standard Services. Office Owner shall provide certain shared services to maximize cost savings, economies of scale, administrative efficiency, etc. The Owners acknowledge that the coordination of certain shared services is beneficial to all Owners and essential to the operation of the Project. Such services shall include, but not be limited to, a mailroom.

(b)     Maintenance of Stairways. Office Owner shall maintain all Stairways other than the North Stairway, which shall be maintained by North Element Owner.

(c)     Maintenance of Elevator. Office Owner shall maintain the Elevator located in the North Parcel and known as Elevator 20, which provides service to the Project.

(d)     Fire Protection and Life Safety Systems. Office Owner shall maintain the control panel and operating system for the fire protection system in good condition and repair. Office Owner shall maintain all sprinkler heads, piping and related equipment for the fire protection system, except that the other Owners shall maintain any sprinkler heads located within their respective Elements.

(e)     Emergency Power Generators. Office Owner shall maintain the Emergency Power Generators.

(f)     Operation and Maintenance of the Utility Facilities and Delivery Facilities. Office Owner shall manage, maintain, repair, operate and, as necessary, replace the Utility Facilities and Delivery Facilities, in a condition sufficient to provide levels of service consistent with the levels of service being provided as of the date of this Declaration. Notwithstanding the foregoing, Office Owner shall not be liable for any damages (direct or consequential) arising from interruption of any service or access or use of any facility, unless caused by the gross negligence or willful misconduct of Office Owner.

(g)     Operation and Maintenance of the Parking Facilities. Parking Owner shall be responsible for operating and managing the Parking Facilities. Parking Owner shall be solely responsible for the day-to-day management and control of the Parking Facilities, provided that Parking Owner or a management company selected by Parking Owner and reasonably acceptable to Office Owner shall keep, manage, operate, maintain and repair the Parking Facilities in a first-class manner and condition consistent with the management, operation and maintenance of similar parking facilities attached to Class A office buildings in downtown Minneapolis. Notwithstanding anything contained in this Declaration to the contrary, Parking Owner shall not be liable for any damages (direct or consequential) arising from interruption of any service or access or use of the Parking Facilities, unless caused by the gross negligence or willful misconduct of Parking Owner.

(h)     Security System. Office Owner shall maintain and operate the fire and life safety systems and security control center to provide for the efficient operation of the same and for efficient response to emergency service providers. Notwithstanding the foregoing, Office Owner is not obligated to provide monitoring services for security, fire and life safety systems or portions thereof that exclusively service one Element.

5.3     Maintenance Standards.

(a)     Exterior Appearance. Each Owner shall maintain the exterior of its respective Element in a first class manner consistent with other first class downtown Minneapolis properties and consistent with the then-current use of such Element.

(b)     Roof Appearance. All mechanical systems and facilities located on any roof shall, if readily visible, be appropriately screened to maintain the aesthetics of the Building. Each Owner shall paint such equipment a neutral color to the extent possible at the request of Office Owner. All plans and specifications with respect to any installation or Alteration on the roof shall be subject to Office Owner’s approval.

(c)     Repair Standards. The term “repairs” as used in this Article 5 shall include, but not be limited to, all replacements and renewals and all necessary or appropriate Alterations, additions and betterments, necessary or appropriate to put and keep the Element in first-class condition. The necessity for and adequacy of the repairs to any Element made or required to be made pursuant to this Article 5 shall be measured by the requirements of buildings of similar construction and age containing similar facilities that are prudently managed and operated with due regard for the value of the Project. All repairs shall be (a) made in accordance with the provisions of Article 8 and other applicable provisions of this Declaration, (b) at least equal in quality and class to the original work, (c) effected with all due diligence and in a workmanlike manner, and (d) promptly and fully paid for by the Owner of the Element in question.

5.4     Takeover by Office Owner. In the event any Owner is not adhering to the requirements of this Article 5, Office Owner shall have the right, but not the obligation, upon giving not less than thirty (30) days written notice to the other Owners, to take over and assume the operation, repair and maintenance of all or any part of any Common Area. Following the effective date of such assumption, Office Owner shall operate, repair and maintain such Common Area in accordance with this Declaration and such Owner shall pay its share of the Common Costs in respect thereof to Office Owner upon the same terms and conditions as set forth in Article 6. Office Owner shall have the right to cause such other Owner to resume the operation and maintenance of such Common Area upon at least thirty (30) days prior notice of its intention to have such Owner reassume the operation and maintenance of such Common Area.

5.5     Self-Help. In the event any Owner is not adhering to the requirements of this Article 5, and such failure materially affects the use and operation of another Element, impairs access to any Access Facilities or poses a potential life safety concern, the affected Owner shall have the right to use the self-help easement pursuant to Section 2.17.

6.       Allocation of Costs.

6.1     Allocable Share.

(a)     The costs of operating and maintaining the Utility Facilities and Delivery Facilities and any other item located on another Element that are the responsibility of Office Owner as set forth in this Declaration will be allocated among the Owners in the manner set forth on Exhibit E.

(b)     Each Owner shall pay to Office Owner its applicable share of the Common Costs within thirty (30) days after submission of a statement by Office Owner, together with reasonably acceptable evidence of the actual costs incurred.

(c)     If Office Owner sells or conveys the South Retail Element and/or the Parking Element, Office Owner may re-allocate the share of the Common Costs applicable to the South Retail Element, Parking Element and Office Element, as set forth on Exhibit E, among the Office Element, South Retail Element and Parking Element in an equitable manner based on usage, floor area, or a combination thereof, as the case may be; provided, however, that any such re-allocation shall not increase the share of the Common Costs applicable to the North Element as set forth on Exhibit E or otherwise adversely affect the North Element.

6.2     Cost Composition.

(a)     Emergency Costs. In the event that Office Owner deems it necessary, in its reasonable judgment, to make emergency repairs to any portion of the Project to prevent injury or damage to Persons or property, Office Owner shall have the right to do so, it being understood that Office Owner shall nevertheless advise each other Owner of such emergency condition as soon as reasonably possible, including the corrective measures taken and the cost thereof. If the cost of the emergency action exceeds $10,000 in Constant Dollars, and if such cost in not, in Office Owner’s reasonable judgment, attributable solely to a particular Element, then Office Owner shall submit a supplemental billing to each other Owner, together with evidence supporting such cost, and each other Owner shall pay its share thereof within thirty (30) days after receipt of such billing. If the cost limitation set forth above is not exceeded and such cost is not attributable solely to a particular Element, then such costs shall be included as part of the Common Costs for that year.

(b)     Exclusions from Common Costs. The following costs and expenses shall not be included in Common Costs:

i.	interest, late charges, and penalties on any Common Cost, unless such interest, late charges or penalties are caused by any Owner, in which case such Owner shall be responsible for such costs;

ii.	attorneys’ fees and costs, other than attorneys’ fees and costs incurred in connection with enforcing this Declaration, the Existing Loading Dock and Access Easements or the Skyway Agreements;

iii.	Common Costs that are self-insured or are reimbursed by insurance proceeds or condemnation awards;

iv.	any and all expenses incurred in procuring, retaining, negotiating, amending, extending, administering, or terminating leases with any existing or prospective tenants, including without limitation advertising, brokerage commissions, architectural and engineering fees, and legal fees;

v.	any amounts payable under mortgages, deeds of trust or ground leases encumbering all or any part of the Project;

vi.	costs that are reimbursable to Office Owner by another Owner or Occupant as a result of provisions contained in a separate agreement, such as excessive use of utilities, but specifically excluding normal Common Costs;

vii.	Amounts paid to persons or entities affiliated with, controlled by, controlling of, or under common control with Office Owner to the extent such amounts are greater than would have been charged by an unaffiliated third party in an arms-length transaction;

viii.	except as set forth in this Article 6, management and administrative fees and any overhead and profit; and

ix.	costs attributable to repairing items that are covered by warranties, to the extent of Office Owner’s recovery under such warranties.

6.3     Method of Payment; Audit Rights.

(a)     On or before December 1 of each calendar year, Office Owner shall compute and deliver to the other Owners a bona fide estimate of Common Costs for the upcoming Fiscal Year determined in accordance with such fair and equitable methodology reasonably selected by Office Owner from time to time. The Owners shall pay to Office Owner in monthly installments on the first day of each month of such Fiscal Year, without further notice, one-twelfth (1/12) of each Owner’s allocable share of such estimate.

(b)     Unless delayed by reasons beyond Office Owner’s reasonable control, Office Owner shall deliver to the other Owners within one hundred twenty (120) days after the end of each Fiscal Year a written statement setting out in reasonable detail the amount of Common Costs for the preceding Fiscal Year. If the aggregate of monthly installments of Common Costs actually paid by Owners to Office Owner during such Fiscal Year differs from the amount of Common Costs allocated to such Owner and payable for such Fiscal Year, such Owner shall pay the shortage, or Office Owner shall refund or credit against next payment the overage (at Office Owner’s option), without interest, within thirty (30) days of delivery of such statement.

(c)     If any Owner disagrees with any calculation or amount payable in respect of any Common Costs, such Owner shall nevertheless make payment in accordance with any notice given by Office Owner, and such Owner and Office Owner shall in good faith attempt to resolve the matter expeditiously. If the Owners, despite their good faith attempt, shall be unable to resolve the matter to their mutual satisfaction, the disagreement shall be resolved by Arbitration. Any adjustment required to any previous payment made by any Owner by reason of any decision shall be made within fourteen (14) days of the arbitrators’ decision.

(d)     No Owner may claim a re-adjustment in respect of any Common Costs, whether paid or payable in installments or otherwise, if based on any error of estimation, allocation, calculation or computation thereof, unless claimed in writing prior to the expiration of six (6) months following such Owner’s receipt of the written statement from Office Owner given in accordance with Section 6.3(b). The foregoing six (6) month time period shall not apply to any claims for readjustment arising or resulting from any fraudulent acts or omissions.

(e)     Office Owner covenants and agrees to keep and maintain a proper and accurate system of books of account and records in accordance with generally accepted accounting principles so as to show as accurately and completely as is commercially reasonable all Common Costs and to preserve the same for at least two (2) years after the close of the year to which they relate. Office Owner further agrees to permit any other Owner, its accountants and authorized representatives, to examine and copy at reasonable times during regular business hours all books and records of Office Owner pertaining to Common Costs. Such other Owner shall not disclose any information obtained by such examination or copying except to the extent that disclosure is necessary for the conduct of such Owner’s audit or is otherwise required by law.

(f)     Any Owner shall have the right, from time to time (but not after six (6) months subsequent to the expiration of the pertinent year and not more than once during any twelve (12) month period), to cause an audit of the books and records relating to Common Costs to be made by a nationally or regionally recognized accounting firm selected by such Owner and reasonably approved by Office Owner, to verify the amount of Common Costs reported by Office Owner in any year. Such accounting firm shall not have been engaged by any Owner within the immediately preceding twelve (12) months, may not be retained on a contingency fee basis and shall bill such Owner on a time and disbursement basis only. Unless Office Owner contests such audit, if such audit reveals an understatement of Common Costs for the period in question and a consequent deficiency in the payment of Common costs, such owner shall forthwith pay the amount of such deficiency to Office Owner, and if such audit reveals an overpayment of Common Costs, Office Owner shall promptly refund or credit the overpayment, at Office Owner’s option and without interest. The costs of such audit shall be borne by the auditing Owner unless such audit (as it may be contested and shown to be in error by Office Owner) reveals an overpayment of more than five percent (5%) in the Common Costs that should have been paid by the auditing Owner to Office Owner for the Fiscal Year in question, in which event Office Owner shall pay to the auditing Owner on demand the reasonable costs of such audit, including fees and disbursements. In the event Office Owner contests such audit, then the matter shall be submitted to Arbitration.

7.	Right to Restrict Access to All or Portion of North Parcel.

7.1     The North Element Owner shall have the right, in its sole discretion and at its sole expense, to temporarily or permanently close or modify any access point between the North Element and any adjoining properties, including without limitation, the South Retail Element, and shall have the right (without the need for consent or approval from any Owner or Permittee) to amend, modify or terminate any provisions of the Existing Loading Dock and Access Agreements providing for access between the North Element and any adjacent property. The North Element Owner shall provide written notice to the South Retail Owner and Office Owner at least ninety (90) days prior to the date on which such closure shall take effect.

7.2     The South Retail Owner shall have the right, in its sole discretion and at its sole expense, to temporarily or permanently close or modify any access point between the third and fourth floors of the South Retail Element and any adjoining properties, including without limitation, the third and fourth floors of the North Element. The South Retail Owner shall provide written notice to the North Element Owner and Office Owner at least ninety (90) days prior to the date on which such closure shall take effect.

8.	Alterations.

8.1     Alterations Requiring Consent.

(a)     No Alteration shall be made to any part of the Project without the prior written consent of Office Owner if the proposed Alteration would:

(i) impair any of the rights expressly granted in this Declaration;

(ii) involve a material structural alteration or materially affect the Support Facilities or Skyway Bridges; or

(iii) adversely and unreasonably affect an Owner’s quiet enjoyment of its Element.

(b)     With respect to any Alteration that would materially affect any Connecting Walls, Support Facilities, Utility Facilities, Delivery Facilities or Parking Facilities, the prior written consent of Office Owner and the Owner of the Element abutting such Connecting Wall (but only if the Alteration would materially adversely affect such abutting Owner’s use of the Connecting Wall), supported by such Support Facilities or using such Utility Facilities, as applicable, must be obtained. Each Alteration that does not require consent or approval pursuant to this Section 8.1 is called a “permitted Alteration.”

(c)     The South Retail Owner agrees as follows with respect to the South Retail Element:

(i)    No Alteration shall be made to the size, location, or transparency of the exterior windows or doors of the South Retail Element that front on Nicollet Mall without prior written consent of the Office Owner and North Element Owner;

(ii)    The South Retail Owner will not reduce the first floor area of the South Retail Element that is devoted to retail and restaurant uses (as defined in applicable zoning codes from time to time) without prior written consent of the Office Owner and North Element Owner; and

(iii)    Retail or restaurant uses (as defined in applicable zoning codes from time to time) shall at all times occupy the first floor of the South Retail Element that front on Nicollet Mall unless the Office Owner and Retail Owner consent in writing to other use of those areas.

(d)    Common Area. No Alteration, except for routine repairs and maintenance, shall be made to the Common Area without the approval of Office Owner.

8.2    Standard of Performance. No Alteration shall be made except in compliance with, and each Owner hereby covenants that it will comply with, each of the following provisions:

(a)    All Alterations shall be made with reasonable diligence and dispatch (subject to Unavoidable Delays) in a first-class manner and with materials and workmanship at least as good as the Building in question.

(b)    Before any Alterations are begun, such Owner shall procure, at its expense, all necessary licenses, permits, approvals and authorizations from all governmental authorities and, except in the case of a permitted Alteration, shall deliver photocopies thereof to Office Owner. Upon request, the other Owners shall join in the application for such licenses, permits, approvals and authorizations whenever such action is necessary, and such Owner covenants that the other Owners will not suffer, sustain or incur any cost, expense or liability by reason thereof.

(c)    All Alterations shall be made and completed in accordance with all Legal Requirements, Insurance Requirements and the Rules.

(d)    Except for Skyway Bridges in existence as of the date of this Declaration, no Alteration shall be made that would tie in or connect the Project to any other building or structure located outside the boundary lines of the Project without the prior written consent of Office Owner.

8.3    Approvals.

(a)    Plans and Specifications. Each Alteration that is not a permitted Alteration hereunder shall be made under the supervision of an architect or engineer selected by such Owner and approved by Office Owner (and, in the case of Alterations to the Support Facilities, which shall be a nationally recognized firm with expertise in the subject matter thereof); shall be made in accordance with detailed plans and specifications prepared by such architect or engineer; and shall be made pursuant to a contract with a general contractor approved by Office Owner that incorporates such plans and specifications. Copies of all such plans and specifications shall be delivered by the such Owner to Office Owner, and shall be subject to the prior approval of Office Owner.

(b)    Deposit. If the estimated cost of any proposed Alteration that may affect any other Element shall exceed $250,000 in Constant Dollars and such Owner (or any Occupant that will actually make the Alteration and is obligated to pay for the same pursuant to a separate agreement with the Owner of such Element) does not have net current assets in excess of $25,000,000 in Constant Dollars, such Owner shall notify Office Owner and the Owner of such other Element and shall, before commencing the same, furnish to Office Owner and such other Owners security reasonably satisfactory for the purpose of assuring the completion within a reasonable time of the proposed Alteration, free and clear of all liens, encumbrances, and other claims and charges.

9.      Real Estate Taxes. Each Owner shall timely pay all Real Estate Taxes payable with respect to its Element. “Real Estate Taxes” means the aggregate of all taxes, rates, charges, levies or assessments now or hereafter imposed by a competent authority upon or in respect of the applicable Element, but shall not include (a) any federal, state or local income, profit or business tax assessed upon the income of an Owner, (b) any estate or inheritance taxes, (c) any franchise, successor or transfer taxes, (d) any other impost of a personal nature charged or levied against an Owner, or (e) any interest on taxes or delinquent installments of assessments (interest on assessments which can be paid in installments is included as a part of regular installments) or any penalties resulting from failure to pay taxes or assessments of any kind, except to the extent that any such tax is in lieu of taxes, rates, charges, levies or assessments upon or in respect of the applicable Element. Each Owner will have no obligation for the real property taxes due and payable with respect to any other Owner’s Element. Office Owner shall have the right, but not the obligation, to cure any failure to pay Real Estate Taxes by any other Owner and shall be entitled to prompt reimbursement therefor.

10.    Insurance.

10.1  Owner’s Obligations. With respect to its own Element, each Owner shall maintain at its own expense and in all cases in amounts acceptable to Office Owner the following insurance (all amounts in Constant Dollars and subject to change as is commercially prudent and consistent with industry practice in Office Owner’s reasonable discretion):

(a)	fire insurance with extended coverage (which coverage shall specifically include loss or damage caused by fire, windstorm, cyclone, tornado, hail, explosion, riot, riot attending a strike, civil commotion, malicious mischief, vandalism, aircraft, vehicle, smoke damage and sprinkler leakage) and boiler and machinery insurance on its Element and all property and interest of the Owner in its Element, with the other Owners as additional insureds, at replacement value;

(b)	Commercial General Liability Insurance in the amount of $5,000,000 for each occurrence, with the other Owners as additional insureds, against claims for personal or bodily injury or death and property damage occurring in, upon or about its Element and in, upon or about adjoining streets or passageways. Policies for such insurance shall waive any right of subrogation against the other Owners and, if obtainable at a commercially reasonable cost, shall contain a provision that any misrepresentation or breach of policy conditions by one insured shall not invalidate the coverage for any other insured. Each Owner shall from time to time and in no event later than thirty (30) days prior to expiration of any policies promptly deliver to Office Owner binders for or certified copies or certificates of such insurance;

(c)	Workers’ compensation insurance of $1,000,000 or as required by Legal Requirements, and employer’s liability insurance of $1,000,000 each accident for bodily injury, $1,000,000 policy limit for bodily injury by disease and $1,000,000 each employee for bodily injury by disease; and

(d)	Automobile liability insurance including coverage for owned, hired, and non-owned automobiles. The limits of liability shall be $1,000,000 combined single limit each accident for bodily injury and property damage combined.

10.2    Construction Obligations. Prior to commencing any construction, Alteration or Restoration, excluding standard tenant improvements, such Owner shall obtain or require its contractor to obtain and thereafter maintain so long as such construction, Alteration or Restoration is occurring, at least the minimum insurance coverages set forth below (all amounts in Constant Dollars and subject to change as is commercially prudent and consistent with industry practice in Office Owner’s reasonable discretion):

(a)	Workers’ compensation insurance as required by Legal Requirements, and employer’s liability insurance in the amount of $1,000,000 each accident for bodily injury, $1,000,000 policy limit for bodily injury by disease and $1,000,000 each employee for bodily injury by disease;

(b)	Commercial General Liability insurance covering all operations by or on behalf of the contractor, which shall include the following minimum limits of liability and coverages:

(i)	Required coverages:

(1)	Premises and Operations;

(2)	Products and Completed Operations;

(3)	Contractual Liability, insuring the indemnity obligations assumed by contractor under the Contract Documents;

(4)	Broad Form Property Damage (including Completed Operations);

(5)	Explosion, Collapse and Underground Hazards; and

(6)	Personal Injury Liability;

(ii)	Minimum limits of liability:

1.	$2,000,000 each occurrence (for bodily injury and property damage);

2.	$2,000,000 for Personal Injury Liability;

3.	$5,000,000 aggregate for Products and Completed Operations (which shall be maintained for a three (3) year period following final completion of the work); and

4.	$5,000,000 general aggregate applying separately to this Project;

(c)	Automobile liability insurance including coverage for owned, hired, and non-owned automobiles. The limits of liability shall not be less than $1,000,000 combined single limit each accident for bodily injury and property damage combined. The contractor shall require each of his subcontractors to include in their liability insurance policies coverage for Automobile Contractual Liability;

(d)	Umbrella/excess liability insurance in the amount of $5,000,000. If there is no per project aggregate under the Commercial General Liability policy, the limit shall be $10,000,000.

If the construction, Alteration or Restoration involves the use of any Utility Facilities, Delivery Facilities or Parking Facilities, then all other Owners shall be named additional insureds and such insurance shall provide that the same shall not be canceled, or reduced in amount or coverage below the requirements of this Declaration, nor shall it be allowed to expire, without at least thirty (30) days prior written notice to each additional insured. If such insurance is canceled or expires then the constructing Owner shall immediately stop all work on or use of the Utility Facilities, Delivery Facilities or Parking Facilities or such other Element until the required insurance is reinstated or replacement insurance is obtained.

10.3    General Insurance Requirements.

(a) Failure to Insure. If any Owner fails to carry the required insurance or to provide Office Owner with evidence of insurance as required by this Article 10, or if any of the required insurance is cancelled or not renewed, Office Owner, at its option, may obtain such insurance, and such Owner shall reimburse Office Owner for the cost of such insurance within thirty (30) days of receipt of any invoice therefor. The failure of an Owner to carry the required insurance does not relieve that Owner of its obligations under this Declaration, nor shall any act or omission of any agent or broker relieve any Owner of its obligations under this Declaration.

(b)    Release/Indemnification. Each Owner hereby releases and discharges the other Owners from any and all claims and liabilities that are coverable under the policies required to be maintained under this Article 10 regardless of cause. Furthermore, each Owner covenants to defend (with counsel reasonably approved by the other Owner), indemnify and hold harmless, the other Owners and their directors, managers, officers, partners, agents, servants and employees from and against all claims and all costs, expenses and liabilities (including reasonable attorneys’ fees) incurred in connection with all claims, including any action or proceedings brought thereon, arising from or as a result of the death of, or any accident, injury, loss or damage whatsoever caused to any person, or to the property of any person, as shall occur on the Element owned by such Owner, except for claims arising from or caused by the gross negligence or willful misconduct of the indemnified Owner, its directors, managers, officers, partners, agents, servants and employees. The Owner seeking enforcement of the indemnification hereunder shall given the other Owners prompt notice of any suit or proceeding as to which it seeks indemnification.

(c)    Insurer; Self-insurance. All insurance required under this Article 10 shall be procured from companies authorized to do business in the State of Minnesota and rated by Best’s Insurance Reports not less than A-/X (or an equivalent rating under a similar rating method used in the industry and selected by Office Owner). All insurance required to be separately maintained by an Owner may be provided under (a) an individual policy covering this location, (b) blanket policy or policies that includes other liabilities, properties and locations of such Owner; provided, however, that if such blanket commercial general liability insurance policy or policies contain a general policy aggregate of less than $20,000,000 in Constant Dollars, then such insuring Owner shall also maintain excess liability coverage necessary to establish a total liability insurance limit of $20,000,000 in Constant Dollars, (c) a plan of self-insurance, provided that any Owner so self-insuring notifies the other Owners of its intent to self-insure and agrees that upon request it shall deliver to such other Owners each calendar year a copy of its annual report that is audited by an independent certified public accountant and discloses that such Owner has $100,000,000 in Constant Dollars of both net worth and net current assets, or (d) a combination of any of the foregoing insurance programs. To the extent any deductible is permitted or allowed as a part of any insurance policy carried by an Owner in compliance with this Article 10, such Owner shall be deemed to be covering the amount thereof under an informal plan of self-insurance; provided, however, that in no event shall any deductible exceed $50,000 in Constant Dollars unless such Owner complies with the requirements regarding self-insurance pursuant to (c) above. Each Owner agrees to furnish to any Owners requesting the same a certificate(s) of insurance, or statement of self-insurance, as the case may be, evidencing that the insurance required to be carried by such Owner is in full force and effect.

11.     Damage or Destruction.

11.1   Total Casualty.

(a)     In the event that the entire Project shall be substantially destroyed or damaged by fire or other casualty, any Owner may elect either (i) to rebuild or restore the improvements located on its respective Element, or (ii) to raze all improvements on its respective Element (or to raze some of the improvements and restore the remainder of the improvements) and in connection therewith, shall take all action required by good construction practices to insure that such razing shall be done in a safe manner and that the Element shall be left in a safe, secure condition.

(b)     If any Owner elects to rebuild, such Owner shall cooperate and coordinate any proposed construction with the other Owners and shall submit plans and specifications and construction schedules to the other Owners as quickly as practicable. In no event shall such rebuilding Owner be obligated to burden its Element with additional Utility Facilities or other easements that did not exist prior to the destruction.

(c)     If any Owner elects not to rebuild, or if such Owner elects to rebuild but fails to commence reconstruction within eighteen (18) months of the occurrence of the damage, Office Owner shall have the option to purchase the destroyed Element at Fair Market Value. Office Owner shall have thirty (30) days from (i) the date on which an Owner notifies the other Owners of its election not to rebuild, or (ii) from the date that is eighteen (18) months after the occurrence of the damage, to notify the other Owners that Office Owner will exercise its option to purchase the destroyed Element. If Office Owner does not exercise its option to purchase, or does not within thirty (30) days after such exercise close on the acquisition of the destroyed Element, South Retail Owner, and thereafter, if South Retail Owners fails to do so, North Element Owner, may purchase the destroyed Element on the same terms and conditions and following the same procedure set forth above for Office Owner.

11.2   Partial Casualty.

(a)     Upon any damage or destruction of any Element, or any part thereof, the affected Owner (hereinafter, the “Damaged Owner”) shall, after taking into account commercially reasonable considerations, either (i) commence repair and restoration of the damaged improvements within a reasonable period of time of receiving any proceeds of insurance therefor and diligently prosecute such repair and restoration to at least as good condition as existed immediately prior to such damage or destruction in accordance with the applicable provisions of this Declaration, or (ii) place the Element in a neat and stable condition that retains any Support Facilities on such Element pursuant to Section 11.2(c) below.

(b)     If the Damaged Owner elects to rebuild, any insurance proceeds arising by virtue of such damage or destruction of the affected Element shall be made available or be used for such restoration. The Damaged Owner shall restore any damage caused to improvements located on its Element as quickly as practicable after taking into account commercially reasonable considerations and in a manner so as to minimize the interference with or interruption of the operation of the other Elements.

(c)     In the event the Damaged Owner does not commence and complete the restoration, repair or replacement of its Element, or parts thereof, within a commercially reasonable period of time after taking into account commercially reasonable considerations, the Damaged Owner shall nevertheless be obligated:

(i)     To promptly clean up its Element, remove debris, building frameworks and outer shells therefrom (or, in the alternative, make such framework and outer shells compatible with those portions of the structure remaining undamaged or not taken) and do and perform at the Damaged Owner’s own cost and expense all that work that will cause the portions of the structure which have suffered damage or destruction to be either removed from its Element or to be repaired or reconstructed to a safe and not unsightly condition and state; and

(ii)     To grant to the other Owners (hereinafter, the “Undamaged Owner”) such easement rights as may be necessary for the Undamaged Owner to restore or replace any needed Utility Facilities at such Undamaged Owner’s sole cost and expense. If restoration or replacement of the Utility Facilities will not be to a condition substantially similar to that before the casualty, prior to restoration or replacement, the Undamaged Owner shall provide adequate substitutions therefore, which substitutions shall be subject to the approval of the Damaged Owner, not to be unreasonably withheld or delayed. The Undamaged Owner shall submit plans and specifications to the Damaged Omer showing the provisions made for the easements to which the Undamaged Owner is entitled.

12.     Taking.

12.1   Taking of Utility Facilities. In the event that there is a condemnation of any portion of the Utility Facilities (the “Condemned Easement”), then each Owner shall restore or make adequate substitution for the Condemned Easement on its Element using the condemnation award and any additional amounts the Owners may desire to contribute; provided and only to the extent that such restoration or substitution is economically viable and does not materially and adversely burden such Owner’s Element.

(a)     Each Owner shall submit plans and specifications to the other Owners showing the provisions made for the restoration or substitution of a Condemned Easement on such Owner’s Element.

(b)     In the event that the Condemned Easement must be relocated to accommodate such restoration necessitated by condemnation, the Owners shall execute and record an amendment to this Declaration confirming such relocated easement. No

Taking shall affect the existence of the easements granted under Article 2, except to the extent such easement is located in and burdens the real estate taken by condemnation and such easement has been relocated pursuant to this Section 12.1.

(c)     The Owners agree that any award, whether obtained by agreement prior to, during the pendency of, or after any court action, or by judgment, verdict or court action, resulting from the Taking of any portion or portions of an Element, shall be the sole and exclusive property of the Owner whose Element was condemned; provided, however, that any award for the taking of access rights (as contrasted to an award for the taking of physical property) to any public street that is not made in connection with the condemnation of any physical property constituting a part of an Element shall be equitably divided between the Owners.

12.2     Total Taking. In the event of a Taking of the entire Project, each Owner shall be entitled to that portion of any award attributable to its Element, and this Declaration shall be of no further force or effect.

12.3     Partial Taking. In the event of a Taking of any portion of the Project, the award or purchase price paid for such Taking shall be paid to the Owner of the condemned Element; provided, however, that the award shall be used first to repair or replace the Utility Facilities and Support Facilities, and any remaining amount shall be paid to the Owner of the condemned Element. Except as set forth above, each Owner hereby releases and waives any right to receive or claim any portion of such award or purchase price paid to the other Owners for such taking.

12.4     Amendments. To the extent that the provisions of this Article 12 relocate or modify any easements hereunder or modify any obligations of the Owners hereunder, the Owners agree to execute and record an amendment to this Declaration reflecting such modifications within thirty (30) days after the request therefor by any Owner.

13.     Failure of Performance.

13.1   General.

(a)     Event of Default. The occurrence of any one or more of the following events shall constitute an event of default by any non-performing Owner (the “Defaulting Owner”):

(i)     The failure to make any payment required to be made hereunder within ten (10) business days of the due date, or

(ii)    The failure to observe or perform any of the covenants, conditions or obligations of this Declaration, within thirty (30) days after notice by an Owner (the “Non-Defaulting, Owner”) specifying the nature of the default claimed.

Such proceeding shall include the right to restrain by injunction any violation or threatened violation by another Owner of any of the terms, covenants, or conditions of this Declaration, or to obtain a decree to compel performance of any such terms, covenants, or conditions, it being agreed that the remedy at law for a breach of any such term, covenant, or condition (except those, if any, requiring the payment of a liquidated sum) is not adequate. All of the remedies permitted or available to an Owner under this Declaration or at law or in equity shall be cumulative and not alternative, and invocation of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other permitted or available right or remedy. Only Owners, the Operator, if any, and parties deemed Owners for approval purposes pursuant to Section 1.38 shall have the right to enforce the provisions of this Declaration pursuant to this Article 13.

(b)     Notice and Cure. If any Owner defaults in any obligation hereunder that can be cured by the payment of money and the default is not cured within thirty (30) days after written notice thereof, or if any Owner defaults in any other obligation under this Declaration and the default continues for thirty (30) days after written notice thereof (or such longer period as may be necessary to cure the default provided that the defaulting Owner commences to cure within the thirty (30) day period and thereafter diligently prosecutes such cure to completion, provided that such cure must be completed within one hundred eighty (180) days of written notice), then any Non-Defaulting Owner, after additional notice given to the defaulting Owner, may exercise any one or more of the remedies set forth herein. The first mortgagee of any Owner in default under this Declaration shall be entitled to receive a concurrent notice of said default in the same manner that other notices are required to be given under this Declaration; provided, however, that the first Mortgagee has, prior to the time of the default, delivered written notice of the first Mortgagee’s mailing address to the Owner(s) giving the notice of default. Any first mortgagee who has given notice hereunder shall have the right to cure a default by the applicable Owner hereunder on the same terms as applicable to the Owner.

(c)     Upon the occurrence of an event of default under this Declaration and the expiration of any period to cure without a curing of the default, Office Owner or Operator, if any, and thereafter if Office Owner or Operator declines to pursue such remedies, any non-defaulting Owner, shall be entitled to one or more of the following remedies:

(i)     cure the default and charge the cost thereof in Constant Dollars to the defaulting Owner, and all such costs shall be payable on demand.

(ii)    specific enforcement, injunctive relief, damages, or any other remedy available at law or in equity.

(iii)   in the event of any litigation hereunder, the prevailing Owners shall be entitled to reimbursement of their reasonable costs of litigation, including reasonable attorney’s and expert’s fees.

Any action seeking one or more forms of relief shall not be a bar to an action at the same or subsequent time seeking other forms of relief. Any delay in realizing, or failure to realize, on any remedy provided herein for a default hereunder shall not be deemed a waiver of that default or any subsequent default of similar or different kind, and no waiver of any right or remedy hereunder shall be effective unless in writing and signed by the person against whom the waiver is claimed.

13.2     Liens. Damages and costs accruing or assessed pursuant to Section 13.1 shall constitute a lien against the Defaulting Owner’s Element. The lien shall attach and take effect only upon recordation of a claim of lien in the Registrar’s Office by Office Owner. The claim of lien shall include the following:

(a)	The name of the lien claimant.

(b)	A statement concerning the basis for the claim of lien and identifying the lien claimant as a Non-Defaulting Owner.

(c)	An identification of the Owner of the Element or interest therein against which the lien is claimed.

(d)	A description of the Element against which the lien is claimed.

(e)	A description of the work performed which has given rise to the claim of lien and a statement itemizing the amount thereof.

(f)	A statement that the lien is claimed pursuant to the provisions of this Declaration, reciting the date and document number of recordation hereof. The notice shall be duly verified, acknowledged and contain a certificate that a copy thereof has been served upon the Owner against whom the lien is claimed, by personal service or by mailing pursuant to Section 16.3. The lien so claimed shall attach from the date of recordation solely in the amount claimed thereby and may be enforced in any judicial proceedings allowed by law, including, without limitation, a suit in the nature of a suit to foreclose a mortgage or mechanic’s lien under the applicable provisions of the law of the State of Minnesota.

(g)	A lien claimed under this Article 13 is prior to all other liens and encumbrances on the defaulting Owner’s Element, except (i) liens and encumbrances recorded before this Declaration and not expressly subordinated to the lien claimed under this Article 13, and (ii) liens for real estate taxes and other governmental assessments or charges against the Defaulting Owner’s Element.

13.3   Limitation of Liability. No partner, shareholder, director, officer, member, official, employee, participant or agent of any Owner, or of any Mortgagee of any Owner, shall be personally liable to any other Owner or any person, or any successor in interest thereto, in the event of any default or breach under this Declaration or for any amount of money that may be due and payable hereunder.

14.     Mortgages and Liens.

14.1   No Liens on Other Elements. Except as otherwise provided in Article 13 of this Declaration, no Owner shall do anything or omit to do anything that would create or be the foundation for any lien, mortgage or any encumbrance of whatever nature to be placed upon, or in any way encumber, the other Owners’ Elements. Nothing herein shall prevent any Owner from mortgaging the benefit of (i.e., the dominant estate under) any easements granted to such Owner by any other Owner pursuant to this Declaration.

14.2     Mechanic’s Liens. In the event any mechanic’s lien is recorded against the Element of an Owner as a result of services performed or materials furnished for the use of another Owner, the Owner permitting or causing such lien to be so recorded agrees to cause such lien to be discharged within fifteen (15) days after the entry of a final judgment (after all appeals) for the foreclosure of such lien. Notwithstanding the foregoing, upon request of the Owner whose Element is subject to such lien, the Owner permitting or causing such lien to be recorded agrees to promptly cause such lien to be released and discharged of record, either by paying the indebtedness that gave rise to such lien or by posting bond or other security as shall be required by law to obtain such release and discharge. Nothing herein shall prevent the Owner permitting or causing such lien to be recorded from contesting the validity thereof in any reasonable manner such Owner chooses so long as such contest is pursued with reasonable diligence. In the event such contest is determined adversely (allowing for appeal to the highest appellate court), such Owner shall promptly pay in full the required amount, together with any interest, penalties, costs, or other charges necessary to release such lien of record. The Owner permitting or causing such lien to be recorded agrees to defend, protect, indemnify and hold harmless the other Owners and Elements from and against all claims and demands, including any action or proceeding brought thereon, and all costs, losses, expenses and liabilities of any kind relating thereto, including reasonable attorneys’ fees and cost of suit, arising out of or resulting from such lien.

14.3     Declaration Superior To All Liens and Mortgages; Notice to Mortgagee.

(a)     This Declaration and the rights, privileges and easements of the Owners with respect to each other and their respective Elements shall in all events be superior and senior to any lien presently existing or hereafter placed upon any Element. If any Mortgage shall encumber any Element, the Owner on whose Element such mortgage lien exists shall cause the Mortgagee to subordinate such Mortgage in favor of this Declaration.

(b)     Nothing herein contained shall restrict an Owner’s right from time to time to Mortgage all or any part of its Element.

(c)     If a Mortgagee shall have served on the other Owners a written notice in the manner set forth in Article 16.3 hereof specifying the name and address of such Mortgagee, such Mortgagee shall be given a copy of each and every notice required to be given by an Owner to the other Owners at the same time as and whenever such notice shall thereafter be given by an Owner to the other Owners, at the address last furnished by such Mortgagee. If a Mortgage so provides or otherwise requires, and notice thereof is given by the Mortgagee as provided above, the proceeds of any claim under an insurance policy or condemnation award required to be delivered to an Owner shall, upon notice from a Mortgagee, be delivered to such Owner’s Mortgagee to be held, used and disposed of by such Mortgagee first, in accordance with the terms and provisions of such

Mortgage, and the remainder, if any, in accordance with the provisions of this Declaration. If an Owner shall fail to appoint an arbitrator or otherwise take any action as may be required under this Declaration with respect to Arbitration, such appointment or action as otherwise would have been permitted by that Owner may be taken by its Mortgagee and such appointment and action shall be recognized in all respects by the other Owners.

(d)     Notwithstanding anything to the contrary specified in this Section 14.3, no Owner need give any notice to any Mortgagee other than a first Mortgagee, nor take any action or give any consent to determine any conflict of any kind between Mortgagees, including any dispute as to whose right is paramount or who has priority in exercising any rights.

15.     Arbitration. In each case specified in this Declaration in which it shall become necessary to resort to Arbitration, such Arbitration shall be determined as provided in this Article 15 and all arbitrators shall be disinterested persons of at least ten years’ experience in any executive capacity in the active management of commercial properties in a major Midwest Central Business District market. The party desiring such Arbitration shall give notice to that effect to the other party, specifying in said notice the name and address of such person designated to act as arbitrator on its behalf. Within twenty (20) days after the service of such notice the other party shall give notice to the first party specifying the name and address of the person designated to act as arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator, as aforesaid, within or by the time above specified, then the decision of the first arbitrator shall be binding and conclusive upon the parties. If the second arbitrator is chosen, the arbitrators so chosen shall meet within ten days after the second arbitrator is appointed. If the said two arbitrators shall not agree upon the decision to be made in such dispute, they shall themselves appoint a third arbitrator who shall be a competent and impartial person: and in the event of their failure to make such decision to appoint such arbitrator within ten (10) days after their meeting, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both, may request a judge of any court having jurisdiction of the subject matter located in Hennepin County, Minnesota to appoint such third arbitrator, and the other party shall not raise any question as to the court’s full power and jurisdiction to entertain the application and make the appointment and the person so appointed shall be the third arbitrator. The decision of the arbitrators so chosen shall be given within a period of thirty (30) days after the appointment of such third arbitrator. The decision in which any two of the arbitrators so appointed and acting hereunder concur shall in all cases be binding and conclusive upon the parties. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by such party, or in whose stead as above provided such arbitrator was appointed, and the fees and expenses of the third arbitrator, if any, shall be borne equally by both parties. Except as otherwise provided in this Declaration, the said Arbitration shall be conducted in accordance with the rules then pertaining of the American Arbitration Association, and judgment upon any Arbitration decision rendered may be entered by any court having jurisdiction of the subject matter located in Hennepin County, Minnesota. The award shall be final and non-appealable.

16.       Miscellaneous.

16.1     Relationship of Parties. No provision of this Declaration and no action taken pursuant hereto shall create any relationship between the Owners other than as specifically set forth herein. Without limiting the generality of the foregoing, the Owners shall not be deemed partners of, or joint venturers with, or agents for, one another.

16.2     Headings; Interpretation. The language in this Declaration shall be construed simply according to its generally understood meaning, and not strictly for or against Declarant or any Owner. Whether or not expressly provided where such term appears in this Declaration, the term “include” (and any variation thereof) is not limiting and instead means “including but not limited to” and shall be deemed to refer to all other items or matters that could reasonably fall within the broadest scope of such statement, term or matter. The term “sole” or “absolute” discretion means a party’s sole, unqualified and absolute discretion. The headings to the Articles and Sections of this Declaration are incorporated for convenience only and shall have no effect upon the construction or interpretation of this Declaration. Whenever required by the context of this Declaration, the singular shall include the plural, and vice versa, and the masculine shall include the feminine and neuter genders, and vice versa.

16.3     Notice. All notices, consents, approvals and other communications which may be or are required to be given by an Owner under this Declaration shall be properly given only if made in writing and sent by (a) hand delivery, (b) U.S. Certified Mail, Return Receipt Requested, (c) electronic transfer device with telephone or other confirmation of receipt on a business day, or (d) a nationally recognized overnight delivery service (such as Federal Express, UPS Next Day Air, or Airborne Express), with all delivery charges paid by the sender and addressed to the applicable Owner, at the addresses set forth below. Such notices shall be deemed received (i) if delivered by hand, certified mail or overnight delivery service, on the date of delivery and (ii) if sent by electronic transfer on a business day during the recipient’s normal business hours, on the date of transmission (with confirmation of successful transmission); otherwise the same shall be deemed to have been received on the following business day. The refusal to accept delivery shall constitute acceptance and, in such event, the date of delivery shall be the date on which delivery was refused. Said addresses for notices are to be as follows:

If to Office Owner, South Retail Owner or Parking Owner:	Brookfield DB Inc. c/o Brookfield Properties Corporation Three World Financial Center 200 Vesey Street, 1lth Floor New York, NY 10281 Attn: General Counsel

If to North Element Owner:	Brookfield DB Inc. c/o Brookfield Properties Corporation Three World Financial Center 200 Vesey Street, 1lth Floor New York, NY 10281 Attn: General Counsel

or to such other address as the Owner to receive notice may designate in writing to the other Owners by notice given as herein required.

16.4     Time. Time is of the essence of this Declaration and each and all of its provisions.

16.5     Amendment or Modification. This Declaration and any of the rights, licenses and easements created hereby may be terminated or amended by an instrument duly executed by the then-current Owners and consented to in writing by the holder of any first Mortgage on the fee title of any Element and the holder of any certificate of sale arising from foreclosure of any such mortgage, if any, and no other party need join in or consent to any such termination or amendment to make the same effective. Any purported amendment or termination not executed or consented to by all of the parties whose execution or consent is required under this Section 16.5 shall be of no force or effect. Any amendment, change, modification or supplement to this Declaration, in order to be effective, shall be by written instrument in recordable form executed by all of the Owners and first Mortgagees, if any, and duly recorded in the Registrar’s Office.

16.6     Successors and Assigns. This Declaration shall be binding upon, and shall inure to the benefit of, any successor or assign of any Owner. Any Owner shall be liable only for such obligations of such Owner hereunder as accrue during its period of ownership. Declarant does hereby declare that the Elements are, and shall be, held, transferred, sold, conveyed and occupied subject to the restrictions and covenants of this Declaration, which restrictions and covenants (a) are for the purpose of protecting the value, desirability and amenities of the Project; (b) shall operate as equitable covenants, restrictions and reservations, which shall run with each Element and which shall be binding on all parties having any right, title or interest in the same, their heirs, personal representatives, successors and assigns, and shall inure to the benefit of each of such other parties their heirs, personal representatives, successors and assigns; and (c) are imposed upon each Element, respectively, as a servitude in favor of the other Elements.

16.7     Term. This Declaration shall run with the Land, shall be effective as of the date hereof, shall terminate one hundred (100) years from the date hereof and shall be automatically, perpetually renewable thereafter for successive periods of twenty (20) years each unless an Owner gives written notice of termination at least ten (10) years prior to the expiration of the then-current term. Each easement, reservation, covenant, condition and restriction contained in this Declaration shall remain in full force and effect until this Declaration terminates, unless the provisions of the Declaration expressly provide that such easement, covenant, reservation, condition or restriction shall be perpetual, in which event it shall remain in effect until it is released or abandoned by the Owner of the Element benefited by such easement, covenant, reservation, condition or restriction. In no event shall an Owner claim that any such easement, covenant, reservation, condition or restriction is abandoned unless and until such Owner gives sixty (60) days’ prior written notice thereof to the Owner whole Element is benefited thereby. Upon the termination of this Declaration, all rights and privileges derived from and all duties and obligations created and imposed by the provisions of this Declaration, except as relates to the easements mentioned above, shall terminate and have no further force or effect; provided, however, that the termination of this Declaration shall not limit or affect any remedy at law or in equity that an Owner may have against any other Owner with respect to any liability or obligation arising or to be performed under this Declaration prior to the date of such termination.

16.8     Severability. If any term contained in the Declaration shall, to any extent, be invalid or unenforceable, the remainder of this Declaration (or the application of such term to Persons or circumstances other than those in respect of which it is invalid or unenforceable), except those terms that are made subject to or conditioned upon such invalid or unenforceable term, shall not be affected thereby, and each such unaffected term of this Declaration shall be valid and enforceable to the fullest extent permitted by law.

16.9     Reconfirmation. Each Owner shall, upon the request from time to time of any other Owner, execute, deliver and record such documents as may be reasonably necessary or appropriate to reconfirm all of the easements, reservations, covenants, conditions and restrictions set forth in this Declaration.

16.10   Law Applicable. This Declaration shall be governed by and construed under the laws of the State of Minnesota.

16.11   Declaration Shall Continue Notwithstanding Breach. No breach of this Declaration shall entitle any Owner to cancel, rescind or otherwise terminate this Declaration. However, such limitation shall not affect in any manner any other rights or remedies that any Owner may have hereunder, or at law or in equity, by reason of a breach.

16.12   Attorney’s Fees. If any Owner brings an action to enforce or interpret this Declaration, the prevailing Owner in such action shall be entitled to recover reasonable attorney’s fees and court costs from the non-prevailing Owner, in addition to any other relief granted.

16.13   Commercially Reasonable. With respect to matters arising under this Declaration, each Owner shall act in a commercially reasonable manner except when another standard is expressly provided. Whenever the consent or approval of an Owner is expressly required hereunder, such consent or approval shall not be unreasonably withheld or delayed, unless a different standard is expressly set forth herein. If any consent or approval is expressly required from more than one Owner, then the consent or approval must be obtained from all such Owners. All consents or approvals under this Declaration must be given in writing.

16.14   Time and Form of Approvals. Wherever in this Declaration approval of an Owner is required, and unless a different time limit is provided herein, such approval or disapproval shall be given in writing within ten (10) business days following the receipt of the item to be so approved or disapproved. If such Owner fails to respond to such request for approval or disapproval within the prescribed period of time, the requesting Owner shall send a second written request for such approval or disapproval containing the following language in capital letters in boldface type: “YOU ARE HEREBY REMINDED THAT YOUR FAILURE TO PROVIDE NOTIFICATION OF APPROVAL OR DISAPPROVAL NOT LATER THAN TEN (10) BUSINESS DAYS AFTER RECEIPT OF THIS REQUEST SHALL BE DEEMED TO CONSTITUTE YOUR CONSENT THERETO.” The subsequent failure of such Owner to approve or disapprove the matter under consideration within such ten (10)-business-day period shall be conclusively deemed such Owner’s approval thereof.

16.15   Effect on Other Agreements. This Declaration does not affect the rights and obligations of the Owners hereto under any other agreement by which the Elements are bound.

16.16   Inapplicability of MCIOA; Restrictions on Duration. Declarant does hereby declare that (i) no part of the Project may be used for residential purposes, and (ii) it does not intend or elect to have the Project or any part thereof governed by Minnesota Common Interest Ownership Act (“MCIOA”), Minnesota Statutes Chapter 5 15B. Accordingly, the terms and provisions of MCIOA shall have no applicability to any part of the Project. Declarant acknowledges and agrees that this Declaration and the covenants, conditions and restrictions hereof are within the scope of Minnesota Statutes Section 500.20, Subd. 2a(6) and, as such, are not subject to the thirty (30) year limitation of Section 500.20, Subd. 2a, nor, pursuant to Minnesota Statutes Section 541.023, Subd. 2(c), subject to the forty (40) year limitation of Section 541.023, Subd. 1.

16.17   Estoppel Certificates. Each Owner covenants that, within twenty (20) days of any written request of another Owner, it will issue to such requesting Owner, or to any Mortgagee or a bona fide purchaser under an agreement of sale or similar document, an estoppel certificate stating as of the date of such certificate whether the Owner to whom the request has been directed knows: (a) of any default under the Declaration and if there are known defaults, specifying the nature thereof; (b) whether, to its knowledge, the Declaration has been assigned, modified or amended in any way (and if it has, then stating the nature thereof); and (c) that, to its knowledge, the Declaration is in full force and effect. Such estoppel certificate shall act to estop the issuer from asserting a claim or defense against a bona fide encumbrancer or purchaser for value to the extent that such claim or defense is based upon facts known to the issuer as of the date of the estoppel certificate that are contrary to the facts contained therein, and such bona fide purchaser or encumbrancer has acted in reasonable reliance upon such estoppel certificate without knowledge of facts to the contrary. The issuance of an estoppel certificate shall in no event subject the issuer to any liability for the negligent or inadvertent failure of the issuer to disclose correct or relevant information, nor shall such issuance be construed to waive any rights of the issuer to perform an audit or obtain an adjustment with respect to Common Costs for any year it is entitled to do so.

16.18   Merger Not Intended. Common ownership of any Elements or portions thereof shall not cause this Declaration to be extinguished by operation of merger in whole or in part.

16.19   Minimization of Damages. Each Owner agrees to cause the least possible interference with the activities of the other Owners and their Permittees.

16.20   Rights Reserved. Except for rights expressly granted to the Owners herein, each Owner reserves all rights in and to the easement areas on its Element. Each Owner shall continue to enjoy the use of the easement areas for any and all purposes that do not interfere with the other Owners’ use of the easement areas. The rights reserved herein are expressly limited by those actions that might damage the easement areas or prevent easy access thereto.

16.21 No Waiver. The failure of any Owner to insist upon strict performance of any of the terms, covenants or conditions hereof shall not be deemed a waiver of any rights or remedies that Owner may have hereunder, at law or in equity, and shall not be deemed a waiver of any subsequent breach or default in any of such terms, covenants or conditions. No waiver by any Owner of any default under this Declaration shall be effective or binding on such Owner unless made in writing by such Owner and no such waiver shall be implied from any omission by an Owner to take action with respect to such default. No express written waiver of any default shall affect any other default or cover any other period of time other than any default or period of time specified in such express waiver. One (1) or more written waivers of any default under any provision of this Declaration shall not be deemed to be a waiver of any subsequent default in the performance of the same provision or any other term or provision contained in this Declaration. The failure of an Owner to provide a reconciliation or statement for amounts owed within a specified time shall not act as a waiver of such Owner’s right to collect such amount upon the later issuance of the required Reconciliation or statement.

16.22 Naming Rights. Office Owner shall have the right to change the name by which the Office Element is known to the public from time to time in Office Owner’s sole discretion. North Element Owner and South Retail Owner shall each have the right to change the name by which the North Element or the South Retail Element, respectively, is known to the public from time to time in the sole discretion of North Element Owner and South Retail Owner, respectively.

[Signature Pages Follow]

dms.us.42057451.09

IN WITNESS WHEREOF, the undersigned has caused this Declaration to be made as of the day and year first above written.

BROOKFIELD DB INC.

By:
Its:

STATE OF	)
) ss
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of             , 2013, by                                 , the                                  of Brookfield DB Inc., a Minnesota corporation, on behalf of the corporation.

Notary Public

EXHIBIT A-1

Legal Description of Land

Tracts A through J, Registered Land Survey No. 1797, Hennepin County, Minnesota.

A-1-1

EXHIBIT A-2

Legal Description of North Parcel

Tracts E and F, Registered Land Survey No. 1797, Hennepin County, Minnesota.

A-2-1

EXHIBIT A-3

Legal Description of Office Parcel

Tracts C, G, H, I and J, Registered Land Survey No. 1797, Hennepin County, Minnesota.

A-3-1

EXHIBIT A-4

Legal Description of Parking Parcel

Tracts A and B, Registered Land Survey No. 1797, Hennepin County, Minnesota.

A-4-1

EXHIBIT A-5

Legal Description of South Retail Parcel

Tract D, Registered Land Survey No. 1797, Hennepin County, Minnesota.

A-5-1

EXHIBIT B

Specific Utility Easements

[see attached]

B-1

B-2

EXHIBIT C

Depiction of Stairways

[see attached]

EXHIBIT D

Prohibited Uses

Without limiting the generality of the use prohibitions contained in the Declaration, the following uses shall not be permitted:

a.	Any use that emits an obnoxious odor, noise or sound that can be heard or smelled outside of any Element in the Project.

b.	An operation primarily used as a storage warehouse operation and any assembling, manufacturing, distilling, refining, smelting, agricultural or mining operation.

c.	Any second-hand store, surplus store, or pawn shop, or any check-cashing facility.

d.	Any dumping, disposing, incineration or reduction of garbage.

e.	Any fire sale, bankruptcy sale (unless pursuant to a court order) or auction house operation.

f.	Any central laundry, dry cleaning plant or laundromat; provided, however, this prohibition shall not be applicable to nominal supportive facilities for on-site service oriented to pickup and delivery by the ultimate consumer as the same may be found in similar retail/office buildings in Minneapolis.

g.	Any automobile, truck, trailer or recreational vehicle sales, leasing, display or body shop repair operation.

h.	Any bowling alley or skating rink.

i.	Any church or other religious gathering place.

j.	Any movie theater or live performance theater.

k.	Any hotel, motel, short or long term residential use, including but not limited to single family dwellings, townhouses, condominiums, other multi-family units, and other forms of living quarters, sleeping apartments or lodging rooms.

l.	Any veterinary hospital or animal raising or boarding facility, or pet shop.

m.	Any mortuary or funeral home.

n.	Any establishment selling or exhibiting “obscene” material.

o.	Any establishment selling or exhibiting drug-related paraphernalia or exhibiting either live or by other means to any degree, nude or partially clothed dancers or wait staff.

p.	Any massage parlor or similar establishment.

q.	Any flea market, amusement or video arcade, pool or billiard hall, car wash or dance hall.

r.

Any training or educational facility, including but not limited to beauty schools, barber colleges, reading rooms, places of instruction or other operations catering primarily to students or trainees rather than to customers; provided, however, this prohibition shall not

D-1

be applicable to on-site employee training by an Occupant incidental to the conduct of its business.

s.	Any gambling facility or operation, including but not limited to off-track or sports betting parlors; table games such as blackjack or poker; slot machines, video poker/blackjack/ keno machines or similar devices; or bingo halls. Notwithstanding the foregoing, this prohibition shall not be applicable to government sponsored gambling activities or charitable gambling activities, so long as such activities are incidental to the business operation being conducted by the Occupant.

D-2

EXHIBIT E

Allocable Share of Common Costs

The Budget and Allocable Shares will be prepared and determined by Office Owner or its appointee (hereinafter collectively “Office Owner”), all subject to the provisions of this Agreement. The following general principles will be applied, in Office Owner’s reasonable discretion, for costs not included in the chart below:

1. Expenses related to items, systems and issues that directly benefit a specific Owner will be charged directly to that Owner.

2. Shared items that can be practically allocated based on usage through metering or sub- metering or other method will be allocated based on usage.

3. Those shared items that benefit all of the Owners in either equal measure or in a non- quantifiable manner will be allocated based on Floor Area.

4. For explanation of allocable shares please see category descriptions.

Allocable Shares

	Category	North Element	South Retail Element, Parking Element and Office Element
A	Loading Dock	10%	90%

B	HVAC

	a. PM & MR on pumps

	i. CHW Pumps 1-3, HW Pumps l, 2, & 8	0%	100%

	ii. CHW Pumps 4, 5, & 10 HW pumps 3, 4, 8, & 9	0%	100%

	iii. Condensate Pump 2	0%	100%

	iv. CHW Pump 6 & 7 (CA)	7.5%	92.5%

	v. Condensate Pump 1	14%	86%

	vi. Domestic Water Station	0%	100%

	Category	North Element	South Retail Element, Parking Element and Office Element

	b. PM & MR on fans	0%	100%

	i. MAU – 2, RTX -1, SXF -2, SPF-3 (Stair 2), ECX-2, HX-3, & HX-4	0%	100%

	ii. MAU-5, MAU-6, & PGX-1	0%	100%

	iii. SPF-1 & SPF-2 (Stair 1 & 3)	7.5%	92.5%

	iv. AC-2, RE-1 (CA)	14%	86%

	v. SGX-1 & MRX-1 (Level 5/6)	10%	90%

	vi. EGX-1 & FOX-1	0%	100%

	c. Air Compressors	7.5%	92..5%

	d. Honeywell Contract (Automation on CA lighting and HVAC)	0%	100%

	e. HVAC General Costs

C	Utilities

	a. Steam	7.5%	92.5%

	b. Chilled Water	7.5%	92.5%

	c. Electricity	7.5%	92.5%

	d. Domestic Water	7.5%	92.5%

D	Utility Facility Maintenance

	a. Electrical Maintenance and Repairs – Switchgear & Bus Duct	0%	100%

	b. Emergency Generator Maintenance, Testing, and Repairs	10%	90%

	c. Fire Pump	22%	78%

Category	North Element	South Retail Element, Parking Element and Office Element

d. MPOP	4%	96%

e. Fire Command	5%	95%

Key:

PM- Preventative Maintenance

MR- Major Repairs

CHW- Chilled Water

HW- Hot Water

MPOP- Main Point of Presence (Main Telephone Room)

Category Descriptions

[Usage/FloorArea/Combination/Other]

	Category	Description	Allocation

A	Loading Dock

Includes without limitation metered utilities sewing Loading Dock, MAU -4, LDX -1, personnel costs, contract services, supplies, uniforms, control center costs, and major repairs. (Westin Hotel contributes 25% to the loading dock expenses.)

Usage

B	HVAC

	a. PM & MR on pumps	Includes without limitation personnel costs, supplies, and major repairs for pumps.	a.i.-iv. Usage

i. CHW Pumps 1-3, HW Pumps 1, 2, & 8

ii. CHW Pumps 4, 5, & 10 HW pumps 3, 4, 8, & 9

iii. Condensate Pump 2

iv. CHW Pump 6 & 7 (CA)

v. Condensate Pump 1

	vi. Domestic Water Station	vi. Domestic Water Station includes 3 domestic water pumps, PRVs, expansion tanks, check valves, and panels.	a.v. Floor Area a.vi. Usage

	Category	Description	Allocation

	b. PM & MR on fans	Includes without limitation personnel costs, supplies, and major repairs for the fan units and the traps, exchangers, etc that serve each unit.	b.i.-iv. Usage
i. MAU – 2, RTX- 1, SXF-2, SPF-3 (Stair 2), & ECX-2
ii. MAU-5, MAU-6, & PGX-1

iii. SPF-1 & SPF-2 (Stair 1 & 3)

iv. AC-2, RE-1 (CA)

	v. SGX-1 & MRX-1 (Level 5/6)		b.v. Floor Area

b.vi. Usage

vi. EGX-1 & FOX-1

	c. Air Compressors	Includes without limitation personnel costs, supplies, and major repairs for the two air compressors.	Usage

	d. Honeywell Contract (Automation on CA lighting and HVAC)	Includes without limitation Honeywell contract services (7% of Honeywell expense) for CA lighting and HVAC but excludes automation panels that directly serve a parcel for the parcel’s sole use. Currently, 82% of the Honeywell bill is allocated to the office tower, 1% to loading dock, 1% to parking ramp, 9% to retail, and 7% to common area.	Usage

	e. HVAC General Costs	Includes without limitation personnel costs, contract services, supplies, and uniforms.	Usage

C	Utilities	(Specifically excludes any utilities that are sub-metered to any of the four parcels for that parcel’s sole use.)	Usage

	a. Steam	Includes without limitation common area (AC-2) steam costs.

	b. Chilled Water	Includes without limitation common area (AC-2) chw costs

	Category	Description	Allocation

	c. Electricity	Includes without limitation common area (AC-2 & RE-1) electricity costs and mall lighting costs.

	d. Domestic Water	Includes without limitation domestic water expense serving the common area water features, water fountains, bathrooms, etc.

	a. Interior/Exterior Landscaping	Includes without limitation Interior/exterior landscaping.

	b. Snow Removal	Includes without limitation all snow removal costs.

D	Utility Facility Maintenance		Combination

a. Electrical Maintenance and Repairs – Switchgear & Bus Duct
Includes without limitation electrical switchgear and bus duct maintenance, emergency generator testing, fuel, office owner time/maintenance, major repairs, but specifically excludes North Element’s electrical switchgear, bus duct, etc that exclusively serves the parcel.

b. Emergency Generator Maintenance, Testing, and Repairs

	c. Fire Pump	Includes without limitation PM, major repairs, motor control center, switchboards, and testing for the fire pump.	Floor Area

	d. MPOP	Includes without limitation riser management expenses for the MPOP room on LL-2 but specifically excludes riser management expenses that exclusively serve a parcel.	Usage

	e. Fire Command	Includes without limitation maintenance expenses for the fire command room.	Usage

EXHIBIT K

Form of Title Affidavit

State of Minnesota	)
	) ss.	Seller’s Affidavit
County of Hennepin	)

                         (the “Affiant”), being first duly sworn, on oath says that, to the best of his knowledge:

1.	Affiant is the of Brookfield DB Inc., a Minnesota corporation (the “Company”).

2.	There have been no:

a.	Bankruptcy or dissolution proceedings involving the Company;
b.	Unsatisfied judgments of record against the Company nor any actions pending in any courts against the Company; or
c.	Tax liens filed against the Company.

3.

There has not been any repair or improvement of the premises described on Exhibit A attached hereto (the “Premises”) within the last 120 days at the request of the Company for which payment has not been made or will not be made in the ordinary course of business, other than work in the ordinary course of business for which payment is not due.

4.

There are no unrecorded leases, easements or other agreements or instruments granting an interest in the Premises to which the Company is party except as set forth on the rent roll attached hereto as Exhibit B.

5.	There are no persons in possession of any portion of the Premises other than pursuant to a recorded document, except as set forth on the rent roll attached hereto as Exhibit B.

6.

This Affidavit may be relied on by Commonwealth Land Title Insurance Company in insuring the title to the Premises; provided, in no event shall Affiant have any personal liability as a result of this Affidavit or the statements made herein. Affiant is making this affidavit in his capacity as an officer of the Company as set forth above, and not in an individual capacity.

Affiant believes, to the best of Affiant’s actual present recollection, that the matters herein stated are true.

[Signature on following page]

SIGNATURE PAGE

TO

SELLER’S AFFIDAVIT

Brookfield DB Inc., a Minnesota corporation

By:
Name:
Title:

Subscribed and sworn to before me this        day of                         , 2013.

Notary Public

THIS INSTRUMENT WAS DRAFTED BY:

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402

Phone: (612) 766-7000

EXHIBIT A TO SELLER’S AFFIDAVIT

Legal Description

Tracts A through D and G through J, Registered Land Survey No. 1797, Hennepin County, Minnesota.

EXHIBIT B TO SELLER’S AFFIDAVIT

Rent Roll

[SEE ATTACHED]

EXHIBIT L

Personal Property

Amano system components - software and equipment needed to operate the property

Including:	Amano mainframe operating computer
Veriphone Omni credit card machine
Cashier fee computers in the cashier booth
RFID Readers

Two tower elevator loop sticks

Twenty five pulse cards

Hoistway doors for the tower freight elevator

Dry trash compactors

Wet trash compactor

Cardboard compactor

Electric pallet jack

Pressure washer

Mannesmann window rig for window cleaning on the outside

Tennant floor scrubbing machine 7400

T-3 auto scrubber

2 Slow speed swing machines

2 Back pack vac

Tenant Extractor 1260

2 Edge Vac

E-5 Extractor

R-3 Extractor

HVAC motors

HVAC tools and equipment

Honeywell BAS and card access computers

Security inventory

Janitorial equipment and supplies inventory

Dock equipment and supplies inventory

Parking ramp furniture and equipment inventory

Management office furniture and equipment inventory

Control center furniture and equipment inventory (including security equipment)

Engineering office furniture and equipment inventory

Miscellaneous repair tools and equipment

Fourth floor (retail) light closet inventory

Building and parking ramp glass inventory

L-1

EXHIBIT M

Skyway Agreements

1.	Sixth Street Skyway Agreement dated February 27, 1992, filed March 31, 1992, as Document No. 5893893 in the office of the Hennepin County Recorder, and filed March 31, 1992, as Document No. 2248394 in the office of the Hennepin County Registrar of Titles

2.	Restated Skyway Agreement dated August 9, 1991, recorded May 16, 1997, as Document No. 6734501 in the office of the Hennepin County Recorder, as amended and restated by that certain Amended and Restated Skyway Agreement dated October 27, 2000, filed October 5, 2001 as Document No. 7554047 in the office of the Hennepin County Recorder

M-1

EXHIBIT N

Form of Skyway/Easement Estoppel

[SKYWAY/EASEMENT] ESTOPPEL

The undersigned hereby certifies as follows:

1.        The undersigned (“[Counterparty]”) is party to that certain [Skyway/Easement] Agreement, dated                         , by and between [Counterparty] and Brookfield DB Inc., as successor-in-interest (“Brookfield”), [include any amendments] (the “Agreement”), which Agreement is related to the real property (the “Property”) described in that certain Sale, Purchase and Escrow Agreement, dated December 20, 2012, by and among Brookfield, as seller, KBS Capital Advisors LLC, as purchaser (“Purchaser”), and Commonwealth Land Title Insurance Company, as escrow agent.

2.        There exists no material default on the part of [Counterparty] under the Agreement.

3.        To [Counterparty’s] knowledge, there exists no material default on the part of Brookfield under the Agreement.

4.        The Agreement is in full force and effect.

5.        There are no amounts due and owing from Brookfield under the Agreement.

This Certificate is made to Purchaser in connection with the prospective purchase by Purchaser or its nominee of the Property to which the Agreement relates. This Certificate may be relied on by Purchaser, any lender of Purchaser, any lender of any direct or indirect owner of Purchaser, any title insurance company insuring Purchaser and any other party who acquires an interest in the Property to which the Agreement relates, and each successor or assign of any the foregoing.

Dated this        day of                         , 201  .

                [Signature page follows]

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SIGNATURE PAGE

TO

[SKYWAY/EASEMENT] ESTOPPEL

[COUNTERPARTY]

By:
Name:
Its:

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EXHIBIT O

Tenant Improvement Costs, Rent Abatements after Closing, and Other Charges

Tenant	Suite	Size*	Approx. Amount	Comments
RBC Capital Markets	700-2100	277,201 SF	$3,850,315	Tl allowance - use by date of 11/30/2014

RBC Capital Markets	900	19,797 SF	$47,925	Free rent gap for Jan 2013

Fish & Richardson PC	2300/3200-3400	68,039 SF	$680,390	Tl allowance - use by date of 7/31/2013

White Pine Capital	2530	5,651	$25,477	Free rent gap for Jan & Feb 2013

Martin Williams Inc.	2600-2900	79,183 SF	$1,172,254	Free rent gap for Jun-Nov 2013 and Jun-Nov 2014

Stifel Financial Corp.	3000	18,502 SF	$505,805	Tl allowance - use by date of 6/30/2015

Stifel Financial Corp.	3000	18,502 SF	$45,561	Free rent gap for Jul 2014

Imperial Capital	3720	4,152 SF	$20,760	Tl allowance - use by date of 4/30/2013

Prudential	3710	4,516 SF	$32,399	Free rent gap for Mar 2013 to May 2013

Prudential	3710	4,516 SF	$135,480	Tl allowance - $22,580 may be used as rent credit

Starquest Securities	3800-4000	43,307 SF	$1,947,081	Tl allowance - use by date of 12/31/2014

Total			$8,463,447

  *Remeasured size shown - amounts calculated on current size

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SCHEDULE 5.1

Due Diligence Materials

Asset Information

1.	All existing leases, lease files, most recent tenant financial statements in accordance with lease requirements, and landlord and tenant correspondence.

2.	All pending leases, lease proposals and letters of intent under negotiation between landlord and prospective tenants.

3.	Copies of all existing environmental reports, soils studies, engineering reports and other reports since 2004.

4.	All Contracts on Exhibit F.

5.	Copies of the most recent property tax bills.

6.	All existing plans, surveys, drawings and specifications.

7.	All licenses, permits and pending applications to governmental entities.

8.	Copies of all documents regarding litigation liens or threatened claims.

9.	All building and occupancy permits, including certificates of occupancy.

Financial Information

10.	2012 CAM adjustment and operating statement, to be delivered on or before January 4, 2012

11.	Copies evidencing tenant rent receipts, to be delivered on or before January 4, 2012

5.1-1